EXHIBIT 25.2(a)(2)

                               OPERATING AGREEMENT

                                       OF

                       YORK ENHANCED STRATEGIES FUND, LLC
                      A Delaware Limited Liability Company

                          Dated as of November 3, 2005

                               TABLE OF CONTENTS

                                                                            Page

SECTION 1.            DEFINED TERMS............................................1

SECTION 2.            LIMITED LIABILITY COMPANY FORMATION AND
                      IDENTIFICATION...........................................7

         2.1      Formation....................................................7
         2.2      Name and Place of Business...................................7
         2.3      Records of Members...........................................7
         2.4      Limited Liability Company....................................7
         2.5      Tax Treatment................................................8

SECTION 3.            PURPOSE, NATURE OF BUSINESS AND POWERS...................8

SECTION 4.            TERM.....................................................8

SECTION 5.            SHARES OF MEMBERSHIP INTEREST............................9

         5.1      Beneficial Interest..........................................9
         5.2      Classes and Series...........................................9
         5.3      Issuance of Shares...........................................9
         5.4      Rights of Members............................................9

SECTION 6.            REGISTERED OFFICE AND AGENT FOR SERVICE OF
                      PROCESS.................................................10

SECTION 7.            CAPITAL CONTRIBUTIONS...................................10

         7.1      Capital Contributions of Members............................10
         7.2      Contribution of the Special Member..........................14
         7.3      Withdrawal of Capital.......................................14

SECTION 8.            DISTRIBUTIONS...........................................14

         8.1      Distributions...............................................14


SECTION 9.            MANAGEMENT AND BOARD OF DIRECTORS.......................16

         9.1      Management Generally........................................16
         9.2      Board of Directors..........................................16
         9.3      Expenses of the Company.....................................19
         9.4      Members' Consent............................................20
         9.5      Exculpation.................................................20
         9.6      Indemnification; No Duty of Investigation; Reliance
                  on Experts..................................................21
         9.7      Director Limited Liability..................................23
         9.8      Certain Other Activities....................................23

SECTION 10.           MEMBERS.................................................24

         10.1     Identity, Contributions and Common Share Commitments........24

         10.2     No Management Power or Liability............................24
         10.3     Amendments..................................................24
         10.4     Merger, Consolidation or Sale of Assets.....................26
         10.5     List of Members.............................................26
         10.6     Limitations.................................................26
         10.7     Meetings....................................................27
         10.8     Action Without a Meeting....................................27
         10.9     Procedures..................................................27
         10.10    Voting......................................................28

SECTION 11.           ADMISSION OF ADDITIONAL MEMBERS; ASSIGNMENTS OR
                      TRANSFERS OF SHARES.....................................29

         11.1     Admission of Additional Members.............................29
         11.2     Assignments or Transfers of Shares..........................30
         11.3     Mandatory Transfers of Shares...............................31

SECTION 12.           POWER OF ATTORNEY.......................................32

         12.1     Appointment of Investment Manager...........................32
         12.2     Nature of Special Power.....................................33

SECTION 13.           BOOKS, RECORDS AND REPORTS..............................33

         13.1     Books.......................................................33
         13.2     Reports.....................................................34

SECTION 14.           VALUATION OF INTERESTS..................................35

SECTION 15.           BANK ACCOUNTS; CUSTODIAN................................35

         15.1     Bank Accounts Generally.....................................35
         15.2     Custodian...................................................36

SECTION 16.           DISSOLUTION AND TERMINATION OF THE COMPANY..............36

         16.1     Dissolution Generally.......................................36
         16.2     Continuation of Company.....................................36
         16.3     Events Causing Dissolution..................................36
         16.4     Distribution of Assets on Liquidation.......................37
         16.5     Liquidation Statement.......................................37
         16.6     Director's Liability Upon Dissolution or Removal............37
         16.7     Restriction on Liquidation..................................38

SECTION 17.           GENERAL PROVISIONS......................................38

         17.1     Notices and Distributions...................................38
         17.2     Survival of Rights..........................................38
         17.3     Construction................................................38
         17.4     Section Headings............................................39
         17.5     Agreement in Counterparts...................................39

         17.6     Governing Law...............................................39
         17.7     Additional Documents........................................39
         17.8     Severability................................................39
         17.9     Pronouns....................................................39
         17.10    Entire Agreement............................................40
         17.11    Arbitration.................................................40
         17.12    Waiver of Partition.........................................40
         17.13    Non-Petition Covenant.......................................40
         17.14    Filing......................................................40
Appendix A        Statement of Preferences of Series A-1 Floating Rate
                  Term Preferred Shares......................................A-1

Appendix B        Statement of Preferences of Series A-2 Preferred
                  Share......................................................B-1

Appendix C        Form of Notice of Transfer.................................C-1

Appendix D        Subscription Agreement.....................................D-1

Appendix E        Schedule of Members........................................E-1

                       YORK ENHANCED STRATEGIES FUND, LLC

                      A Delaware Limited Liability Company

                               OPERATING AGREEMENT

                  This Operating Agreement, dated as of November 3, 2005 (this "Agreement"), has been approved by the sole member of the Board of Directors of the Company and the sole Initial Member of the Company.

                  Upon the terms and subject to the conditions described below, the parties to this Agreement, which shall include all Persons becoming Members at any time, as a condition of becoming and for so long as they remain Members, agree as follows:

                                    SECTION 1.

                                  DEFINED TERMS

                  The terms set forth below shall have the indicated meanings.

                  "Advisers Act" means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder and applicable exemptions granted therefrom, as amended from time to time.

                  "Advisory Fee" means the Management Fee payable to the Investment Manager under the Investment Management Agreement.

                  "Affiliated Person" has the meaning set forth in the Investment Company Act.

                  "Aggregate Capital Contributions" means, with respect to any Member as of any date, the aggregate amount of all Capital Contributions made by such Member on or prior to such date.

                  "Agreement" or "Operating Agreement" means this Operating Agreement, as originally executed and as amended from time to time.

                  "Assets" means all cash, Cash Equivalents, securities, investments and other property and assets of any type of the Company.

                  "Base Rate" means, on any date, a variable rate per annum equal to the rate of interest published by The Wall Street Journal as the "prime rate" at large U.S. money center banks at such date.

                  "Board of Directors" means the board of directors of the Company.

                  "Business Day" means any day other than a Saturday, Sunday or any other day on which banks in New York, New York are required by law to be closed. All references to Business Day herein shall be based on the time in New York, New York.

                  "By-Laws" has the meaning set forth in Section 9.2(h).

                  "Capital Contribution" means a contribution to the Company in cash by a Member or by any predecessor holder of the Shares held by such Member.

                  "Cash Equivalents" has the meaning assigned to such term in the Indenture; provided that if the Indenture is terminated without replacement, such term shall have the meaning assigned to it in the relevant Statement of Preferences (or if the Statement of Preferences has been terminated, those provisions in effect on the date of such termination).

                  "Certificate" means the Certificate of Formation of the Company, filed with the Secretary of State on April 25, 2005, and any and all amendments thereto and restatements thereof filed with the Secretary of State.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                  "Commitment" means a Common Share Commitment or a Preferred Share Commitment.

                  "Common Member" means a Member holding Common Shares of the Company.

                  "Common Share Commitment" means an amount committed by a Common Member or prospective Common Member for investment in the Common Shares of the Company pursuant to (a) a Subscription Agreement or (b) an assumption by such Member of any Common Share Commitment of a Defaulting Member pursuant to
Section 7.1(d) or of a transferring Member.

                  "Common Shares" means the common Shares of membership interests of the Company having the rights and other terms set forth in this Agreement.

                  "Company" means York Enhanced Strategies Fund, LLC, a Delaware limited liability company.

                  "Consent Dividend" shall have the meaning assigned to such term in Section 8.1(g).

                  "Custodial Account" means one or more segregated trust accounts to be maintained pursuant to the requirements of the Investment Company Act and other applicable law to hold the Assets.

                  "Custodian" means an entity which maintains the Custodial Account.

                  "Defaulting Member" shall have the meaning assigned to such term in Section 7.1(d).

                  "Delaware Act" means the Delaware Limited Liability Company Act (6 Del.C. ss. 18-101, et seq.), as amended from time to time and any successor thereto.

                  "Director" means each director of the Company who at the time in question has been duly elected or appointed and has qualified as a director in accordance with the provisions hereof and is then in office.

                  "Disabling Conduct" shall have the meaning set forth in
Section 9.5.

                  "Disinterested Non-Party Directors" shall have the meaning set forth in Section 9.6(a).

                  "Distribution Restrictions" means, with respect to any intended or contemplated dividend, that none of the following shall have occurred and be continuing immediately prior to, or would occur immediately upon, the payment of such dividend: (i) a violation of any Over Collateralization Test (without giving effect to the grace period provided therefor) under the Indenture, (ii) a Default or Event of Default under the Indenture, (iii) a Default or Event of Default under the Insurance Agreement,
(iv) the violation of any restriction on the payment of dividends set forth in the Statement of Preferences for the Term Preferred Shares, (v) the failure of any representation or warranty made by the Company in any Transaction Document or the Insurance Agreement to be true and correct in all material respect, (vi) Company Equity being less than (A) Adjusted Contributed Company Capital or (B) in the case of Company Tax Distributions, Adjusted Contributed Company Capital minus $35,000,000 or (vii) a violation of any applicable asset coverage requirement under the Investment Company Act. Terms used in this definition and not defined herein shall have the meanings given to such terms in the Indenture.

                  "Drawdown Date" means each date that the Company draws down Common Share Commitments.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Fiscal Quarter" means a three calendar month period ending March 31, June 30, September 30 or December 31 of a Fiscal Year.

                  "Fiscal Year" means the Company's fiscal year, which shall end on each December 31 unless otherwise determined by the Board of Directors.

                  "Incapacity" or "Incapacitated" means, as to any Person, the bankruptcy, insolvency, death, disability, adjudication of incompetence or insanity, dissolution or termination, as the case may be, of such Person.

                  "Indemnified Person" shall have the meaning assigned to such term in Section 9.5.

                  "Indenture" means that certain Indenture, dated as of November 17, 2005, by and between the Company and JPMorgan Chase Bank, NA, a national banking association, as trustee, as such may be amended, modified or supplemented from time to time.

                  "Independent Director" means a Director that is not an Interested Person.

                  "Initial Drawdown Date" means the date on which the first Capital Contributions in respect of the Common Share Commitments are made with respect to the Common Shares.

                  "Initial Member" means York Enhanced Strategies Management, LLC, a New York limited liability company, in its capacity as Initial Member of the Company.

                  "Insurance Agreement" means the Insurance and Indemnity Agreement between the Company and Ambac Assurance Corporation in connection with the Preferred Shares Policy.

                  "Interested Person" has the meaning given to such term in the Investment Company Act.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder and applicable exemptions granted therefrom, as amended from time to time.

                  "Investment Management Agreement" means the Investment Management Agreement between the Company and the Investment Manager, dated on or about the Initial Drawdown Date, as such agreement may be amended, modified, revised or restated, from time to time, in accordance with the terms hereof and thereof, and any substantially similar agreement with a successor Investment Manager permitted by the terms hereof and thereof.

                  "Investment Manager" means York Enhanced Strategies Management, LLC, a New York limited liability company, in its capacity as investment manager to the Company, and any successor thereto selected in accordance with the Investment Management Agreement and the Investment Company Act.

                  "Investment Period" means the period commencing on the Initial Drawdown Date and ending on November 15, 2015.

                  "Manager Affiliate" shall have the meaning set forth in
Section 9.8.

                  "Member" means any Person that is admitted as a Common Member, Preferred Member or Special Member of the Company in accordance with the terms of this Agreement at the time of reference thereto.

                  "Net Asset Value" means the value of the Assets less the liabilities of the Company, calculated pursuant to Section 14 in accordance with generally accepted accounting principles and in compliance with the Investment Company Act.

                  "Notes" means the notes issued pursuant to the Indenture.

                  "Offering Memorandum" means the final Private Placement Memorandum, dated November 2, 2005, relating to the Common Shares, as amended or supplemented from time to time.

                  "Other Accounts" shall have the meaning set forth in Section 9.8.

                  "Person" means any human being, partnership, limited liability company, corporation, trust or other entity.

                  "Placement Agents" means, collectively, Morgan Stanley & Co. Incorporated, Morgan Stanley Dean Witter, Inc., Morgan Stanley & Co. International Limited and such other placement agents as may be designated by the Investment Manager and approved by the Board of Directors.

                  "Portfolio Company" means any Person that has issued any securities or incurred any obligations that are then owned, or that previously were owned, by the Company.

                  "Preferred Member" means a Member holding Preferred Shares of the Company.

                  "Preferred Share Commitment" means an amount committed by a Preferred Member or prospective Preferred Member for investment in the Term Preferred Shares of the Company pursuant to (a) a Subscription Agreement or (b) an assumption by such Member of any Preferred Share Commitment by a Defaulting Member pursuant to Section 7.1(d) or of a Transferring Member.

                  "Preferred Shares" means the preferred Shares of membership interests of the Company having the rights and other terms set forth in the Statement of Preferences for the applicable series thereof, including, without limitation, any Term Preferred Shares and any Series A-2 Preferred Share.

                  "Preferred Shares Policy" means the Ambac Assurance Corporation Financial Guaranty Insurance Policy.

                  "Qualified Investor" shall have the meaning set forth in
Section 7.1(a).

                  "Secretary of State" means the Secretary of State of the State of Delaware.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder and applicable exemptions granted therefrom, as amended from time to time.

                  "Shares" means the units of beneficial interest into which the membership interests of the Company shall be divided from time to time and includes fractions of Shares as well as whole Shares.

                  "Special Member" means York Enhanced Strategies Management, LLC, a New York limited liability company, in its capacity as the Special Member of the Company, or any successor thereto in accordance with this Agreement.

                  "Special Share" means the Series A-2 Preferred Share of the Company, the Statement of Preferences of which is attached hereto as Appendix B.

                  "Statement of Preferences" means any statement of preferences setting forth the rights and other terms of any Preferred Shares issued by the Company.

                  "Subscription Agreement" means each subscription agreement, any related supplemental subscription agreement and any Preferred Shares purchase agreement executed by any existing or prospective Member relating to such Member's investment in the Company.

                  "Subscription Period" means the period commencing on the Initial Drawdown Date and ending on or prior to June 30, 2007.

                  "Subsequent Drawdown Date" has the meaning assigned to such term in Section 7.1(b).

                  "Substituted Member" means any Person admitted as a Member pursuant to Section 11.2(b).

                  "Substituted Special Member" means any Person admitted as the Special Member pursuant to Section 11.2(b).

                  "Term Preferred Shares" means the Series A-1 Preferred Shares of the Company, the Statement of Preferences of which is attached hereto as Appendix A.

                  "Transaction Documents" has the meaning assigned to such term in the Indenture.

                  "Transfer" or "Transferred" means, with respect to any legal or beneficial interest in the Company, a direct or indirect sale, transfer, assignment, gift, pledge, hypothecation or other disposition or encumbrance of any nature of or on such interest, whether by operation of law or otherwise (including a transfer as a result of a merger or consolidation involving a Member where the Member is not the surviving Person or a sale of all or substantially all of a Member's assets).

                  "Transferee" means, with respect to any legal or beneficial interest in the Company, the Person to whom the Transferor of such interest desires to Transfer or has Transferred such interest.

                  "Transferor" means, with respect to any legal or beneficial interest in the Company, the Member or other Person desiring to Transfer such interest.

                  "Treasury Regulations" means the United States Treasury regulations promulgated under the Code.

                  "Unfunded Commitment" means, with respect to any Member as of any date, the amount of such Member's Commitment minus such Member's Aggregate Capital Contributions previously made.

                  "Valuation Date" means (i) the last Business Day of each Fiscal Quarter, (ii) a date selected by the Company within 48 hours prior to each issuance (exclusive of Sundays and holidays) of Common Shares by the Company, (iii) each distribution declaration date (after giving effect to the relevant declaration), (iv) the date on which the Company terminates, and (v) such other dates as determined by the Board of Directors, in accordance with the valuation policies and guidelines approved from time to time by the Board of Directors.

                                    SECTION 2.

             LIMITED LIABILITY COMPANY FORMATION AND IDENTIFICATION

         2.1      Formation

                  The Company has been formed as a limited liability company pursuant to the Delaware Act by the filing of the Certificate with the Secretary of State, Division of Corporations, in accordance with the Delaware Act on April 25, 2005. The Company is hereby continued under, and its business and affairs shall be conducted in accordance with, the Delaware Act, and this Agreement shall be governed by the laws of the State of Delaware. Upon its execution of this Agreement in its capacity as the Special Member, York Enhanced Strategies Management, LLC shall be admitted as the Special Member of the Company. Common Members shall be admitted as Members of the Company upon the Investment Manager's execution of this Agreement as the attorney-in-fact for such Common Members. Preferred Members shall be admitted as Members of the Company pursuant to the provisions of the applicable Statement of Preferences. In addition, any Member will be admitted as a Member of the Company upon the execution of a counterpart of this Agreement by such Member.

         2.2      Name and Place of Business

                  The name of the Company shall be "York Enhanced Strategies Fund, LLC" or such other name or names as may be selected by the Investment Manager from time to time with written notice given to the Members of such change, provided, however, that if York Enhanced Strategies Management, LLC, or any affiliate thereof, no longer serves as the Investment Manager, then the Company shall change its name so as to remove the word York within thirty (30) Business Days of such occurrence. The principal office of the Company shall initially be at the principal place of business of the Investment Manager at 767 Fifth Avenue, 17th Floor, New York, New York 10153, or other or additional places of business as may be selected from time to time by the Company.

         2.3      Records of Members

                  The addresses and schedules of capital accounts and other matters related to the Members shall be those set forth in the Company records. A Member may change its address by written notice to the Company, in care of the Investment Manager, at the address set forth in Section 2.2.

         2.4      Limited Liability Company

                  The Company has been formed as a limited liability company under and pursuant to the Delaware Act. The Board of Directors and the Members specifically intend and agree that the Company shall, for purposes of the Code and state tax laws, be classified as a regulated investment company and none of them shall make any election or take any other action that would cause their relationship under this Agreement to be excluded from the application of all or any part of Subchapter M of the Code (or any successor provisions). The Members specifically intend and agree that the Company shall not be a partnership (including, but not necessarily limited to, a limited partnership) or any other venture, but a limited liability company under and pursuant to the Delaware Act. No Member shall be construed to be a partner of the Company or a partner of any Member or other Person of the Company, and the Certificate, this Agreement and the relationships created thereby and arising therefrom shall not be construed to suggest otherwise. The Members hereby acknowledge and agree that the Investment Manager and any persons that may be appointed as such by the Board of Directors or the Investment Manager are "authorized persons" within the meaning of Section 18-204 of the Delaware Act.

         2.5      Tax Treatment

                  The Company will make both (1) the election to be treated as a corporation under Treasury Regulations Section 1.7701-3 and (2) the election to be treated as a regulated investment company under Section 851 of the Code. Each Member agrees to the making of such elections and that it will make no elections inconsistent therewith.

                                    SECTION 3.

                     PURPOSE, NATURE OF BUSINESS AND POWERS

                  (a) The purposes of the Company and the business to be carried on by it, subject to the limitations contained elsewhere in this Agreement, are to engage in any business lawful for a corporation or partnership formed under the laws of the State of Delaware, including to act as an investment company.

                  (b) The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes and business described herein and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers of a corporation or partnership organized under the laws of the State of Delaware.

                  (c) All property owned by the Company, real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member or Director, individually, shall have any ownership of such property.

                                    SECTION 4.

                                      TERM

                  The existence of the Company commenced on the date the Certificate was filed in the Office of the Secretary of State and shall continue in full force and effect until the end of the Investment Period, and for up to two one-year extensions if requested by the Investment Manager and approved by a majority of the outstanding Shares.

                                    SECTION 5.

                          SHARES OF MEMBERSHIP INTEREST

         5.1      Beneficial Interest

                  The interest of the Members in the Company hereunder shall be divided into an unlimited number of shares of membership interest, par value $0.01 per share. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Company (if any) therefor shall have been received by the Company.

         5.2      Classes and Series

                  The Directors shall have the authority, without the approval of any Members of the Company, to classify and reclassify issued and unissued Shares into one or more classes and one or more series of any or all of such classes, each of which classes and series thereof shall have such designations, powers, preferences, voting, conversion and other rights, limitations, qualifications and terms and conditions as the Directors shall determine from time to time with respect to each such class or series; provided, however, that no reclassification of any issued and outstanding Shares and no modifications of any of the designations, powers, preferences, voting, conversion or other rights, limitations, qualifications and terms and conditions of any issued and outstanding Shares may be made by the Directors without the affirmative vote of the Shares specified in Section 10.3 to the extent required thereby and the satisfaction of any conditions to such reclassification as set forth in the applicable Statement of Preferences.

         5.3      Issuance of Shares

                  The Directors, in their discretion, may from time to time without vote of the Members issue Shares of any class or any series of any such class to such Person or Persons and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Directors may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Directors may from time to time divide or combine the Shares of any class or any series of any such class into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and repurchases of Shares may be made in whole Shares and/or fractions as the Directors may determine.

         5.4      Rights of Members

                  The Shares shall be personal property giving only the rights in this Agreement specifically set forth. The ownership of the Assets of every description is vested in the Company. The right to conduct and supervise the conduct of the business of the Company is vested exclusively in the Directors (subject to the right of the Board of Directors to delegate all or any part of authority to any person or group of persons, including, without limitation, the Investment Manager), and the Members shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Company nor can they be called upon to share or assume any losses of the Company or suffer an assessment of any kind by virtue of their ownership of Shares. No Shares of any class or series shall entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as otherwise specified in this Agreement or as specified by the Directors in the designation or redesignation of any such class or series).

                                    SECTION 6.

               REGISTERED OFFICE AND AGENT FOR SERVICE OF PROCESS

                  The Corporation Trust Company is hereby designated, subject to change by the Investment Manager, in its sole and absolute discretion, as the registered office of the Company and as the agent upon whom process issued by authority of or under any law of the State of Delaware may be served.


                                    SECTION 7.

                              CAPITAL CONTRIBUTIONS

         7.1      Capital Contributions of Members

                  (a) Each prospective initial Common Member, to be admitted as a Member of the Company at the Initial Drawdown Date, must deliver to the Investment Manager a completed, executed Subscription Agreement, which must be satisfactory to the Company and the Investment Manager, and in which, among other things, such prospective Common Member represents that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act, a "qualified client" within the meaning under Rule 205-3 of the Advisers Act and a "qualified purchaser" under Section 2(a)(51)(A) of the Investment Company Act and the regulations promulgated thereunder (an accredited investor, qualified client and qualified purchaser, collectively a "Qualified Investor"). The minimum Common Share Commitment to which a Common Member may subscribe shall be $10,000,000; provided, however, that the Investment Manager may, in its sole and absolute discretion, waive this requirement. On the Initial Drawdown Date, each initial prospective Common Member shall contribute to the Company 50% of its Common Share Commitment or such other proportion as the Board of Directors shall have determined. On the date of issuance of each series of Preferred Shares, each Person who is admitted as a Member holding Preferred Shares of such series in accordance with the applicable Statement of Preferences shall, in connection therewith, contribute to the Company an amount in cash equal to the purchase price for such Preferred Shares.

                  (b) Subsequent to the Initial Drawdown Date, the Company will draw down Common Share Commitments on up to two additional Drawdown Dates (each, a "Subsequent Drawdown Date") during the Subscription Period. On each Subsequent Drawdown Date, the Company will issue Common Shares at Net Asset Value per Common Share as calculated within

48 hours (exclusive of Sundays and holidays) prior to issuance in an aggregate amount equal to the percentage of the Common Share Commitments drawn down.

                  (c) Unfunded Commitments may be called by the Company at any time during the Subscription Period in any amount on not less than 15 days prior written notice to the Members; provided, however, that (i) all Capital Contributions for Common Shares shall be on a pro rata basis in proportion to each Common Member's respective Unfunded Commitment, (ii) the aggregate amount of Capital Contributions required on each Subsequent Drawdown Date shall be at least 25% of the aggregate Common Share Commitments (or, with respect to the last Subsequent Drawdown Date, any amount left undrawn), and (iii) all calls for Capital Contributions shall be made so that they are required to be funded on or prior to the end of the Subscription Period.

                  (d) If any Member fails to be or remain a Qualified Investor or make full payment of any portion of its Share Commitment or any other payment required hereunder when due (collectively, a "Defaulting Member"), the Company shall give such Defaulting Member written notice of its failure to be a Qualified Investor or default in payment and in the event such failure or default shall continue beyond the tenth calendar day following such notice, the Company may, in its sole discretion, take any one or more of the following actions:

                           (i) The Company may assist the Defaulting Member in finding a buyer for the Defaulting Member's Shares which buyer will assume the Defaulting Member's obligations hereunder, subject to the restrictions on transfer contained in Section 11.2 (in which case such Person shall, as a condition of purchasing such Shares, become a party to this Agreement and assume such Defaulting Member's obligation to make both defaulted and future Capital Contributions).

                           (ii) The Company may pursue and enforce all rights and remedies the Company may have against the Defaulting Member, including a lawsuit to collect the overdue amount, if applicable, with interest calculated thereon at a rate equal to the Base Rate plus six percent (6%) per annum or, if greater, the annualized rate of total return per Common Share over the prior four fiscal quarters (or since commencement of operations if less than four fiscal quarters) (but not in excess of the highest rate per annum permitted by applicable law).

                           (iii) The Company may offer a Defaulting Member's Common Shares to the Common Members (other than any Defaulting Member), which offer shall be made pro rata in accordance with the non-defaulting Members' respective Common Share Commitments, at a discount to the Net Asset Value of such Common Shares. The purchase price for such Common Shares will be determined in the sole discretion of a majority of the Independent Directors; provided, however, that such Defaulting Member shall receive not less than 66 2/3% of the most recently determined Net Asset Value of such Common Shares. If a non-defaulting Member elects not to purchase all of the Common Shares offered to it, such unpurchased Common Shares shall be reoffered pro rata to the non-defaulting Members who have purchased all of the Common Shares offered to them until either all of such Common Shares are acquired or no non-defaulting Member wishes to make a further investment. At the closing of such purchase (on a date and at a place designated by the Company), each purchasing Member shall, as payment in full for the Defaulting Member's Common Shares being purchased, (A) deliver a non-interest bearing, non-recourse promissory note (in a form approved by the Company) payable upon the earlier to occur of ten years after delivery of the note or liquidation of the Company, secured only by the Defaulting Member's Common Shares being purchased by such Member (excluding the portion of such Common Shares represented by contributions made by such purchaser with respect to such Common Shares), payable to the Defaulting Member in an amount equal to the purchase price of the portion of the Defaulting Member's Common Shares being purchased by such Member, and (B) assume the portion of the Defaulting Member's obligation to make both defaulted and future Capital Contributions and other payments pursuant to its Common Share Commitment and this Agreement which are commensurate with the portion of the Defaulting Member's Common Shares being purchased by such Member. Upon the closing of such purchase, each purchasing Member shall make a Capital Contribution in an aggregate amount equal to that portion of the assumed Common Share Commitment representing the defaulted Common Share Commitment, if any, of the Defaulting Member, and the balance of the assumed Common Share Commitment shall be added to such purchasing Member's Common Share Commitment for all purposes under this Agreement. The Company shall specify the procedures for making and accepting the offers contemplated by this subparagraph and shall, in its discretion, set time limits for acceptance. All Capital Contributions made by the purchasing Members shall be "Capital Contributions" made under this Agreement and Common Shares shall be issued to such Members accordingly. If all of the Defaulting Member's Common Shares are not purchased pursuant to the immediately preceding provisions, the Company may offer any remaining Common Shares to any other Person on the same terms as originally offered to the Members pursuant to such provisions, subject to the restrictions on transfer contained in Section 11.2 (in which case such Person shall, as a condition of purchasing such Common Shares, become a Member party to this Agreement and assume such Defaulting Member's obligation to make both defaulted and future Capital Contributions) or take any other action in relation to such remaining Common Shares as may be permitted pursuant to any other subparagraphs of this Section 7.1(d).

                           (iv) The Company may repurchase, retire and cancel such Defaulting Member's Shares at a discount to the Net Asset Value of such Shares. The consideration to be paid to such Defaulting Member upon any repurchase, retirement or cancellation of such Shares will be determined in the sole discretion of a majority of the Independent Directors; provided, however, that such Defaulting Member shall receive not less than 66 2/3% of the Net Asset Value of such Shares.

                           (v) The Company may offer to the Common Members (other than such Defaulting Member) for assumption by the non-defaulting Members such Defaulting Member's Common Share Commitment to make its Capital Contribution which was not made ("Defaulted Commitment"), which offer shall be made pro rata in accordance with the non-defaulting Members' respective Common Shares. If a non-defaulting Member elects not to assume the entire portion of the Defaulted

         Commitment offered to it, such unassumed Defaulted Commitment shall be reoffered pro rata to the non-defaulting Members who have elected to assume the entire portion of the Defaulted Commitment offered to them until either all of such Defaulted Commitment is assumed or no non-defaulting Member wishes to make a further assumption of the Defaulted Commitment. At the closing of such offer (on a date and at a place designated by the Company), each assuming Member shall make a Capital Contribution in an amount equal to that portion of the Defaulted Commitment assumed by it in accordance with the provisions of this subparagraph which is then due or past due. The Investment Manager shall specify the procedures for making and accepting the offers contemplated by this subparagraph and shall, in its discretion, set time limits for acceptance. If the entire Defaulted Commitment is not assumed pursuant to the preceding provisions, the Company may offer to any other Person for assumption any remaining portion of the Defaulted Commitment, subject to the restrictions on transfer contained in
         Section 11.2 (in which case such third party or parties shall become a party to this Agreement). All Capital Contributions made by the non-defaulting Members and other Persons pursuant to this subparagraph
         (v) shall be "Capital Contributions" made under this Agreement, and the Common Shares of each of such Members and other Persons shall be adjusted accordingly. Such Defaulting Member's Common Share Commitment shall be reduced by the aggregate amount of Defaulted Commitment, if any, assumed by the non-defaulting Members and such other Persons and for which payments have been actually received by the Company.

                           (vi) The Company may reduce (effective on the date of the default) the Defaulting Member's Common Share Commitment (to the extent it has not been assumed by another Member or Person) to the amount of Capital Contributions actually made by such Defaulting Member (net of distributions pursuant to Section 8.1), and the aggregate Common Share Commitment of such Defaulting Member shall be commensurately reduced; provided, however, that the Common Share Commitments of the non-defaulting Members shall not be reduced.

                           (vii) If the Defaulting Member is an entity formed for the purpose of investing in the Company and such Defaulting Member has failed to make any portion of a Capital Contribution when required and such failure is caused by the failure of one or more of such Defaulting Member's investors to either (i) make an equity contribution or (ii) deliver payment in exchange for any notes issued to such investor, to such Defaulting Member, the Company may, in its sole discretion, apply the provisions of this Section 7.1(d) to such Defaulting Member's Common Shares and/or Common Share Commitments on a pro rata basis to appropriately reflect the effect of the failure of such Defaulting Member's defaulting equity investors in a manner which is equitable to such Defaulting Member's non-defaulting equity investors.

                  (e) No consent of any Member shall be required as a condition precedent to any transfer, assignment, assumption or other disposition of a Defaulting Member's Common Shares or Common Share Commitment, as the case may be, pursuant to Section 7.1(d). If all of the Defaulting Member's Common Shares and its Common Share Commitments are purchased in the manner set forth in
Section 7.1(d), such Defaulting Member shall cease to be a Common Member in the Company and shall cease to have the power to exercise any rights or powers of a Common Member.

         7.2      Contribution of the Special Member

                  The Special Member shall receive the Special Share in exchange for its contribution of $1,000.00 on the Initial Drawdown Date. The Special Share shall have the designations, powers, preferences, voting and other rights, limitations, qualifications and terms and conditions set forth in the Statement of Preferences therefor attached hereto as Appendix B.

         7.3      Withdrawal of Capital

                  No Member shall have any right to withdraw from the Company except in connection with the admission of one or more Transferees of all of such Member's Shares in the Company. No Member shall have any right to require the Company to repurchase or redeem all or any portion of its Shares except as provided in or pursuant to any Statement of Preferences. Further, no Common Member shall have any right to withdraw its Common Share Commitment.

                                    SECTION 8.

                                  DISTRIBUTIONS

         8.1      Distributions

                  (a) The Company shall from time to time distribute among the Shares (or one or more classes or series thereof) such portion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Company as the Directors may deem proper or as may otherwise be determined pursuant to this Agreement or the Statement of Preferences therefor, which need not be ratable with respect to distributions in respect of Shares of any other class or series thereof of the Company, but must be ratable within each class or series of Shares. The Preferred Shares shall not be entitled to receive, and the Directors shall be prohibited from declaring or distributing in respect of any of the Preferred Shares, any amount in excess of the distributions specified for such Preferred Shares in the applicable Statement of Preferences therefor. Such distributions may be made in cash or property (including without limitation any type of obligations of the Company or any assets thereof) or any combination thereof.

                  (b) Distributions may be made to the holders of record of the Shares entitled to such distribution at the time such distribution is declared or at such later date as shall be determined by the Company prior to the date of payment.

                  (c) The Directors may always retain from any source such amount as they may deem necessary to pay the debts or expenses of the Company or to meet obligations of the Company, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business of the Company.

                  (d) Any distribution by the Company pursuant to the terms of this Section 8.1 or Section 16 to the Person shown on the Company's records as a Member or to its legal representatives, or to the assignee of the right to receive such distributions as provided in Section 11, shall relieve the Company, the Directors and the Investment Manager of all liability to any other Person who may be interested in such distribution by reason of any Transfer of any interest in any of such Member's Shares (including a Transfer thereof by operation of law or by reason of death, incompetence, bankruptcy or liquidation of such Member, as the case may be).

                  (e) Notwithstanding any provision to the contrary contained in this Agreement, neither the Company, the Directors nor the Investment Manager on behalf of the Company shall make any distribution to a Member on account of its Shares if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.

                  (f) Notwithstanding any other provision of this Agreement, the Company may set aside reasonable reserves for anticipated liabilities, obligations or commitments of the Company which it determines to be reasonably necessary or desirable, in its sole judgment.

                  (g) The Company intends to pay dividends to the Members in each taxable year equal to at least ninety percent (90%) of each of (i) the Company's investment company taxable income (as determined for purposes of Section 852 of the Code) and (ii) the amount described in Section 852(a)(1)(B) of the Code, but it may be prevented from so doing by Distribution Restrictions. Each Common Member agrees, within ten (10) calendar days following the receipt of each written request from the Company, in the event that Distribution Restrictions shall prevent the Company from making distributions to the Common Members such that its deduction for dividends paid during the taxable year does not equal at least ninety percent (90%) of each of (i) and (ii) in the previous sentence, to execute and deliver to the Company, or an agent of the Company specified by the Company, with respect to any such taxable year, a consent in accordance with Section 565 of the Code and the Treasury Regulations promulgated thereunder, and any successor provision, in the manner specified by the Company, including, without limitation, a Form 972, to treat the amount specified by the Company in such request as a dividend (the "Consent Dividend") for United States federal income tax purposes for the taxable year indicated by the Company.

                  (h) In the case that a Common Member reasonably believes that there may be a withholding tax imposed on a Consent Dividend under the laws of the United States or any political subdivision thereof, upon the written request of such Common Member given to the Company within five (5) Business Days of the written request by the Company for the Consent Dividend forms and documentation described in Section 8.1(g) hereof, such Common Member shall not be required to execute or deliver such Consent Dividend forms unless the Company has delivered to such Common Member a certificate signed by an authorized officer of the Company stating that the Company has sufficient funds available for required withholding tax and shall make such payments; provided that such Common Member shall execute and deliver to the Company such Consent Dividend forms and documentation within five (5) Business Days of the receipt of such certificate.

                  (i) If it is determined by the Board of Directors that the requisite consents for a Consent Dividend have not been obtained from the Common Members, after taking such actions, if any, as the Board of Directors deems appropriate to enforce the provisions of Section 8.1(g) hereof, but a dividend payment or distribution would otherwise be required to be made on the Common Shares in order to preserve the U.S. federal income tax status of the Company as a regulated investment company or to avoid the imposition of the excise tax under Section 4982 of the Code, such payment or distribution shall be distributed for the benefit of the Common

Members and deposited into one or more escrow accounts. If any amounts deposited in the escrow accounts are paid over to the secured creditors of the Company, the Common Members will have an unsecured, recourse claim against the Company for any such amounts paid to such senior secured creditors. For United States federal, state and local tax purposes, each Common Member agrees to treat its share of any amount so deposited as a dividend received by such Common Member at the time of such deposit.

                                    SECTION 9.

                        MANAGEMENT AND BOARD OF DIRECTORS

         9.1      Management Generally

                  (a) Subject to the voting rights of the Shares, the management of the Company shall be vested exclusively in the Board of Directors, which shall have all of the power and authority of, and each Director, for the purposes of the Delaware Act, is hereby named, a "manager" of the Company within the meaning of the Delaware Act, including the authority to appoint officers and to authorize Persons to act on behalf of the Company and engage third parties to provide services to the Company and to perform any permissible activity and is further authorized to delegate such power and authority to such officers or authorized Persons as it determines to be appropriate, subject to the requirements of the Investment Company Act. The Board of Directors may designate one or more committees each of which shall have all or such lesser portion of the power and authority of the entire Board of Directors as the Directors shall determine from time to time, except to the extent that action by the entire Board of Directors or particular Directors is required by the Investment Company Act.

                  (b) Except as expressly set forth herein, the Members, in their capacity as such, shall have no part in the management of the Company, and shall have no authority or right to act on behalf of the Company in connection with any matter. Employees, officers, authorized Persons and agents of the Company shall have authority to act on behalf and in the name of the Company to the extent authorized by the Board of Directors or pursuant to authority granted by it. It is contemplated that the Board of Directors will delegate substantially all of its power and authority with respect to the operations of the Company to the Investment Manager and other authorized Persons.

         9.2      Board of Directors

                  (a) Subject to the terms of each Statement of Preferences, the Indenture and the provisions of the Investment Company Act, the number of Directors shall be such number, not less than four, as shall be approved from time to time by a majority of Directors then in office. No reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of his or her term. An individual nominated as a Director shall be at least 21 years of age and shall not be under legal disability due to mental impairment. Directors need not own Shares and may succeed themselves in office. The names and addresses of the Directors shall be set forth in the records of the Company.

                  (b) The initial Director shall be Jeffrey A. Weber. The initial Director shall fill any initial vacancies in the Board of Directors by appointing individuals having the qualifications described in this Agreement.

                  (c) Any Director may resign as a Director (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date provided in such instrument. Subject to the Investment Company Act, the Indenture and the rights of the Preferred Shares with respect to the election of Directors, any Director may be removed (provided that the aggregate number of Directors after such removal shall not be less than the minimum number required pursuant to Section 9.2(a) hereof) for cause at any time by the act of a majority of the remaining Directors, specifying the date when such removal shall become effective.

                  (d) The term of office of a Director shall terminate and a vacancy shall occur in the event of the removal, resignation, incompetence or other incapacity to perform the duties of the office, or death, of a Director. Subject to the Investment Company Act, the Indenture and the rights of the Preferred Shares with respect to the election of Directors, whenever a vacancy in the Board of Directors shall occur, the remaining Directors may fill such vacancy by appointing an individual having the qualifications described in this Agreement by a written instrument signed or adopted by a majority of the Directors then in office or by election of the holders of Shares, or may leave such vacancy unfilled, or may reduce the number of Directors (provided that the aggregate number of Directors after such removal shall not be less than the minimum number specified in Section 9.2(a) hereof). Any vacancy created by an increase in Directors may be filled by the appointment of an individual having the qualifications described in this Agreement by a majority of the Directors then in office or by election of the holders of Shares. No vacancy shall operate to annul this Agreement or to revoke any existing agency created pursuant to the terms of this Agreement. Whenever a vacancy in the number of Directors shall occur, until such vacancy is filled as provided herein, the Directors in office, regardless of their number, shall have all the powers granted to the Directors and shall discharge all the duties imposed upon the Directors by this Agreement.

                  (e) Meetings of the Directors shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any two Directors. Regular meetings of the Directors may be held without call or notice at a time and place fixed by resolution of the Directors. Notice of any other meeting shall be mailed via overnight courier not less than 48 hours before the meeting or otherwise actually delivered orally or in writing not less than 24 hours before the meeting, but may be waived in writing by any Director either before or after such meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Directors may act with or without a meeting. A quorum for all meetings of the Directors shall be one-third of the Directors then in office. Unless provided otherwise in this Agreement, any action of the Directors may be taken at a meeting by vote of a majority of the Directors present (a quorum being present) or without a meeting by written consent of a majority of the Directors or such other proportion as shall be specified herein for action at a meeting at which all Directors then in office are present.

                           (i) Any committee of the Directors may act with or without a meeting. A quorum for all meetings of any such committee shall be one-third of the members thereof. Unless provided otherwise in this Agreement, any action of any such committee may be taken at a meeting by vote of a majority of the members of such committee present (a quorum being present) or without a meeting by written consent of a majority of the members of such committee or such other proportion as shall be specified herein for action at a meeting at which all committee members are present.

                           (ii) With respect to actions of the Directors and any committee of the Directors, Directors who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the Investment Company Act.

                           (iii) All or any one or more Directors may participate in a meeting of the Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting except as otherwise provided by the Investment Company Act.

                           (iv) The Directors may, but shall not be required to, elect a Chairman of the Board of Directors, who shall not, in his or her capacity as such, be an officer of the Company and who shall serve at the pleasure of the Board of Directors. Any Chairman of the Board of Directors elected by the Directors need not be an Independent Director, unless otherwise required by applicable law.

                  (f) The Directors shall elect a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer and any other authorized persons who shall serve at the pleasure of the Board of Directors or until their successors are elected. The Directors may elect or appoint or may authorize the Chairman, if any, or Chief Executive Officer to appoint such other officers or agents or other authorized persons with such other titles and powers as the Board of Directors may deem to be advisable. Any Chairman shall, and the Chief Executive Officer, President, Secretary and Chief Financial Officer may, but need not, be a Director.

                  (g) The Directors and officers shall owe to the Company and the holders of Shares the same fiduciary duties as owed by directors and officers of corporations to such corporations and their stockholders under the Delaware General Corporation Law. Directors elected by the holders of any class or series of the Company's securities shall have no special duties to the holders of such class or series of securities. The Directors shall have exclusive and absolute control over the Assets and over the business of the Company to the same extent as if the Directors were the sole owners of the property and business in their own right, but with such powers of delegation as may be permitted by this Agreement. The Directors shall have power to engage in any activity not prohibited by Delaware law. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. The Directors may perform such acts as in their sole discretion are proper for conducting the business of the Company. The powers of the Directors may be exercised without order of or resort to any court. No Director shall be obligated to give any bond or other security for the performance of any of his duties or powers hereunder.

                  (h) The Board of Directors may adopt and from time to time amend or repeal By-Laws ("By-Laws") for the conduct of the business of the Company. Such By-Laws shall be binding on the Company and the Members unless inconsistent with the provisions of this Agreement. The Members shall not have authority to adopt, amend or repeal By-Laws.

                  (i) Any determination as to what is in the interests of the Company made by the Directors in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Directors.

                  (j) The Directors shall have the power, without any amendment to this Agreement or any Statement of Preferences adopted hereunder, to impose restrictions on the activities of Members with respect to the Company or any Portfolio Company. Such restrictions and limitations shall be binding upon all Members.

         9.3      Expenses of the Company

                  (a) The Company shall have power to incur and pay out of the Assets or income of the Company any expenses necessary or appropriate to carry out any of the purposes of this Agreement and the business of the Company. The Directors may pay themselves such compensation as they in good faith may deem reasonable and may be reimbursed for expenses reasonably incurred by themselves on behalf of the Company.

                  (b) The Company shall pay all, and shall reimburse the Placement Agents, the Investment Manager and their respective Affiliates for any costs and expenses that, in the good faith judgment of the Board of Directors, are incurred in the organization, offering, capitalization, operation or administration of the Company and any Investments, including, without limitation, the Advisory Fee and other costs and expenses specified herein or in the Investment Management Agreement to be paid by the Company; fees of the Placement Agents and any other placement agents; organizational and offering fees and expenses relating to the Common Shares, the Term Preferred Shares, and the Notes and enhancing or assuring the credit quality thereof; fees and expenses relating to short-term investments of cash and investments in Portfolio Companies including the structuring, negotiation, acquisition, syndication, holding, restructuring, recapitalization, management and disposition thereof or relating to proposed portfolio investments which are not consummated; marketing and travel expenses; dividends on the Preferred Shares (including the Special Share); due diligence and negotiation expenses; research expenses; reasonable premiums for insurance protecting the Company, the Investment Manager, any of their respective Affiliates and any of their respective employees and agents; insurance, including periodic premiums and certain fees payable under the insurance policy for the benefit of the holders of the Term Preferred Shares; fees and expenses of custodians, administrators, transfer and distribution agents, trustees and collateral agents; brokerage fees and commissions; dealer spreads; legal fees and expenses of the Company and the Investment Manager incurred in connection with matters relating to or for the Company, including costs and expenses incurred in connection with any actual or threatened litigation, and any judgments or settlements paid in connection with litigation, involving the Company, a Portfolio Company or a

Person entitled to indemnification from the Company; indemnification fees and expenses; compliance expenses; accounting expenses; auditing expenses; proxy expenses, costs and expenses of filings and registrations; rating agency fees and expenses; appraisal expenses; expenses relating to organizing companies through or in which investments in Portfolio Companies will be made; expenses incurred in maintaining the places of business of the Company; costs and expenses of preparing and maintaining the books and records of the Company and entities through which it invests; costs and expenses that are classified as extraordinary expenses under generally accepted accounting principles; taxes or other governmental charges payable by the Company; interest; expenses (including legal fees and expenses) incurred in connection with the bankruptcy or reorganization of any Portfolio Company; costs of communications to the Members, creditors and regulatory authorities; costs of responding to regulatory inquiries and reporting to regulatory authorities; costs of Member meetings and the solicitation of Member consents; costs incurred in valuing assets; costs of winding up and liquidating the Company; expenses incurred in connection with a Member that defaults in respect of a Capital Contribution or any payment due to the Company; and interest, distributions and fees under the Indenture, other indebtedness incurred by the Company and the Shares.

                  (c) The Company shall pay all legal, tax, accounting and other expenses (including organizational expenses) incurred in connection with the Indenture, the Preferred Shares and the formation of the Company and related entities, and all fees payable to the Placement Agents in connection with, among other things, subscriptions for the Shares and to any other agents, lenders, arrangers or other Persons in connection with the Indenture and the placement and sale of the Preferred Shares.

         9.4      Members' Consent

                  To the fullest extent permitted by law, each Member hereby consents to the exercise by the Board of Directors and the Investment Manager of the powers conferred on them by this Agreement and the Investment Management Agreement.

         9.5      Exculpation

                  Except as otherwise required by law, no Member shall be subject in such capacity to any personal liability whatsoever to any Person in connection with the Assets or the acts, obligations or affairs of the Company. Members shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the general corporation law of the State of Delaware. Except as otherwise required by law, the Directors and the officers of the Company (each an "Indemnified Person," and collectively, the "Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to the Company, any Member or any other Person for any loss, liability, damage, settlement, cost, or other expense (including reasonable attorneys' fees) incurred by reason of any act or omission or any alleged act or omission performed or omitted by such Indemnified Person (other than solely in such Indemnified Person's capacity as a Member, if applicable) in connection with the establishment, management or operations of the Company or the management of the Assets (including in connection with serving on any creditors' committee or board of directors for any Portfolio Company ), except that an Indemnified Person shall be liable to the Company or any

Member, as the case may be, if such act or failure to act arises out of the bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duty to the Company or such Member, as the case may be (such conduct, "Disabling Conduct"). Subject to the foregoing, all such Persons shall look solely to the Assets (including, without limitation, the Unfunded Commitments) for satisfaction of claims of any nature arising in connection with the affairs of the Company. If any Indemnified Person is made a party to any claim, action, arbitration, suit or proceeding (each, a "Claim") to enforce any such liability, subject to the foregoing exception in the case of Disabling Conduct, such Indemnified Person shall not, on account thereof, be held to any personal liability. Nothing contained herein shall restrict the Company in any way from exculpating the Investment Manager, the Placement Agent and their respective Affiliated Persons or any distributor of Shares, officer, director, member, manager, employee, stockholder, assigns, representative or agent of any such Person from liability or indemnifying any of such Persons as the Company may agree in writing with such Persons.

         9.6      Indemnification; No Duty of Investigation; Reliance on Experts

                  (a) To the fullest extent permitted by applicable law, each of the Indemnified Persons shall be held harmless and indemnified by the Company (out of the Assets (including, without limitation, the Unfunded Commitments) and not out of the separate assets of any Member) against any damages, loss, liabilities, costs and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and attorney's and accountant's fees and expenses reasonably incurred by such Indemnified Person in connection with the defense or disposition of any Claim, whether civil or criminal, before any court or administrative or investigative body in which such Indemnified Person may be or may have been involved as a party or otherwise or with which such Indemnified Person may be or may have been threatened, while acting in such Person's capacity as an Indemnified Person, except with respect to any matter as to which such Indemnified Person shall not have acted in good faith in the reasonable belief that such Person's action was in the best interest of the Company or, in the case of any criminal proceeding, as to which such Indemnified Person shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that an Indemnified Person shall only be indemnified hereunder if such Indemnified Person's activities do not constitute Disabling Conduct. The Indemnified Person shall not be indemnified hereunder if such Indemnified Person's activities constitute Disabling Conduct and there has been (a) a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification was brought that such Indemnified Person is not entitled to indemnification, or (b) in the absence of such a decision, (1) by a majority vote of a quorum of those Directors who are not "interested persons" (as defined in Section 2(a)(19) of the Investment Company Act) of the Indemnified Person, that the Indemnified Person is not entitled to indemnification (the "Disinterested Non-Party Directors"), or (2) if such quorum is not obtainable (or even if obtainable, if such majority so directs), upon receipt by the Company of a written opinion of independent legal counsel that concludes that the Indemnified Person should not be entitled to indemnification. Notwithstanding the foregoing, with respect to any Claim voluntarily prosecuted by any Indemnified Person as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnified Person was authorized by a majority of the Directors. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (b) below.

                  (b) The Company shall make advance payments in connection with the expenses of defending any Claim with respect to which indemnification might be sought hereunder if the Company receives a written affirmation by the Indemnified Person of the Indemnified Person's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Company if a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification is subsequently brought determines that such Indemnified Person is not entitled to indemnification. In addition, at least one of the following conditions must be met: (1) the Indemnified Person shall provide adequate security for his undertaking, (2) the Company shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the Disinterested Non-Party Directors, or if a majority vote of such quorum so directs, independent legal counsel in a written opinion, shall have concluded, based on a review of readily available facts, that there is substantial reason to believe that the Indemnified Person ultimately will be found entitled to indemnification.

                  (c) The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which he may be lawfully entitled.

                  (d) Notwithstanding the foregoing, subject to any limitations provided by the Investment Company Act and this Agreement, the Company shall have the power and authority to indemnify Persons and provide for the advance payment of expenses to Directors, officers, employees, agents and other persons providing services to the Company or serving in any capacity at the request of the Company to the fullest extent permitted by law as if the Company were a corporation organized under the Delaware General Corporation Law provided that such indemnification has been approved by a majority of the Directors or, with respect to agreements to which the Investment Manager is not a party, by the Investment Manager.

                  (e) No purchaser, lender, transfer agent or other person dealing with the Directors or with any officer, employee or agent of the Company shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Directors or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Directors or of such officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share and other security of the Company, and every other act or thing whatsoever executed in connection with the Company shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Directors under this Agreement or in their capacity as officers, employees or agents of the Company. The Company may maintain insurance for the protection of the Assets, its Members, Directors, officers, employees or agents in such amounts as the Directors shall deem adequate to cover possible liability, and such other insurance as the Directors in their sole judgment shall deem advisable or is required by the Investment Company Act.

                  (f) Each Indemnified Person shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel, or upon reports made to the Company by any of the Company's officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Directors, officers or employees of the Company, regardless of whether such counsel or other person may also be a Director.

         9.7      Director Limited Liability

                  Except as otherwise provided by law, the Directors shall not be obligated personally for any debt, obligation or liability of the Company solely by reason of being a Director or manager of the Company, and the debt, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company.

         9.8      Certain Other Activities

                  The Investment Manager and its Affiliated Persons, employees and associates (collectively, the "Manager Affiliates") may manage funds and accounts other than the Assets ("Other Accounts") that invest in assets eligible for purchase by the Company. Subject to the requirements of the Investment Company Act and the Advisers Act, the Manager Affiliates are in no way prohibited from spending, and may spend, substantial business time in connection with other businesses or activities, including, but not limited to, managing Other Accounts, managing investments, advising or managing entities whose investment objectives are the same as or overlap with those of the Company, participating in actual or potential investments of the Company or any Member, providing consulting, merger and acquisition, structuring or financial advisory services, including with respect to actual, contemplated or potential investments of the Company, or acting as a director, officer, manager, member or creditors' committee member of, or adviser to, or participant in, any corporation, company, limited liability company, trust or other Person. Subject to the requirements of the Investment Company Act and the Advisers Act, the Manager Affiliates are in no way prohibited from receiving, and may receive, fees or other compensation from third parties for any of these activities, which fees will be for their own account and not for the account of the Company. Such fees may relate to actual, contemplated or potential investments of the Company and may be payable by entities in which the Company directly or indirectly has invested or contemplates investing. Neither the Company nor any Member shall, by virtue of this Agreement, have any right, title or interest in or to the businesses or activities permitted by this Section 9.8 or in or to any fees or consideration derived therefrom. Allocation of investments or opportunities among the Company and Other Accounts will be made as described in the Offering Memorandum or as otherwise approved by the Board of Directors in accordance with the Investment Company Act and the Advisers Act, except to the extent permitted by any exemptive order obtained from the U.S. Securities and Exchange Commission.

                                    SECTION 10.

                                     MEMBERS

         10.1     Identity, Contributions and Common Share Commitments

                  The names and addresses of the Members, the Shares owned by each Member and the Capital Contributions, Common Share Commitments and Unfunded Commitments of each will be set forth in the Company's records.

         10.2     No Management Power or Liability

                  Subject to the requirements of the Investment Company Act, except as otherwise provided herein, the Members as such shall have no right or power to, and shall not, take part in the management of or transact any business for the Company, including but not limited to, any acts or decisions relating to investment activities of the Company, and shall have no power to sign for or bind the Company. Except as otherwise required by law, no Member, in its capacity as such, shall be personally liable for any debt, loss, obligation or liability of the Company in excess of its Unfunded Commitment (if applicable). Except to the extent expressly provided in the preceding sentence, the Company shall indemnify and hold harmless each Member (in its capacity as such) in the event such Member becomes liable for any debt, loss, obligation or liability of the Company unless such Member has engaged in fraud, willful misconduct, gross negligence or criminal conduct constituting a felony with respect to such debt, loss, obligation or liability.

         10.3     Amendments

                  (a) If a vote of the holders of Shares is required by applicable law or this Agreement to amend this Agreement, or if the Directors determine to submit an amendment to a vote of the holders of Shares, then, other than with respect to Sections of this Agreement where a different affirmative vote is specifically required, this Agreement may be amended, after a majority of the Directors then in office have approved a resolution therefor, by the affirmative vote set forth in Section 10.10. Section 10.10 may only be amended, after a majority of Directors then in office have approved a resolution therefor, by the affirmative vote of the holders of not less than 75% of the affected Shares then outstanding. Notwithstanding the foregoing, without the unanimous approval of all of the Members affected thereby, no such amendment may:

                           (i) require any Common Member to make Capital Contributions in excess of its Common Share Commitment, require any Member that is not a Common Member to make additional Capital Contributions in excess of its contractual commitment or otherwise increase the liability of any Member hereunder; or

                           (ii)     adversely affect distributions to such
         Member; or

                           (iii)    modify this Section 10.3(a).

                  (b) Subject to the requirements of the Investment Company Act and other applicable law, notwithstanding the foregoing provisions of this
Section 10.3, the Board of Directors may amend this Agreement, without the consent of any Member:

                           (i) to change the name of the Company or any class or series of Shares;

                           (ii) to make any change that does not adversely affect the relative rights or preferences of any class or series of Shares;

                           (iii)    to conform this Agreement to the
         requirements of the Investment Company Act or any other applicable law;

                           (iv) in connection with qualifying the Company as a limited liability company under the laws of any state;

                           (v) to prevent any material and adverse effect to any Member or the Company arising from the application of legal restrictions to any Member, the Investment Manager or the Company, subject to the requirement that the Members not be materially and adversely affected;

                           (vi) to maintain the Company's status as a regulated investment company under the code or secure any tax benefit relating to such status;

                           (vii) to prevent the Company's assets from being deemed "plan assets" under ERISA or Section 4975 of the Code with respect to any holder of the Company's securities that is an employee benefit plan investor subject to Title I of ERISA and/or a benefit plan investor within the meaning of U.S. Department of Labor Regulation
         Section 2510.3-101(f)(2), subject to the requirement that the Members not be materially and adversely affected.

                           (viii) to make any change that is necessary or desirable to cure any ambiguity or inconsistency, subject to the requirement that the Members not be materially and adversely affected; or

                           (ix) to make any other changes similar to the foregoing, subject to the requirement that the Members not be materially and adversely affected.

provided that the Board of Directors shall not be liable for failing to do so. Prior to entering into any amendment pursuant to this Section 10.3(b), the Board of Directors shall notify the Members in writing of the material terms of such amendment. The Board of Directors may reflect in its records changes made in the composition of the Members and their respective Capital Contributions and Shares in accordance with the provisions of this Agreement without the consent of the Members.

                  (c) After any amendment to this Agreement becomes effective, the Company shall send to the Members a copy of such amendment.

                  (d) Nothing contained in this Agreement shall permit the amendment of this Agreement to impair the exemption from personal liability of the Members, Directors, officers, employees and agents of the Company and their respective Affiliates, to permit assessments upon Members in excess of their Unfunded Commitments or to permit the Company to be converted at any time from a "closed-end investment company" to an "open-end investment company" as those terms are defined by the Investment Company Act or a company obligated to repurchase shares under Rule 23c-3 of the Investment Company Act.

                  (e) An amendment duly adopted by the requisite vote of the Board of Directors and, if required, Members as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Directors or Members, as the case may be. A certification signed by a majority of the Directors or the Secretary setting forth an amendment and reciting that it was duly adopted by the Directors and, if required, Members as aforesaid, or a copy of the Agreement, as amended, and executed by a majority of the Directors or the Secretary, shall be conclusive evidence of such amendment when lodged among the records of the Company or at such other time designated by the Directors.

                  (f) Notwithstanding any other provision hereof, until such time as Shares are issued and outstanding, this Agreement may be terminated or amended in any respect by the affirmative vote of a majority of the Directors or by an instrument signed by a majority of the Directors then in office.

                  (g) Notwithstanding anything to the contrary contained herein, no holder of Shares of any class or series, other than to the extent expressly determined by the Directors with respect to Shares qualifying as preferred stock pursuant to Section 18(a) of the Investment Company Act, shall have any right to require the Company or any person controlled by the Company to purchase any of such holder's Shares.

         10.4     Merger, Consolidation or Sale of Assets

                  Subject to the provisions of the Investment Company Act and other applicable law, the Company may merge or consolidate with any other entity, or sell, lease or exchange all or substantially all of the Assets upon approval by two-thirds of the Directors then in office and the affirmative vote of not less than 67% of the outstanding Shares.

         10.5     List of Members

                  Upon reasonable demand for any purpose reasonably related to the Member's interest as a Member of the Company, a list of the names and addresses of all Members (to the extent known to the Company) shall be made available to any Member or its representative for inspection and, at the Member's cost, copying upon written request and at reasonable times.

         10.6     Limitations

                  No Member shall have the right or power to (i) bring an action for partition against the Company; (ii) cause the termination or dissolution of the Company, except as expressly set forth in this Agreement; or (iii) demand property other than cash with respect to any distribution. For the avoidance of doubt, Members shall not have the power provided for in

Section 18-801(a)(3) of the Delaware Act, and the Company may only be dissolved pursuant to the terms of this Agreement. Except to the extent required for a Delaware corporation, the Members shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Company or the Members.

         10.7     Meetings.

                  (a) Subject to the provisions of Section 9.2, the Company may, but shall not be required to, hold annual meetings of the holders of any class or series of Shares following the initial meeting of the Directors. An annual or special meeting of Members may be called at any time only by the Directors or by Members in accordance with the requirements of the Investment Company Act. Any meeting of Members shall be held within or without the State of Delaware on such day and at such time as the Directors shall designate.

                  (b) Notice of all meetings of Members, stating the time, place and purposes of the meeting, shall be given by the Directors by mail to each Member of record entitled to vote thereat at its registered address, mailed at least 10 days before the meeting or otherwise in compliance with applicable law. Except with respect to an annual meeting, at which any business required by the Investment Company Act may be conducted, only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than 130 days after the record date. For the purposes of determining the Members who are entitled to notice of and to vote at any meeting the Directors may, without closing the transfer books, fix a date not more than 100 days prior to the date of such meeting of Members as a record date for the determination of the Persons to be treated as Members of record for such purposes.

         10.8     Action Without a Meeting

                  Any action that may be taken at a meeting of the Members may be taken without a meeting if a consent in writing setting forth the action to be taken is signed by Members owning not less than the minimum percentage of the Shares of the Members that would be necessary to authorize or take such action at a meeting at which all the Members were present and voted, and notice of the action taken is provided to each Member. Any such written consent must be filed with the records of the meetings of the Members.

         10.9     Procedures

                  A Member shall be entitled to cast votes: (i) at a meeting, in person, by written proxy or by a signed writing directing the manner in which its vote is to be cast, which writing must be received by the Company at or prior to the commencement of the meeting, or (ii) without a meeting, by a signed writing directing the manner in which its vote is to be cast, which writing must be received by the Company at or prior to the time and date on which the votes are to be counted. Except as otherwise herein specifically provided, all procedural matters relating to the holding of meetings of Members or taking action by written consent, whether noticed or solicited by the Company or others, including, without limitation, matters relating to the date for the meeting or the counting of votes by written consent, the time period during which written consents may be solicited, minimum or maximum notice periods, record dates, proxy requirements and rules relating to the conduct of meetings or the tabulation of votes, shall be as reasonably established by the Directors. To the extent not otherwise provided by the Board of Directors pursuant to Section
10.10 or otherwise, the laws of the State of Delaware pertaining to the validity and use of proxies regarding the shares of business corporations shall govern the validity and use of proxies given by Members.

         10.10    Voting

                  (a) Members shall have no power to vote on any matter except matters on which a vote of Shares is required by or pursuant to the Investment Company Act, a Statement of Preferences, this Agreement, the By-Laws or any resolution of the Directors. Any matter required to be submitted for approval of any of the Shares and affecting one or more classes or series shall require approval by the required vote of Shares of the affected class or classes and series voting together as a single class and, if such matter affects one or more classes or series thereof differently from one or more other classes or series thereof or from one or more series of the same class, approval by the required vote of Shares of such other class or classes or series or series voting as a separate class shall be required in order to be approved with respect to such other class or classes or series or series; provided, however, that except to the extent required by the Investment Company Act, the Indenture or any Statement of Preferences, there shall be no separate class votes on the election or removal of Directors or the selection of auditors for the Company. Members of a particular class or series thereof shall not be entitled to vote on any matter that affects the rights or interests of only one or more other classes or series of such other class or classes or only one or more other series of the same class. There shall be no cumulative voting in the election or removal of Directors.

                  (b) The holders of one-third of the outstanding Shares of the Company on the record date present in person or by proxy shall constitute a quorum at any meeting of the holders for purposes of conducting business on which a vote of all Members of the Company is being taken. The holders of one-third of the outstanding Shares of a class or classes on the record date present in person or by proxy shall constitute a quorum at any meeting of the holders of such class or classes for purposes of conducting business on which a vote of holders of such class or classes is being taken. The holders of one-third of the outstanding Shares of a series or multiple series on the record date present in person or by proxy shall constitute a quorum at any meeting of the holders of such series or multiple series for purposes of conducting business on which a vote of holders of such series or multiple series is being taken. Shares underlying a proxy as to which a broker or other intermediary states its absence of authority to vote with respect to one or more matters shall be treated as present for purposes of establishing a quorum for taking action on any such matter only to the extent so determined by the Directors at or prior to the meeting of holders of Shares at which such matter is to be considered and shall not be treated as present for purposes of voting or any other purpose except as determined by the Directors.

                  (c) Subject to any provision of the Investment Company Act, any Statement of Preferences or this Agreement specifying or requiring a greater or lesser vote requirement for the transaction of any matter of business at any meeting of Members or, in the absence of any such provision of the Investment Company Act, any Statement of Preferences or this Agreement, subject to any provision of the By-Laws or resolution of the Directors specifying or requiring a greater or lesser vote requirement, the affirmative vote of (i) a plurality (or if provided by the By-Laws, a majority) of the Shares present in person or represented by proxy and entitled to vote for the election of any Director or Directors shall be the act of such Members with respect to the election of such Director or Directors, (ii) a majority of the outstanding Shares, or (iii) where a separate vote of one or more classes or series is required on any matter, the affirmative vote of a majority of the outstanding Shares of such class or classes or series or series shall be the act of the Members of such class or classes or series or multiple series, as the case may be, with respect to such matter. A majority of outstanding Shares means the lesser of (A) 67% or more of such Shares present at a meeting if the Holders of more than 50% of such Shares are present in person or represented by proxy and entitled to vote on such matter or (B) more than 50% of such Shares who vote on such matter.

                  (d) At any meeting of Members, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Company as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Directors, proxies may be solicited in the name of one or more Directors or one or more of the officers or employees of the Company. Only Members of record shall be entitled to vote. Each full Share shall be entitled to one vote and each fractional Share shall be entitled to a vote equal to its fraction of a full Share. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be given by or on behalf of a Member of record on the record date for a meeting shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. The Directors shall have the authority to make and modify from time to time regulations regarding the validity of proxies. In addition to signed proxies, such regulations may authorize facsimile, telephonic, Internet and other methods of appointing a proxy that are subject to such supervision by or under the direction of the Directors as the Directors shall determine.

                                    SECTION 11.

                        ADMISSION OF ADDITIONAL MEMBERS;
                       ASSIGNMENTS OR TRANSFERS OF SHARES

         11.1     Admission of Additional Members

                  No additional Members will be admitted after the Initial Drawdown Date, except as provided in Sections 7.1 and 11.2.

         11.2     Assignments or Transfers of Shares

                  (a) In no event shall all or any part of a Member's Preferred Shares be Transferred, and any purported Transfer shall be void and shall not be recognized by the Company, unless all of the conditions set forth in the applicable Statement of Preferences or Subscription Agreement with respect thereto have been satisfied. In no event shall all or any part of a Member's Common Shares or Common Share Commitments be Transferred, and any such purported Transfer shall be void and shall not be recognized by the Company or the Members, unless all of the following conditions are satisfied:

                           (i) The Transferor, if requested by the Company in its sole and absolute discretion, has delivered to the Company an opinion of counsel reasonably acceptable to the Company that such Transfer would not violate the Securities Act or any state blue sky laws (including any investor suitability standards);

                           (ii) The Transferor has demonstrated to the reasonable satisfaction of the Company that the Transferee is a Qualified Investor and that such transfer would not result in the breach of any agreement to which the Company is a party or by which it or any of the Assets is bound;

                           (iii) The Company has received a notice of Transfer signed by both the Transferor and Transferee, such notice to be substantially in the form of Appendix C attached hereto (or such other document specified in the applicable Statement of Preferences); and

                           (iv) the Company consents in writing to such Transfer (which consent may be withheld in the Company's discretion).

                  (b) Provided the foregoing conditions are met, the Transferee may become a Substituted Member or a Substituted Special Member if and only if, with respect to Preferred Shares, any requirements set forth in the relevant Statement of Preferences are satisfied and, with respect to Common Shares, each of the following conditions is satisfied:

                           (i) The Company has consented in writing to the substitution (which consent may be withheld in the Company's discretion with respect to any Transfer of Commitments and may not be unreasonably withheld with respect to any Transfer of Common Shares;

                           (ii) The Transferor and Transferee execute, acknowledge and deliver such instruments as the Company deems necessary, appropriate or desirable to effect such substitution, including the written acceptance and adoption by the Transferee of this Agreement and the execution, acknowledgment and delivery to the Company of a power of attorney, the substance of which shall be consistent with
         Section 12; and

                           (iii) The Transferee agrees to bear all of the Company's expenses and costs incurred in connection with the Transfer and substitution, including legal fees and filing fees.

                  Upon the satisfaction of the conditions set forth in this
Section 11.2(b), the Company shall record on the books and records of the Company the Substituted Member as a Member, or the Substituted Special Member as the Special Member, of the Company.

                  (c) A Transferee, legal representative or successor in interest of a Member shall be subject to all of the restrictions upon a Member provided in this Agreement.

                  (d) A Transferee of Shares or Commitments who desires to make a further Transfer shall be subject to all of the provisions of this
Section 11 to the same extent and in the same manner as a Member making the initial Transfer.

                  (e) Notwithstanding anything to the contrary in this Agreement, the Company may elect (in the Company's sole discretion) to treat a Transferee who has not become a Substituted Member as a Member or the Substituted Special Member as the Special Member in the place of the Transferor should it determine such treatment to be in the best interests of the Company.

                  (f) Upon the Incapacity of an individual Member, such Member's personal representative or other successor in interest shall have such rights as the Incapacitated Member possessed to constitute a successor as a Transferee of its Shares or Commitment and to join with such Transferee in making application to substitute such Transferee as a Member, all as provided in Sections 11.2(a) and (b).

                  (g) Upon the Incapacity of a Member other than an individual, the authorized representative of such entity shall have such rights as such entity possessed to constitute a successor as a Transferee of its Shares or Commitment and to join with such Transferee in making application to substitute such Transferee as a Member, all as provided in Sections 11.2(a) and
(b).

                  (h) The Transfer to a Person who acquires Shares or Commitments but is not admitted to the Company as a Substituted Member or Substituted Special Member pursuant to Section 11.2(b) shall be void and shall not be recorded on the books of the Company and such Person shall have no right to any information or accounting of the affairs of the Company and shall not have any voting or other rights of a Member under this Agreement or relevant Statement of Preferences. A Substituted Member or Substituted Special Member shall succeed to all the rights and be subject to all the obligations of the Transferor Member in respect of the Shares or Commitment as to which it was substituted.

         11.3     Mandatory Transfers of Shares

                  (a) The Company may, in its sole discretion, upon five Business Days' notice cause any Member to effect the mandatory transfer of all or a portion of the Shares held by such Member to any Qualified Investor selected by the Company at a price determined in accordance with Section 7 hereof in order that (i) the Assets will not be deemed to be "plan assets" for purposes of ERISA and (ii) each of the Company and the Investment Manager will be in compliance with all laws, regulations and guidelines applicable to them, and the relevant Member will be obligated to take all necessary steps and sign all necessary documents to effect such transfer in accordance with this Agreement.

                  (b) Any amount payable to a Member in connection with a Transfer of Shares under Section 11.3 shall be paid to such Member at such time as the Investment Manager reasonably determines. If all Shares held by such Member are Transferred, such person shall cease to be a Member and shall cease to have the power to exercise any rights of a Member.

                                    SECTION 12.

                                POWER OF ATTORNEY

         12.1     Appointment of Investment Manager

                  Each Member, by becoming a Member, makes, constitutes and appoints the Investment Manager as its true and lawful attorney-in-fact, in its name, place and stead, with full power to do any of the following:

                  (a) Execute on its behalf, file and record this Agreement and all amendments to this Agreement made and otherwise approved in accordance with Section 10.3 or otherwise made in accordance with the terms of this Agreement;

                  (b) Prepare, execute on its behalf, verify, file and record amendments to this Agreement made in accordance with the terms of this Agreement or to the books and records of the Company reflecting (i) a change of the name or location of the principal place of business of the Company, (ii) a change of the name or address of any Member, (iii) the addition of Members,
(iv) the disposal by a Member of its Shares or Common Share Commitment in any manner, (v) a Person becoming or ceasing to be a Member of the Company, (vi) the exercise by any Person of any right or rights hereunder, (vii) the correction of typographical or similar errors, (viii) any amendments made in accordance with
Section 10.3, and (ix) any amendment and restatement of this Agreement reflecting such amendments;

                  (c) Prepare, execute on its behalf and record any amendments to the Certificate that the Investment Manager may deem advisable or necessary;

                  (d) Prepare, execute on its behalf, file and record any other agreements, certificates, instruments and other documents required to continue the Company, to admit Substituted Members or a Substituted Special Member, to liquidate and dissolve the Company in accordance with Section 16, to comply with applicable law, and to carry out the purposes of clauses (a) and (b) above, to the extent consistent with this Agreement; and

                  (e) Take any further action that the Investment Manager shall consider advisable in connection with the exercise of the authority granted in this Section 12.1.

         12.2     Nature of Special Power

                  The power of attorney granted under this Section 12 is a special power of attorney coupled with an interest, is irrevocable and may be exercised by the Investment Manager by listing all of the Members executing any agreement, certificate, instrument or document with a single signature of such attorney-in-fact acting as attorney-in-fact for all of them. The power of attorney shall survive and not be affected by the Incapacity of a Member and shall survive and not be affected by the Transfer by a Member of the whole or a portion of its Shares or Common Share Commitment, as the case may be, except where the Transfer is of all of the Shares or Common Share Commitment and the Transferee thereof with the consent of the Company is admitted as a Substituted Member or Substituted Special Member; provided, however, that this power of attorney shall survive such Transfer for the sole purpose of enabling any such attorney-in-fact to effect such substitution. This power of attorney does not supersede any part of this Agreement, nor is it to be used to deprive any Member of its rights hereunder. It is intended only to facilitate the execution of documents and the carrying out of other procedural or ministerial functions.

                                    SECTION 13.

                           BOOKS, RECORDS AND REPORTS

         13.1     Books

                  (a) The Company shall maintain books and records required by law for the Company at its principal office, which shall be in the United States, and each Member shall have the right to inspect, examine and copy such books and records at reasonable times and upon reasonable notice to the extent required by the Investment Company Act or the Delaware Act relating to trusts or as authorized by the Directors or their delegate. All such books and records may be in electronic format, including the register of Members and all capital account and accounting records. Upon the request of a Member, the Company shall promptly deliver to the requesting Member, at the expense of the Company, a copy of any information which the Company is required by law to so provide in paper or electronic format. Notwithstanding the foregoing inspection rights or any other provision of this Section 13, the Company shall be entitled to keep confidential from the Members certain information as and to the extent permitted by Section 18-305(c) of the Delaware Act and the Investment Company Act.

                  (b) A register shall be kept at the Company or any transfer agent duly appointed by or under the direction of the Directors which shall contain the names and addresses of the Members and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class and each series of each class. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class and series and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Members. No Member shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Directors as shall keep the register for entry thereon. Except as otherwise provided in any Statement of

Preferences, it is not contemplated that certificates will be issued for the Shares; however, the Company may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.

                  (c) The Company shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares.

                  (d) Shares transferable pursuant to Section 11 of this Agreement shall be transferable on the records of the Company only by the record holder thereof or by its agent duly authorized in writing, upon delivery to the Company or a transfer agent of the Company of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Company. Until such record is made, the Member of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Company nor the Directors nor any transfer agent or registrar nor any officer, employee or agent of the Company shall be affected by any notice of the proposed transfer.

                  Any person becoming entitled to any Shares in consequence of the death, bankruptcy or incompetence of any Member, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Directors or a transfer agent of the Company, but until such record is made, the Member of record shall be deemed to be the holder of such for all purposes hereof, and neither the Directors nor any transfer agent or registrar nor any officer or agent of the Company shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

         13.2     Reports

                  (a) The Company shall prepare and send to Members to the extent and in the form required by the Investment Company Act and other applicable law, a report of operations containing financial statements of the Company prepared in conformity with generally accepted accounting principles and applicable law and a schedule setting forth the investments of the Company. Common Members shall receive quarterly reports of operations. To the extent any securities of the Company are listed on the Official List of the Irish Stock Exchange, the report of operations shall also contain (i) details of the most recent Net Asset Value, and (ii) notice of any breach of the investment restrictions to which the Company would then be subject pursuant to the listing rules of the Irish Stock Exchange to the extent any such breach continues beyond a three-month period from the date of identification of any such breach, including any recommendations proposed by the Company to remedy such breach. Members shall receive quarterly reports of operations.

                  (b) Within 60 days after the end of each Fiscal Year, the Company shall communicate in writing to each Member (i) such information as is necessary to complete such

Member's United States federal and state income tax or information returns and (ii) annual financial statements audited by an accounting firm of national reputation.

                  (c) Further, the Directors may, in their sole and absolute discretion, cause to be prepared (i) such reports or other information as may be necessary with respect to any Member's qualification for the benefit of any income tax treaty or provision of law reducing or eliminating any withholding or other tax or governmental charge with respect to any Assets and
(ii) such other reports and financial statements of the Company as the Directors deem appropriate for informing the Members about the operations of the Company.

                  The Company shall promptly distribute to the Members notice of the occurrence of any Default or Event of Default (as defined in the Indenture) under the Indenture.

                  (d) To the extent that the Company has access thereto and in recognition of the various Members' obligations to comply with certain regulatory requirements, the Company will also provide to each Member, with reasonable promptness, such other data and information concerning the Company or Company activities in response to a request by any applicable governmental or regulatory agency as from time to time a Member may reasonably request. If the Company is bound by confidentiality obligations with respect to any information so requested, then the Company shall not be obligated to provide such information. A Member shall, at the request of the Company, enter into a confidentiality agreement relating to any such confidential information.

                                    SECTION 14.

                             VALUATION OF INTERESTS.

                  The value of the Assets of the Company, the amount of liabilities of the Company, the Net Asset Value, and the Net Asset Value of each outstanding Common Share of the Company shall be determined on each Valuation Date in accordance with generally accepted accounting principles and the Investment Company Act. The method of determination of Net Asset Value shall be determined by or under the supervision of the Board of Directors. The making of Net Asset Value determinations and calculations may be delegated by the Board of Directors.

                                    SECTION 15.

                            BANK ACCOUNTS; CUSTODIAN

         15.1     Bank Accounts Generally

                  Subject to the requirements of the Investment Company Act, all funds received by the Company may be deposited in one or more Custodial Accounts in the name of the Company at the Custodian. Subject to Section 15.2, disbursements therefrom may be made by the Company in conformity with the purposes of this Agreement and the requirements of the Investment Company Act. The Company may designate from time to time those Persons authorized to execute checks and other items on the Company bank accounts. The funds of the Company shall not be commingled with the funds of any other Person.

         15.2     Custodian

                  (a) The Company shall appoint one or more Custodians to hold the Assets of the Company in one or more separately identified Custodial Accounts or multiparty arrangements in accordance with the Investment Management Agreement, the Indenture, any Statement of Preferences, the Custodial Agreement and the Pledge Agreement (each as defined in the Indenture to the extent not defined herein) and in compliance with the requirements of the Investment Company Act and other applicable law. The Custodian shall at all times be responsible for the physical custody of the Assets of the Company and for the collection of interest, dividends and other income attributable to the Assets of the Company. The Company will direct the Custodian to accept settlement instructions issued by the Investment Manager and authorized Persons.

                  (b) Nothing contained in this Agreement or the Investment Management Agreement shall be construed to authorize or require the Board of Directors or the Investment Manager to take or receive physical possession of any Asset of the Company or to take any action in violation of law, it being understood that the Custodian shall solely be responsible for the safekeeping of the Assets and the consummation of all such purchases, sales and deliveries of the Assets in accordance with this Agreement the Investment Management Agreement, the Indenture, any Statement of Preferences, the Custodial Agreement and the Pledge Agreement and in compliance with the requirements of the Investment Company Act and other applicable law.

                                    SECTION 16.

                   DISSOLUTION AND TERMINATION OF THE COMPANY

         16.1     Dissolution Generally

                  Except as expressly provided in this Agreement, no Member shall have the right to cause any dissolution of the Company before the expiration of its term.

         16.2     Continuation of Company

                  The Company shall not be dissolved or terminated by the Incapacity of any Member, the Transfer by any Member of its Shares or Common Share Commitment or the admission of a new or substituted Director or Member, and the existence and business of the Company shall be continued notwithstanding the occurrence of any such event.

         16.3     Events Causing Dissolution

                  Subject to the restriction on liquidation set forth in Section 16.7, the Company may be dissolved prior to the time set forth in Article 4 after two-thirds of the Directors then in office have approved a resolution therefor, upon approval by Shares having at least 75% of the votes of all of the Shares outstanding on the record date for such meeting, voting as a single class except to the extent required by the Investment Company Act.

         16.4     Distribution of Assets on Liquidation

                  (a) In liquidating the Company, the Company will make distributions in cash, in kind, or partly in cash and partly in kind as the Investment Manager, under the supervision of the Board of Directors, may, in its sole discretion, determine; provided, however, that any distribution made partly in cash and partly in kind shall be pro rata among the Members in proportion to their interests to the extent reasonably practicable and if not reasonably practicable, in such non-pro rata manner as is determined by the Investment Manager, under the supervision of the Board of Directors, to be fair and equitable; provided, further, that the Investment Manager will use reasonable efforts to make all distributions in kind, if any, in the form of freely tradable securities. The Investment Manager need not distribute all of the Assets at once, but may make partial distributions and shall not be required to redeem the Preferred Shares prior to making any liquidating distribution in respect of the Common Shares so long as the Company has set aside liquid assets in excess of liabilities sufficient to pay the liquidation preference and all accumulated and unpaid distributions of the Preferred Shares.

                  (b) In connection with the liquidation of the Company, the Assets (after paying or otherwise providing for the claims of creditors of the Company, including without limitation, holders of the Notes, the Advisory Fees, claims by the Board of Directors, the Investment Manager or their respective Affiliated Persons for expenses of the Company paid by any of them, any other liabilities of the Company and reasonable reserves for any anticipated or contingent liabilities or obligations and all accumulated and unpaid distributions on Preferred Shares) shall be distributed to the Members in accordance with Section 8.1.

         16.5     Liquidation Statement

(a) Upon compliance by the Company with all applicable requirements for dissolution, the Members shall cease to be such and the Company shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Company or other appropriate documents evidencing its dissolution and winding up.

(b) Notwithstanding anything to the contrary contained herein, if the Board of Directors has been removed and the Company has been dissolved, any Member or other Person appointed by the Members may act as liquidating trustee for the Company during the winding up period, and receive reasonable compensation for such activity, all as approved by the Members holding Shares that represent a majority of the outstanding Shares (which in this case shall exclude any Shares held by the Investment Manager).

         16.6     Director's Liability Upon Dissolution or Removal

                  None of the Directors shall be personally liable for the return of all or any part of the contributions of the Members to the Company or for any other distributions to be made by the Company. Any such return or distributions shall be made solely from the Assets.

         16.7     Restriction on Liquidation

                  Notwithstanding anything to the contrary contained herein, for so long as any Term Preferred Shares and the Special Share are outstanding and insured by Ambac Assurance Corporation under the Preferred Shares Policy, the Company shall not liquidate prior to November 15, 2015, unless all shares of the Term Preferred Shares and the Special Share have been redeemed in full.


                                    SECTION 17.

                               GENERAL PROVISIONS

         17.1     Notices and Distributions

                  Except as otherwise provided herein, any notice, distribution, offer or other communication which may be given to any Member in connection with the Company or this Agreement shall be duly given if reduced to writing and:

                  (a) if to any Member, when personally delivered, or if sent by mail, postage prepaid, overnight courier or facsimile transmission, when actually received at the last address furnished by such Member pursuant to
Section 2.3 for notice purposes at the time of such mailing, overnight courier or facsimile transmission; and

                  (b) if to the Company or the Board of Directors, sent to 767 Fifth Avenue, 17th Floor, New York, New York 10153, Attention: Adam J. Semler with a copy to the Investment Manager, 767 Fifth Avenue, 17th Floor, New York, New York 10153, Attention: Adam J. Semler, personally delivered or if sent by mail, overnight courier or facsimile transmission when actually received at the address of the Company or the Board of Directors, respectively, set forth above or at such other address as the Company or the Board of Directors, respectively, may then have specified pursuant to the terms of this Agreement.

                  All distributions to the Members shall be made by wire transfer to the accounts specified by the Members, which accounts may be changed from time to time by written notice to the Company.

         17.2     Survival of Rights

                  This Agreement shall be binding upon and inure to the benefit of the Members and the Company and their respective heirs, legatees, legal representatives, permitted successors, permitted Transferees and permitted assigns, in all cases whether by the laws of descent and distribution, merger, consolidation, sale of assets, operation of law, or otherwise.

         17.3     Construction

                  The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any Person.

         17.4     Section Headings

                  The captions of the sections in this Agreement are for convenience only and shall not be used in construing or interpreting this Agreement.

         17.5     Agreement in Counterparts

                  This Agreement and any amendments hereto may be executed and delivered by facsimile and in multiple counterparts, each of which shall be deemed an original agreement and all of which shall constitute one and the same agreement, notwithstanding the fact that all Members are not signatories to the original or the same counterpart.

         17.6     Governing Law

                  This Agreement has been executed by or on authority of a majority of the Directors and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of Delaware, and reference shall be specifically made to the general corporation law of the State of Delaware as to the construction of matters not specifically covered herein or as to which an ambiguity exists, although such law shall not be viewed as limiting the powers otherwise granted to the Directors hereunder and any ambiguity shall be viewed in favor of such powers.

         17.7     Additional Documents

                  Each Member, upon the request of the Company, agrees to perform all further acts and execute, acknowledge and deliver all further documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement, including but not limited to, acknowledging before a Notary Public any signature heretofore or hereafter made by a Member.

         17.8     Severability

                  Should any portion or provision of this Agreement be declared illegal, invalid or unenforceable in any jurisdiction, then such portion or provision shall be deemed to be severable from this Agreement to the extent practicable while preserving the economic intention of the parties and, in any event, such illegality, invalidity or unenforceability shall not affect the remainder hereof.

         17.9     Pronouns

                  All pronouns and defined terms and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Persons referred to may require.

         17.10    Entire Agreement

                  This Agreement, the Statement of Preferences adopted pursuant hereto and the Subscription Agreements executed and delivered by the Members (i) constitute the entire Agreement of the Members with respect to the Company and
(ii) supersede all prior or contemporaneous written or oral agreements, understandings or negotiations with respect to the Company. The parties hereto acknowledge that the ability of the Members and of the Company to take certain of the actions contemplated hereby may be limited by the terms of the Indenture and the Statement of Preferences to the extent provided therein.

         17.11    Arbitration

                  To the extent permitted by law, any dispute relating to this Agreement or the Company which cannot be amicably resolved among the parties to such dispute shall be resolved by binding arbitration conducted in New York, New York in accordance with the rules of the American Arbitration Association then prevailing, and the decisions of the arbitrators shall be final and binding on all the parties. The costs of the arbitration (other than fees and expenses of counsel, which shall be the responsibility of the parties retaining such counsel) shall be allocated among the parties as determined by the arbitrator.

         17.12    Waiver of Partition

                  Each Member hereby irrevocably waives and forfeits any and all rights that it may have, whether arising under contract or statute or by operation of law, to maintain an action for partition of the Company or any of the Assets.

         17.13    Non-Petition Covenant

                  Each Member hereby agrees not to cause the filing of a petition in bankruptcy against the Company for any reason until at least 367 days (or, if longer, the preference period then in effect under applicable federal and state law) after the termination of the Indenture (without any replacement thereof).

         17.14    Filing

                  This Agreement and any amendment (including any supplement) hereto shall be filed in such places as may be required or as the Company deem appropriate. Each amendment shall be accompanied by a certificate signed and acknowledged by an authorized Person stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Company's minute book, be conclusive evidence of all amendments contained therein. A restated Agreement, containing the original Agreement as amended by all amendments theretofore made, may be executed from time to time by an authorized Person and shall, upon insertion in the Company's minute book, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Agreement and the various amendments thereto.

         IN WITNESS WHEREOF, the Secretary of the Company has hereunto set his hands as of the date first written above.

                                   THE SPECIAL MEMBER:

                                   YORK ENHANCED STRATEGIES
                                   MANAGEMENT, LLC


                                   By: ________________________________
                                       Name:
                                       Title:

                                      COMMON MEMBERS:

                                      Those Persons subscribing for
                                      Common Shares and admitted as
                                      Members by the Investment Manager:

                                   By:  York Enhanced Strategies Management, LLC

                                   By: ________________________________
                                       Name:
                                       Title:

                                  APPENDIX A

   Statement of Preferences of Series A-1 Floating Rate Term Preferred Shares

                                                                EXECUTION COPY




                       YORK ENHANCED STRATEGIES FUND, LLC
                           STATEMENT OF PREFERENCES OF

                 SERIES A-1 FLOATING RATE TERM PREFERRED SHARES

                               TABLE OF CONTENTS

                                                                          Page
PART I

      1.    Number of Authorized Shares; Restrictions on Issuance............7

      2.    Dividends........................................................8

      3.    Voting Rights...................................................10

      4.    Investment Company Act Preferred Shares Asset Coverage..........15

      5.    Restrictions on Dividends and Other Distributions...............15

      6.    Rating Agency Restrictions......................................17

      7.    Redemption......................................................17

      8.    Liquidation Rights..............................................21

      9.    Over-Collateralization Test Maintenance.........................23

      10.   Miscellaneous...................................................24

PART II     25

      1.    Transfer of Preferred Shares....................................25

      2.    Global Certificate..............................................25

      3.    Force Majeure...................................................27

      4.    Preferred Member of the Fund....................................28

      YORK ENHANCED STRATEGIES FUND, LLC, a Delaware limited liability company (the "Fund"), certifies that:

      First:      Pursuant to authority expressly vested in the Board of
Directors of the Fund by Section 5.2 and Section 5.3 of the Fund's Operating Agreement (which, as hereafter restated or amended from time to time is, together with this Statement, herein called the "Operating Agreement"), the Board of Directors has, by resolution, authorized the issuance of Series A-1 Floating Rate Term Preferred Shares having such designation or designations as are set forth in Article I of Appendix A hereto.

      Second: The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of each such series of preferred shares now or hereinafter described in Appendix A hereto are as follows (each such series being referred to herein as a series of Preferred Shares, and the shares of all such series described in Appendix A hereto, as it may be subsequently amended from time to time, being referred to collectively as "Preferred Shares").

                                 DEFINITIONS

      As used in this Statement of Preferences (including the Appendices hereto) (the "Statement") the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa) , unless the context otherwise requires. Terms used in this Statement that are not defined herein shall have the meanings given to such terms in the Moody's Collateral Valuation Schedule and the S&P Collateral Valuation Schedule, as applicable:

      "Affected Series" shall have the meaning specified in Section 3(c)(4) of Part I of this Statement.

      "Affiliate" shall mean, for purposes of the definition of "outstanding" in Section 3(h) of Part I of this Statement, any Person known to the Depositary to be controlled by, in control of or under common control with the Fund; provided, however, that no entity, or any Person controlled by, in control of or under common control with such entity, one of the directors or executive officers of which is a director of the Fund, shall be deemed to be an Affiliate solely because such director or executive officer is also a director of the Fund.

      "Annual Valuation Date" shall have the meaning specified in Section 9(a) of Part I of this Statement.

      "Applicable Rate" shall have the meaning specified in Section 2(e)(1) of Part I of this Statement.

      "Auditor's Confirmation" has the meaning specified in Section 9(b) of
Part I of this Statement.

      "Board of Directors" shall mean the Board of Directors of the Fund or any duly authorized committee thereof.

      "Business Day" Any day other than (a) Saturday or Sunday or (b) a day on which commercial banks in New York, New York, Los Angeles, California or the city in which the Corporate Trust Office (as such term is defined in the Indenture) is located are authorized or required by applicable law to close.

      "Calculation Agent" shall mean JPMorgan Chase Bank, N.A.

      "Collateral Maintenance Report" shall mean the Preferred Shares Basic Maintenance Report required by the Preferred Shares Insurance Agreement to be provided from time to time to the Credit Enhancer.

      "Common Shares" shall mean the common membership interests of the Fund.

      "Credit Enhancer" shall mean Ambac Assurance Corporation. References herein to the Credit Enhancer shall be given effect only for so long as the Preferred Shares Insurance Policy or the Preferred Shares Insurance Agreement is in effect and the Credit Enhancer shall have no rights hereunder if and when the Preferred Shares Insurance Policy and the Preferred Shares Insurance Agreement no longer are in effect.

      "Cure Date" shall mean the date of any cure under the Indenture of any failure to comply with Section 7.7 of the Indenture requiring redemption of the Preferred Shares or the Investment Company Act Cure Date, as applicable.

      "Date of Original Issue," with respect to shares of a series of Preferred Shares, shall mean the date on which the Fund initially issues such shares.

      "Depositary" shall mean JPMorgan Chase Bank, National Association and any successor thereto.

      "Dividend Payment Date," with respect to shares of a series of Preferred Shares, shall mean any date on which dividends are payable on shares of such series pursuant to the provisions of Section 2(d) of Part I of this Statement.

      "Excess Amount" shall exist if on any Business Day there is a Senior Excess Amount or Total Excess Amount.

      "Failure To Deposit," with respect to shares of a series of Preferred Shares, shall mean a failure by the Fund to pay or cause to be paid to the Depositary, not later than 12:00 noon, New York City time, (A) on the Business Day immediately preceding any Dividend Payment Date for shares of such series, in funds available on such Dividend Payment Date, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such series or (B) on the Business Day next preceding any redemption date in funds available on such redemption date for shares of such series, the Redemption Price to be paid on such redemption date for any share of such series after notice of redemption is mailed pursuant to Section 7(c) of Part I of this Statement; provided, however, that the foregoing clause (B) shall not apply to the Fund's failure to pay the Redemption Price in respect of Preferred Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent until any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the foregoing, but only for the purpose of determining the Applicable Rate, no Failure to Deposit shall be deemed to have occurred if the Credit Enhancer pays to the Depositary, in accordance with the Preferred Shares Insurance Policy, the full amounts due as described in clauses (A) and (B) above and such payments are made when due thereunder.

      "Final Redemption Date" means November 15, 2013, unless extended for up to two one-year periods as provided in Section 3(c)(2) of Part I of this Statement.

      "Fund" shall mean the entity named on the first page of this statement, which is the issuer of the Preferred Shares.

      "Holder," with respect to shares of a series of Preferred Shares, shall mean the registered holder of such shares as the same appears on the share register of the Fund maintained by the Depositary.

      "Indenture" means that certain Indenture, dated as of November 17, 2005, by and between the Fund and JPMorgan Chase Bank, National Association, as trustee.

      "Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is, with respect to the Fund, an independent public accountant or firm of independent public accountants under the Securities Act.

      "Initial Rate Period," with respect to shares of a series of Preferred Shares, shall have the meaning specified with respect to shares of such series in Section 3 of Appendix A hereto.

      "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

      "Investment Company Act Cure Date," with respect to any failure by the Fund to maintain the Investment Company Act Preferred Shares Asset Coverage on any particular date as required by Section 4 of Part I of this Statement, shall mean the day that is 30 calendar days after the date of such failure (not including the date of such failure).

      "Investment Company Act Preferred Shares Asset Coverage" shall mean asset coverage, as defined in Section 18(h) of the Investment Company Act, of the preferred shares of at least 200% with respect to all outstanding Senior Obligations of the Fund (or such other asset coverage as may in the future be specified in or under the Investment Company Act as the minimum asset coverage for senior securities which are shares of a closed-end investment company as a condition of declaring dividends on its common shares).

      "Investment Manager" means York Enhanced Strategies Management, LLC, or its duly appointed successor.

      "Late Charge" shall mean, with respect to a Failure to Deposit for the failure to pay or cause to be paid to the Depositary the full amount of dividends with respect to any Rate Period of the shares of such series or the Redemption Price of the shares, if any, of such series for which Notice of Redemption has been mailed by the Fund pursuant to Section 7(c) of Part I of this

Statement, a late charge equal to (x) the Applicable Rate for the Rate Period during which such Failure to Deposit occurs, multiplied by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with Section 2(f) of Part I of this Statement (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, times
(z) the amount of the shortfall in the payment by the Fund to the Depositary.

      "LIBOR" shall mean, as determined by the Calculation Agent in accordance with the following provisions (in each case rounded to the nearest 0.00001%), for any Rate Period:

            (a) the London interbank offer rate, as obtained by the Calculation Agent from Bloomberg Financial Markets Commodities News, for Eurodollar deposits of the applicable Index Maturity that appears on Dow Jones Telerate Page 3750 (as defined in the International Swaps and Derivatives Association, Inc. 1991 Interest Rate and Currency Exchange Definitions), or such other page as may replace such Page 3750, as of 11:00 a.m. (London time) on the second LIBOR Business Day (as defined below) prior to the commencement of such Rate Period (each such day, a "LIBOR Determination Date"); provided, that if a rate for the applicable Index Maturity does not appear thereon, it shall be determined by the Calculation Agent by using Linear Interpolation (as defined in the International Swaps and Derivatives Association, Inc. 2000 ISDA Definitions and substituting the term "Index Maturity" for the term "Designated Maturity" in such definition).

            (b) If, on any LIBOR Determination Date, such rate does not appear on Dow Jones Telerate Page 3750 or such other page as may replace such Page 3750, the Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks (as defined below) to leading banks in the London interbank market for Eurodollar deposits of the Index Maturity in an amount determined by the Calculation Agent by reference to requests for quotations as of approximately 11:00 a.m. (London time) on the LIBOR Determination Date made by the Calculation Agent to the Reference Banks. If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations. If, on any LIBOR Determination Date, only one or none of the Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in the City of New York selected by the Calculation Agent and approved by the Credit Enhancer are quoting on the relevant LIBOR Determination Date for Eurodollar deposits of the Index Maturity in an amount determined by the Calculation Agent by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR shall be LIBOR as determined on the previous LIBOR Determination Date.

            (c) As used in this definition:

                  (1) "Index Maturity" means (A) for an Initial Rate Period, a length of time equal to the number of Rate Period Days in such Initial Rate Period, and (B) for any Subsequent Rate Period, three months;

                  (2) "LIBOR Business Day" means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London; and

                  (3) "Reference Banks" means four major banks in the London interbank market selected by the Calculation Agent and approved by the Credit Enhancer.

      "Liquidation Preference," with respect to a given number of Preferred Shares that have been drawn, shall mean the Per Share Liquidation Preference times that number.

      "Moody's" shall mean Moody's Investors Service, Inc., a Delaware corporation, and its successors.

      "Moody's Collateral Valuation Schedule" shall mean those procedures attached hereto as Appendix B.

      "Notes" shall mean the senior revolving notes issued under the Indenture.

      "Notice of Redemption" shall mean any notice with respect to the redemption of Preferred Shares pursuant to Section 7(c) of Part I of this Statement.

      "Operating Agreement" shall have the meaning specified in the first recital at the opening of this Statement.

      "Outstanding Principal Amount" shall mean, as of any particular date, the aggregate principal amount of all of the outstanding Notes theretofore authenticated and delivered under the Indenture except (a) Notes theretofore canceled by the security registrar under the Indenture or delivered to such security registrar for cancellation, (b) Notes or portions thereof for whose payment funds in the necessary amount have been theretofore irrevocably deposited with the trustee or any paying agent under the Indenture in trust for the holders of such Notes, (c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, unless proof satisfactory to the trustee is presented that any such Notes are held by a holder in due course, and (d) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement securities have been issued as provided under the terms of the Indenture.

      "Over-Collateralization Test" means either the Senior
Over-Collateralization Test or the Total Over-Collateralization Test.

      "Per Share Liquidation Preference," for any series of Preferred Shares, shall be as such amount is set forth in Section 1 of the applicable Article of Appendix A.

      "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

      "Placement Agent" shall mean Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International Limited.

      "Preferred Shares" shall have the meaning set forth in the second recital at the opening of this Statement.

      "Preferred Shares Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of November 17, 2005, between the Fund and the Credit Enhancer, as amended or supplemented in accordance with the provisions thereof, relating to the Preferred Shares.

      "Preferred Shares Insurance Policy" means the Financial Guaranty Insurance Policy No. AB0940BE issued by the Credit Enhancer with respect to the Preferred Shares pursuant to the Preferred Shares Insurance Agreement, including any endorsement or amendment thereto.

      "Qualified Reorganization" shall have the meaning set forth in Section 3(c)(1) of Part I of this Statement.

      "Rate Period," with respect to shares of a series of Preferred Shares, shall mean the Initial Rate Period of shares of such series and any Subsequent Rate Period of shares of such series.

      "Rate Period Days," for any Rate Period, means the number of days that would constitute such Rate Period but for the application of Section 2(d) of
Part I of this Statement.

      "Rating Agency" shall mean, initially, Moody's and S&P and their respective successor entities and/or, if applicable, any Substitute Rating Agency.

      "Redemption Price" shall mean, for any series of Preferred Shares, such amount as set forth in Section 5 of the applicable Article of Appendix A.

      "S&P" shall mean Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, and its successors.

      "S&P Collateral Valuation Schedule" shall mean those procedures attached hereto as Appendix C.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Securities Depository" shall mean The Depository Trust Company and Clearstream and their respective successors and assigns or any other securities depository selected by the Fund which agrees to follow the procedures required to be followed by such securities depositories in connection with the Preferred Shares.

      "Senior Advance Amount" shall mean at any time of determination, subject to Section 10(h)(1) of Part I of this Statement, the lower of (a) the Moody's Senior Advance Amount and (b) the S&P Senior Advance Amount.

      "Senior Excess Amount" shall mean as of any Business Day, the amount, if any, by which the Outstanding Principal Amount of the Notes as of the close of business of such Business Day exceeds the Senior Advance Amount as of such close of business.

      "Senior Obligations" shall mean the Notes and the preferred shares, collectively.

      "Senior Over-Collateralization Test" is a test that is satisfied as of any Business Day if the Outstanding Principal Amount of the Notes as of such Business Day is less than or equal to the Senior Advance Amount.

      "Series A-2 Preferred Share" shall mean the preferred share issued to the Investment Manager.

      "Statement" has the meaning set forth in the preamble of the Definitions section.

      "Subsequent Rate Period," with respect to shares of a series of Preferred Shares, shall mean the period from and including the first day following the Initial Rate Period of shares of such series to but excluding the next Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding Dividend Payment Date for shares of such series.

      "Substitute Rating Agency" means any rating agency selected by the Fund to rate the Preferred Shares in lieu of or in addition to Moody's and/or S&P.

      "Total Advance Amount" means at any time of determination, subject to
Section 10(h)(1) of Part I of this Statement, the lower of (a) the Moody's Total Advance Amount and (b) the S&P Total Advance Amount.

      "Total Excess Amount" means as of any Business Day, the amount, if any, by which the sum of the Outstanding Principal Amount of the Notes and the aggregate Liquidation Preference of the outstanding Preferred Shares as of the close of business of such Business Day exceeds the Total Advance Amount as of such close of business.

      "Total Over-Collateralization Test" is a test that is satisfied as of any Business Day if the Outstanding Principal Amount of the Notes and the aggregate Liquidation Preference of the outstanding Preferred Shares, as of such Business Day, is less than or equal to the Total Advance Amount.

      "Valuation Date" shall have the meaning ascribed thereto in Section 4 of Part I of this Statement.

      "Voting Period" shall have the meaning specified in Section 3(b)(1) of
Part I of this Statement.


                                     PART I

      1. Number of Authorized Shares; Restrictions on Issuance.

      The number of authorized shares constituting each series of the Preferred Shares shall be as set forth with respect to such series in Section
2 of the applicable article of Appendix A hereto. The Fund shall not issue any Preferred Shares if, immediately after giving effect to such issuance, the Total Over-Collateralization Test would not be satisfied.


      2. Dividends.

            (a) Ranking. Except as otherwise provided in Section 1 of the applicable Article of Appendix A hereto, the shares of a series of the Preferred Shares shall rank on a parity with each other and with shares of any other series of preferred shares as to the payment of dividends by the Fund. The Preferred Shares will rank senior to the Common Shares as to payment of dividends.

            (b) Cumulative Cash Dividends. The Holders of any series of Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors or by any Person or Persons designated by the Board of Directors, out of funds legally available therefor in accordance with the Operating Agreement and applicable law, cumulative cash dividends at the Applicable Rate for shares of such series, determined as set forth in
      Section 2(e) of Part I of this Statement, and no more, payable on the Dividend Payment Dates with respect to shares of such series determined pursuant to Section 2(d) of Part I of this Statement. Holders of Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends and any Late Charges, as herein provided, on Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares which may be in arrears, and, except to the extent set forth in Section 2(e)(2) of Part I of this Statement, no additional sum of money shall be payable in respect of any such arrearage. Accumulated dividends (whether or not declared) paid by the Credit Enhancer shall not be payable by the Fund.

            (c) Dividends Cumulative From Date of Original Issue. Dividends on any series of Preferred Shares shall accumulate at the Applicable Rate in effect from time to time for shares of such series from the Date of Original Issue thereof.

            (d) Dividend Payment Dates and Adjustment Thereof. The Dividend Payment Dates with respect to shares of a series of Preferred Shares shall be as set forth with respect to shares of such series in Section 4 of the applicable Article of Appendix A hereto; provided, however, that if the day on which dividends would otherwise be payable on shares of such series is not a Business Day, then such dividends shall be payable on such shares on the first Business Day that falls after such day.

            (e) Dividend Rates and Calculation of Dividends; Effect of Failure to Deposit.

                  (1) Dividend Rates and Amounts. Except as otherwise provided in Section 2(e)(2) of this Part I below, the dividend rate on Preferred Shares of any series during any Rate Period (the "Applicable Rate") shall be equal to the rate per annum set forth with respect to shares of such series under "Designation as to Series" in Section 1 of the applicable Article of Appendix A hereto and shall be calculated in the manner set forth in such Section of such Article of Appendix A.

                  (2) Effect of Failure to Deposit. If any Failure to Deposit
            shall have occurred with respect to shares of such series during any Rate Period thereof, then:

                        (A) no new issuance of shares of such series may be made
                  until such Failure to Deposit has been cured in accordance with Section 2(f) of this Part I and the Fund has paid, or cause to be paid, to the Depositary for the benefit of the holders of such shares the applicable Late Charge; and

                        (B) if, by 12:00 Noon, New York City time, on the third
                  Business Day next succeeding the date on which such Failure to Deposit occurred, either (A) such Failure to Deposit shall not have been cured in accordance with Section 2(f) of this Part I, or (B) the Fund has not yet paid or caused to be paid to the Depositary for the benefit of the holders of such shares the applicable Late Charge, then the dividend rate for shares of such series for the Rate Period in which the Failure to Deposit occurred and for each subsequent Rate Period in which on any Business Day either (x) such Failure to Deposit shall not have been cured in accordance with Section 2(f) of this
                  Part I or (y) the Fund has not yet paid or caused to be paid to the Depositary for the benefit of the holders of such shares the applicable Late Charge, will be equal to the Applicable Rate plus 1%.

            (f) Curing a Failure to Deposit. A Failure to Deposit with respect to shares of a series of Preferred Shares shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Fund to make or cause to be made the required payment to the Depositary) with respect to any Rate Period of shares of such series if, within the time period described in Section 2(e)(2)(B) of Part I of this Statement, the Fund has paid, or cause to be paid, to the Depositary (i) all accumulated and unpaid dividends on shares of such series and (ii) without duplication, the Redemption Price for shares, if any, of such series for which Notice of Redemption has been mailed by the Fund pursuant to Section 7(c) of Part I of this Statement; provided, however, that the foregoing clause (ii) shall not apply to the Fund's or the Credit Enhancer's failure to pay the Redemption Price in respect of Preferred Shares when the related Redemption Notice provides that redemption of such shares is subject to one or more conditions precedent until any such condition precedent(s) shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

            (g) Dividend Payments by Fund to Depositary. The Fund shall pay to the Depositary, not later than 10:00 a.m., New York City time, on the third Business Day preceding each Dividend Payment Date for shares of a series of Preferred Shares, an aggregate amount of same day funds, equal to the dividends to be paid to all Holders of shares of such series on such Dividend Payment Date.

            (h) Depositary for Dividend Payments by the Fund. All moneys paid to the Depositary for the payment of dividends (or for the payment of any Late Charge) shall be held by the Depositary for the payment of such dividends (and any such Late Charge) by the Depositary for the benefit of the Holders specified in Section 2(i) of Part I of this Statement. Any moneys paid to the Depositary by the Fund in accordance with the foregoing but not applied by the Depositary to the payment of dividends (and any such Late Charge) will, to the extent permitted by law and upon written request, be repaid to the Fund at the end of 30 days following the date on which such moneys were so to have been applied.

            (i) Dividends Paid to Holders. Each dividend on Preferred Shares shall be paid on the Dividend Payment Date therefor to the Holders thereof as their names appear on the record books of the Fund on the Business Day next preceding such Dividend Payment Date. Each Late Charge paid on Preferred Shares shall be paid to the Holders thereof in proportion to the number of Preferred Shares owned thereby in the names thereof that appear on the record books of the Fund as soon as practicable following the payment of the Late Charge by the Fund to the Depositary.

            (j) Dividends Credited Against Earliest Accumulated but Unpaid Dividends. Any dividend payment made on Preferred Shares shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares. Dividends in arrears for any past Rate Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Fund on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors or the Person or Persons designated by the Board.

      3. Voting Rights.

            (a) One Vote Per Share of Preferred Shares. Except as otherwise provided in the Operating Agreement or as otherwise required by law, (i) each Holder of Preferred Shares shall be entitled to one vote for each share of Preferred Shares held by such Holder on each matter affecting such Preferred Shares submitted to a vote of the members of the Fund, and
      (ii) the outstanding preferred shares, including each outstanding share of the Preferred Shares, and the Common Shares shall vote together as a single class; provided, however, that, at any meeting of the members of the Fund held for the election of directors, the holders of outstanding preferred shares, including the Preferred Shares, represented in person or by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of shares of membership interest in the Fund, to elect two directors of the Fund, each of the Preferred Shares entitling the holder thereof to one vote. Subject to
      Section 3(b) of Part I of this Statement, the holders of outstanding Common Shares and preferred shares voting together as a single class, shall elect the balance of the directors. If, however, the Credit Enhancer makes a payment under the Preferred Shares Insurance Policy, the Credit Enhancer will be entitled to voting rights in respect of the Preferred Shares, which the Credit Enhancer will vote in its own interests even if contrary to the interests of the holders of the Preferred Shares; provided, however, that the Credit Enhancer may not vote in a manner that would adversely affect the right of the Holders of the Preferred Shares to receive any payments such Holders of Preferred Shares are entitled to.

            (b) Voting For Additional Directors.

                  (1) Voting Period. Except as otherwise provided in the
            Operating Agreement or as otherwise required by law, during any period in which any one or more of the conditions described in subparagraphs (A), (B) or (C) below shall exist (such period being referred to herein as a "Voting Period"), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of preferred shares of the Fund, including the Preferred Shares, would constitute a majority of the Board of Directors as so increased by such smallest number, and the holders of preferred shares, including the Preferred Shares, shall be entitled, voting their shares as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of membership interest in the Fund), to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect. A Voting Period shall commence if:

                        (A) at the close of business on any Dividend Payment
                  Date accumulated dividends (whether or not earned or declared) on any outstanding Preferred Shares, equal to at least six full months' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Depositary for the payment of such accumulated dividends; or

                        (B) the Fund shall have failed to comply fully with its
                  obligations pursuant to Section 7(b) of Part I of this Statement for a continuous period of at least six full months; or

                        (C) at any time holders of any preferred shares are
                  entitled to elect a majority of the directors of the Fund under the Investment Company Act or the Statement of Preferences creating any other preferred shares.

      A Voting Period shall terminate when none of the conditions in clauses
(A), (B) or (C) are continuing. Upon the termination of a Voting Period, the voting rights described in this Section 3(b)(1) shall cease, subject always, however, to the reverting of such voting rights in the Holders upon the further occurrence of any of the events described in this Section 3(b)(1).

                  (2) Notice of Special Meeting. As soon as practicable after the accrual of any right of the holders of preferred shares, including the Preferred Shares, to elect additional directors as described in Section 3(b)(1) of Part I of this Statement, the Board of Directors of the Fund shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 45 days after the date of mailing of such notice. If the Board of Directors does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of preferred shares, including the Preferred Shares, held during a Voting Period at which directors are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of membership interest of the Fund), shall be entitled to elect the number of directors prescribed in Section 3(b)(1) of Part I of this Statement on a one-vote-per-share basis. At any such meeting, or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

                  (3) Terms of Office of Existing Directors. The terms of office of all persons who are directors of the Fund at the time of a special meeting of Holders and holders of other preferred shares to elect directors shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of directors that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent directors elected by the Holders and such other holders of preferred shares and the remaining incumbent directors elected by the holders of the Common Shares and preferred shares, shall constitute the duly elected directors of the Fund.

                  (4) Terms of Office of Certain Directors to Terminate Upon
            Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional directors elected by the Holders and holders of other preferred shares pursuant to Section 3(b)(1) of Part I of this Statement shall terminate, the remaining directors shall constitute the directors of the Fund and the voting rights of the Holders and such other holders to elect additional directors pursuant to Section 3(b)(1) of Part I of this Statement shall cease, subject to the provisions of the last sentence of Section 3(b)(1) of Part I of this Statement. Upon the expiration of the terms of the Directors elected by the holders of preferred shares pursuant to Section 3(b)(1) of Part I of this Statement, the number of Directors shall be automatically reduced to the number of Directors on the Board of Directors immediately preceding such Voting Period.


            (c) Holders of Preferred Shares to Vote on Certain Other Matters.

                  (1) Changes in Capitalization Structure. So long as any
            Preferred Shares are outstanding, the Fund shall not, without (i) the affirmative vote or consent of the Holders of at least a majority of the Preferred Shares outstanding at the time and voting on such matter, in person or by proxy, either in writing or at a meeting, voting as a separate class, and (ii) the written consent of the Credit Enhancer:

                        (A) authorize, create or issue any class or series of
                  shares (other than the Series A-2 Preferred Share) ranking senior to or on a parity with the Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, or authorize, create or issue additional shares of any series of Preferred Shares except that, notwithstanding the foregoing, but subject to the provisions of Section 6(a) of this Part I, the Board of Directors, without the vote or consent of the Holders of Preferred Shares or the Credit Enhancer, may from time to time authorize and create, and the Fund may from time to time issue, additional shares of any series of Preferred Shares or classes or series of other preferred shares ranking on a parity with Preferred Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund and having such other terms, designations and preferences as may be set forth in the statement of preferences of such other preferred shares or in this Statement and an amended and restated Appendix A hereto, in the case of Preferred Shares, if the Fund obtains confirmation from S&P (if S&P is then rating the Preferred Shares at the request of the Fund), Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) and any Substitute Rating Agency (if any such Substitute Rating Agency is then rating the Preferred Shares at the request of the Fund) that the issuance of such class or series would not cause such Rating Agency to reduce, at that time, the rating then assigned by such Rating Agency to the Senior Obligations (without giving effect to the Preferred Shares Insurance Policy) and the issuance of any such class or series would not cause the Fund to violate or breach any provision of the Indenture or the Preferred Shares Insurance Agreement); or

                        (B) amend, alter or repeal the provisions of the
                  Operating Agreement or this Statement, whether by merger, consolidation or otherwise, so as to materially and adversely affect in the aggregate the preferences, rights or powers of such Preferred Shares; provided, however, that (I) none of the actions permitted by the exception to (A) above will be deemed to affect such preferences, rights or powers, (II) a division of Preferred Shares will not be deemed to affect such preferences, rights or powers, (III) the authorization, creation and issuance of classes or series of shares ranking junior to the Preferred Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund will not be deemed to affect such preferences, rights or powers unless such issuance would, at the time thereof, cause the Fund not to satisfy the Investment Company Act Preferred Shares Asset Coverage, either Over-Collateralization Test or any other provision of the Indenture or the Preferred Shares Insurance Agreement, and (IV) a reorganization of the Fund so that it conducts all or substantially all of its business through a wholly-owned subsidiary (except that such subsidiary may issue an interest economically similar to the Series A-2 Preferred Share to the Investment Manager), will be deemed not to affect such preferences, rights or powers, provided that such reorganization does not adversely affect the rating of the Senior Obligations (without giving effect to the Preferred Shares Insurance Policy) at that time by any Rating Agency then rating the Preferred Shares at the request of the Fund (a "Qualified Reorganization").

                  (2) Final Redemption Date. Provided that any Preferred Shares are outstanding, the Holders of at least 75% of the Preferred Shares then outstanding, voting as a separate class, in person or by proxy, either in writing or at a meeting, may elect to extend the Final Redemption Date from November 15, 2013 to November 15, 2014, provided that the Credit Enhancer consents in writing to such extension. If the Final Redemption Date is so extended by one year, the Holders of at least 75% of the Preferred Shares then outstanding, voting as a separate class, in person or by proxy, either in writing or at a meeting, may elect to further extend the Final Redemption Date to November 15, 2015, provided that the Credit Enhancer consents in writing to such extension.

                  (3) Events of Bankruptcy. So long as any shares of the
            Preferred Shares are outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least 66 2/3% of the Preferred Shares outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent.

                  (4) Disproportionate Effect. If any action set forth in clause
            (1) or (2) above would in the aggregate adversely affect the rights of one or more series (the "Affected Series") of Preferred Shares in a manner different from any other series of Preferred Shares, the Fund will not effect any such action without the affirmative vote or consent of the Holders of at least a majority of the shares of each such Affected Series outstanding at the time, in person or by proxy, either in writing or at a meeting (each such Affected Series voting as a separate class). Nothing in this Statement shall prohibit or require approval by any of the Preferred Shares of any authorization, issuance, terms or repurchase of any senior securities constituting indebtedness.

                  (5) Investment Company Act Matters. Unless a higher percentage is provided for in the Operating Agreement, (A) the affirmative vote of the holders of at least a "majority of the outstanding preferred shares," including the Preferred Shares, voting as a separate class, and the prior written approval of the Credit Enhancer, shall be required to approve any conversion of the Fund from a closed-end to an open-end investment company and (B) the affirmative vote of the holders of a "majority of the outstanding preferred shares," including the Preferred Shares, voting as a separate class, and the prior written approval of the Credit Enhancer, shall be required to approve any plan of reorganization (as such term is used in the Investment Company Act) adversely affecting such shares, provided that a Qualified Reorganization will be deemed not to adversely affect any such shares. The affirmative vote of the holders of a "majority of the outstanding preferred shares," voting as a separate class, and the prior written approval of the Credit Enhancer, shall be required to approve any action not described in the first sentence of this Section 3(c)(5) requiring a vote of security holders of the Fund under Section 13(a) of the Investment Company Act. For purposes of the foregoing, "majority of the outstanding preferred shares" means the lesser of (A) 67% or more of such shares present at a meeting, if the holders of more than 50% of such shares are present in person or represented by proxy and entitled to vote on such matter, or (B) more than 50% of the shares entitled to vote on such matter. In the event a vote of holders of preferred shares is required pursuant to the provisions of Section 13(a) of the Investment Company Act, the Fund shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify the Credit Enhancer, Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund), S&P (if S&P is then rating the Preferred Shares at the request of the Fund) and any Substitute Rating Agency (if any such Substitute Rating Agency is then rating the Preferred Shares at the request of the Fund) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. The Fund shall, not later than ten Business Days after the date on which such vote is taken, notify the Credit Enhancer, Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund), S&P (if S&P is then rating the Preferred Shares at the request of the Fund) and any Substitute Rating Agency (if any such Substitute Rating Agency is then rating the Preferred Shares at the request of the Fund) of the results of such vote. The class vote of holders of preferred shares described above will in each case be in addition to a separate vote of the requisite percentage of Common Shares and preferred shares, including the Preferred Shares, voting together as a single class, necessary to authorize the action in question.

            (d) Board May Take Certain Actions Without Shareholder Approval. The Board of Directors, without the vote or consent of the shareholders of the Fund including the Holders of the Preferred Shares, may from time to time amend, alter or repeal any provisions of this Statement, including, without limitation, any of the definitions appearing herein and any provisions that have been adopted by the Fund pursuant to the guidelines of any Rating Agency or the Credit Enhancer, if the prior written consent of the Credit Enhancer has been received, and the Board of Directors determines that such amendments, alterations or repeals (i) will not in the aggregate materially and adversely affect the preferences, rights or powers of any series of the Preferred Shares or (ii) are necessary to (A) prevent a reduction in, or the withdrawal of, a rating of the Senior Obligations, (B) comply with a reasonable request of the Credit Enhancer, or (C) conform the provisions of this Statement to the applicable provisions of the Indenture or any amendment thereto or refinancing thereof and, in each case, do not adversely affect the dividend rate or rights, liquidation preference, voting rights or redemption rights, of such Preferred Shares; provided, however, that the Board of Directors receives confirmation from each Rating Agency then rating the Preferred Shares at the request of the Fund (such confirmation in no event being required to be obtained from Moody's in the case of the definitions contained in Appendix B hereto and in no event being required to be obtained from S&P in the case of the definitions contained in Appendix C attached hereto) that any such amendment, alteration or repeal would not at that time impair the ratings (without giving effect to the Preferred Shares Insurance Policy) then assigned by Moody's or S&P to the Senior Obligations.

            (e) Voting Rights Set Forth Herein Are Sole Voting Rights. Unless otherwise required by law or the Operating Agreement, the Holders of Preferred Shares shall not have any relative preferences, rights or powers or other special rights (including voting rights) other than those specifically set forth herein.

            (f) No Preemptive Rights Or Cumulative Voting. The Holders of Preferred Shares shall have no preemptive rights or rights to cumulative voting.

            (g) Voting For Directors Sole Remedy For Fund's Failure To Pay Dividends. In the event that the Fund fails to pay any dividends on the Preferred Shares, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this Section 3.

            (h) Holders Entitled To Vote. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Statement, by the other provisions of the Operating Agreement, by statute or otherwise, no Holder shall be entitled to vote any Preferred Share and no Preferred Share shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such shares shall have been mailed as provided in Section 7(c) of this Part I and the Redemption Price for the redemption of such shares shall have been deposited in trust with the Depositary for that purpose. No Preferred Share held by the Fund or any Affiliate of the Fund shall have any voting rights or be deemed to be outstanding for voting or other purposes.

      4. Investment Company Act Preferred Shares Asset Coverage.

      The Fund shall maintain the Investment Company Act Preferred Shares Asset Coverage as of (1) the last Business Day of each month in which any Preferred Shares are outstanding, (2) any day on which the Fund pays any dividend on any of its outstanding common shares (unless such dividend is payable solely in shares of common stock), and (3) any day on which the Fund repurchases or otherwise redeems any of its outstanding shares of common stock (each such date, a "Valuation Date").

      5. Restrictions on Dividends and Other Distributions.

            (a) Dividends on Shares Other than the Preferred Shares. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of membership interest in the Fund ranking, as to the payment of dividends, on a parity with the Preferred Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each series of the

      Preferred Shares through its most recent Dividend Payment Date. When dividends are not paid in full upon the shares of each series of the Preferred Shares through its most recent Dividend Payment Date or upon the shares of any other class or series of shares of interest in the Fund ranking on a parity as to the payment of dividends with the Preferred Shares through their most recent respective Dividend Payment Dates, all dividends declared upon the Preferred Shares and any other such class or series of shares ranking on a parity as to the payment of dividends with Preferred Shares shall be declared pro rata based on amounts due so that the amount of dividends declared per share on Preferred Shares and such other class or series of shares shall in all cases bear to each other the same ratio that accumulated dividends per share on the Preferred Shares and such other class or series of shares of membership interest bear to each other (for purposes of this sentence, the amount of dividends declared per share of Preferred Shares shall be based on the Applicable Rate for such share for the Rate Periods during which dividends were not paid in full).

            (b) Dividends and Other Distributions with Respect to Common Shares Under the Investment Company Act. The Fund shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the preferred shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the Investment Company Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the Investment Company Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

            (c) Other Restrictions on Dividends and Other Distributions. For so long as any Preferred Shares are outstanding, and except as set forth in
      Section 5(a) and Section 8(c) of this Part I:

                  (1) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Fund ranking junior to the Preferred Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless

                        (A) full cumulative dividends on shares of each series
                  of Preferred Shares through its most recently ended Rate Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Depositary, and

                        (B) the Fund has redeemed the full number of Preferred
                  Shares required to be redeemed by any provision for mandatory redemption pertaining thereto, and

                        (C) such dividend or other distribution shall not be
                  restricted under the Preferred Shares Insurance Agreement or the Credit Enhancer shall have waived any applicable restrictions under the Preferred Shares Insurance Agreement; and

                  (2) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Fund ranking junior to Preferred Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction both Over-Collateralization Tests are satisfied.


      6. Rating Agency Restrictions.

      Except as otherwise permitted by the then-current guidelines of Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) and S&P (if S&P is then rating the Preferred Shares at the request of the Fund) as set forth herein and in the Indenture or other pertinent written guidelines published by the applicable Rating Agency, for so long as any Preferred Shares are outstanding and Moody's or S&P or both is rating such shares at the request of the Fund, the Fund will not, unless it has received the prior written consent of the Credit Enhancer and written confirmation from Moody's or S&P, or both, as applicable, that any such action would not at that time impair the rating then assigned by such Rating Agency to the Senior Obligations (without giving effect to the Preferred Shares Insurance Policy), engage in any one or more of the following transactions:

            (a) permit more than 136,000 Preferred Shares to be outstanding at any one time or issue any class or series of shares ranking on a parity with Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Fund other than one Series A-2 Preferred Share;

            (b) merge or consolidate into or with any other entity; or

            (c) if the Preferred Shares are rated by S&P at the request of the Fund, engage in interest rate swaps, caps and floors, except that the Fund may, without obtaining the written consent of S&P described above, engage in swaps, caps and floors if: (i) the counterparty to the swap transaction or its credit support provider has a short-term rating of "A-l" or better from S&P at the time the transaction is entered into or, if the counterparty does not have a short-term rating, the counterparty's senior unsecured long-term debt rating from S&P is "A+" or higher at the time of the transaction, and (ii) the interest rate swap transaction will be marked-to-market weekly.

      In the event any Preferred Shares are outstanding and a Substitute Rating Agency is rating such shares in addition to or in lieu of Moody's or S&P, the Fund shall comply with any restrictions imposed by such Substitute Rating Agency, which restrictions may be more restrictive than those imposed by Moody's or S&P.

      7. Redemption.

            (a) Optional and Special Redemptions.

                  (1) Subject to the provisions of this Section 7 of Part I of this Statement and the terms of the Indenture, Preferred Shares of any series may be redeemed, in the sole and absolute discretion of the Fund, as a whole or from time to time in part, at any point on or after the five year anniversary of the initial issuance of such Preferred Shares, out of funds legally available therefor, at the Redemption Price; provided, however, that shares of a series of Preferred Shares may not be redeemed in part if after such partial redemption fewer than 13,600 shares of such series remain outstanding.

                  (2) Notwithstanding any other provisions of this Section 7 of
            Part I of this Statement but subject to compliance with applicable law and the terms of the Indenture, in the event that the Total Advance Amount is less than 105% of the sum of the Outstanding Principal Amount of the Notes and the aggregate Liquidation Preference of the outstanding Preferred Shares, the Preferred Shares of any series may be redeemed, at the option of the Fund, in full or from time to time in part, at the Redemption Price; provided, however, that the Fund may not redeem Preferred Shares pursuant to this subparagraph (2) if, after giving effect to such redemption, the Total Advance Amount would be in excess of 105% of the sum of the Outstanding Principal Amount of the Notes and the aggregate Liquidation Preference of the outstanding Preferred Shares.

                  (3) If fewer than all of the outstanding shares of a series of
            Preferred Shares are to be redeemed pursuant to subparagraphs (1) or
            (2) of this paragraph (a), the number of shares of such series to be redeemed shall be determined by the Board of Directors or its designee in accordance with the provisions of this Statement and such shares shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders.

                  (4) The Fund may not on any date mail a Notice of Redemption pursuant to Section 7(c) of Part I of this Statement in respect of a redemption contemplated to be effected pursuant to this paragraph unless (a) on such date the Fund has available liquid securities having a value not less than the amount (including any applicable premium) due to Holders of Preferred Shares by reason of redemption of such shares or such redemption date, (b) both Over-Collateralization Tests would be satisfied immediately subsequent to such redemption if such redemption were to occur on such date and any Preferred Shares remained outstanding after such redemption, and (c) such redemption would be in compliance with all other applicable law.

            (b) Mandatory Redemption.

                  (1) The Fund shall redeem, at the Redemption Price, certain of the Preferred Shares, and/or, at the Fund's option, repay indebtedness, including indebtedness under the Indenture, if, at any time, the Fund (i) fails to maintain the Investment Company Act Preferred Shares Asset Coverage on a Valuation Date, or (ii) elects to do so to satisfy its obligations under Section 7.7 of the Indenture (as relates to the Over-Collateralization Tests) or the Preferred Shares Insurance Agreement, as applicable, and such failure is not cured on or before the Investment Company Act Cure Date or cured in accordance with the terms of the Indenture or the Preferred Shares Insurance Agreement, as the case may be.

                  (2) The number of Preferred Shares to be redeemed shall be equal to the lesser of:

                        (A) the minimum number of Preferred Shares, together
                  with all other preferred shares subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, would have resulted in the Fund's maintaining the Investment Company Act Preferred Shares Asset Coverage or satisfying the terms of Section 7.7 of the Indenture (as relates to the Over-Collateralization Tests), as the case may be, on such Cure Date (provided, however, that if there is no such minimum number of Preferred Shares and other preferred shares the redemption or retirement of which would have had such result, all Preferred Shares and other preferred shares then outstanding shall be redeemed), and

                        (B) the maximum number of Preferred Shares, together
                  with all other preferred shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor in accordance with the Operating Agreement, the Indenture and the Preferred Shares Insurance Agreement, as applicable, and applicable law.

                  (3) In determining the Preferred Shares required to be
            redeemed in accordance with the foregoing, the Fund shall allocate the number required to be redeemed to satisfy the Investment Company Act Preferred Shares Asset Coverage or the requirements of the Indenture (including without limitation Section 7.7 thereof) or the Preferred Shares Insurance Agreement, as the case may be, pro rata among Preferred Shares and other preferred shares, except for the Series A-2 Preferred Share (and, then, pro rata among each series of Preferred Shares), selected by the Fund in its discretion for redemption or retirement. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be earlier than 20 days nor later than 30 days after such Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of the Preferred Shares and other preferred shares, except for the Series A-2 Preferred Share, which are subject to redemption or retirement or the Fund otherwise is unable to effect such redemption on or prior to 30 days after such Cure Date, then the Fund shall redeem those Preferred Shares and other preferred shares, except for the Series A-2 Preferred Share, which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the outstanding shares of a series of Preferred Shares are to be redeemed pursuant to this paragraph (b), then the number of shares of such series to be redeemed shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders. Notwithstanding anything to the contrary contained in this Statement, each series of the

            Preferred Shares will be redeemed on the Final Redemption Date pursuant to procedures established by the Board of Directors.

            (c) Notice of Redemption. If the Fund shall determine or be required to redeem shares of a series of Preferred Shares pursuant to paragraph (a) or (b) of this Section 7, it shall mail a Notice of Redemption with respect to such redemption by nationally recognized overnight delivery service, postage prepaid, to (i) each Holder of the shares of such series to be redeemed, at such Holder's address as the same appears on the record books of the Fund on the record date established by the Board of Directors, (ii) to S&P, if S&P is then rating the Preferred Shares at the request of the Fund, to Moody's if Moody's is then rating the Preferred Shares at the request of the Fund and any Substitute Rating Agency, and
      (iii) to the Credit Enhancer, the Depositary and the Investment Manager. Such Notice of Redemption shall be so mailed not less than 5 nor more than 45 calendar days prior to the date fixed for redemption. Each such Notice of Redemption shall state: (i) the redemption date; (ii) the aggregate number of Preferred Shares to be redeemed and the series thereof; (iii) the CUSIP number for shares of such series; (iv) the Redemption Price; (v) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Directors or its designee shall so require and the Notice of Redemption shall so state) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the shares to be redeemed will cease to accumulate on such redemption date; and (vii) the provisions of this Section 7 under which such redemption is made. If fewer than all shares of a series of Preferred Shares held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares of such series to be redeemed from such Holder. The Fund may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to paragraph (a) of this Section 7 that such redemption is subject to one or more conditions precedent and that the Fund shall not be required to effect such redemption unless each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

            (d) No Redemption Under Certain Circumstances. Notwithstanding the provisions of paragraph (a) or (b) of this Section 7 and except in order to satisfy the Preferred Shares Asset Coverage Ratio under the Investment Company Act, (i) if any dividends on shares of a series of Preferred Shares (whether or not earned or declared) are in arrears, no shares of such series shall be redeemed unless all outstanding shares of such series are simultaneously redeemed, and the Fund shall not purchase or otherwise acquire any shares of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of all outstanding shares of such series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to Holders of all outstanding shares of such series and (ii) no shares of any series of Preferred Shares shall be redeemed unless such redemption is permitted by the Indenture.

            (e) Absence of Funds Available for Redemption. To the extent that any redemption for which Notice of Redemption has been mailed is not made by reason of the absence of legally available funds therefor in accordance with the Operating Agreement and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem Preferred Shares shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Fund shall have failed, for any reason whatsoever, to deposit in trust with the Depositary the Redemption Price with respect to any shares for which such Notice of Redemption has been mailed; provided, however, that the foregoing shall not apply in the case of the Fund's failure to deposit in trust with the Depositary the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Fund may not have redeemed Preferred Shares for which a Notice of Redemption has been mailed, dividends may be declared and paid on Preferred Shares and shall include those Preferred Shares for which a Notice of Redemption has been mailed.

            (f) Depositary for Redemption Payments by Fund. All moneys paid to the Depositary for payment of the Redemption Price of Preferred Shares called for redemption shall be held by the Depositary for the benefit of Holders of shares so to be redeemed.

            (g) Shares for Which Notice of Redemption Has Been Given Are No Longer Outstanding. Provided a Notice of Redemption has been mailed pursuant to Section 7(c) of Part I of this Statement, upon the deposit with the Depositary (on the Business Day next preceding the date fixed for redemption thereby, in funds available on the next Business Day) of funds sufficient to redeem the Preferred Shares that are the subject of such notice, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be outstanding for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, without any interest or other additional amount, except as provided in Section 2(e)(2)(B) of this Part I. Upon surrender in accordance with the Notice of Redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Depositary to the Holders of Preferred Shares subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Fund shall be entitled to receive from the Depositary, promptly after the date fixed for redemption, any cash deposited with the Depositary in excess of (i) the aggregate Redemption Price of the Preferred Shares called for redemption on such date and (ii) all other amounts to which Holders of Preferred Shares called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Fund, after which time the Holders of Preferred Shares so called for redemption may look only to the Fund for payment of the Redemption Price and all other amounts to which they may be entitled.

            (h) Compliance with Applicable Law. In effecting any redemption pursuant to this Section 7, the Fund shall use its reasonable best efforts to comply with all applicable conditions precedent to effecting such redemption under the Investment Company Act, any Delaware law and other United States federal securities law but shall effect no redemption except in accordance with the Investment Company Act, Delaware law and United States federal securities law.

            (i) Only Whole Preferred Shares May Be Redeemed. In the case of any redemption pursuant to this Section 7, only whole Preferred Shares shall be redeemed, and in the event that any provision of the Operating Agreement would require redemption of a fractional share, the Depositary shall be authorized to round upwards so that only whole shares are redeemed.

      8. Liquidation Rights.

            (a) Ranking. The shares of a series of Preferred Shares shall rank senior to the Common Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, shall rank on a parity with each other, with shares of any other series of preferred shares and with shares of any other series of Preferred Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund and shall rank junior to any debt of the Fund, including indebtedness outstanding under the Indenture to the extent set forth therein.

            (b) Distributions Upon Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of Preferred Shares then outstanding shall be entitled to receive and to be paid (or have set aside for payment) out of the assets of the Fund available for distribution to its shareholders, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Fund ranking junior to the Preferred Shares upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but not including) the date of final distribution in same day funds in connection with the liquidation of the Fund. After the payment to the Holders of the Preferred Shares of the full preferential amounts provided for in this paragraph (b), the Holders of Preferred Shares as such shall have no right or claim to any of the remaining assets of the Fund.

            (c) Pro Rata Distributions. In the event the assets of the Fund available for distribution to the Holders of Preferred Shares upon any dissolution, liquidation, or winding up of the affairs of the Fund, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 8(b) of
      Part I of this Statement, no such distribution shall be made on account of any shares of any other class or series of preferred shares ranking on a parity with the Preferred Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up, unless proportionate distributive amounts shall be paid on account of the Preferred Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

            (d) Rights of Junior Shares. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the Preferred Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, after payment shall have been made in full to the Holders of the Preferred Shares as provided in Section 8(b) of Part I of this Statement, but not prior thereto, any other series or class or classes of shares ranking junior to the Preferred Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the Preferred Shares shall not be entitled to share therein.

            (e) Certain Events Not Constituting Liquidation. Neither the sale of all or substantially all the property or business of the Fund, nor the merger or consolidation of the Fund into or with any legal entity nor the merger or consolidation of any legal entity into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 8.

      9. Over-Collateralization Test Maintenance.

            (a) So long as Preferred Shares are outstanding, the Fund shall determine as of each Reporting Date whether each Over-Collateralization Test is satisfied on such date. On or before 5:00 P.M., New York City time, on the third Business Day after a Reporting Date on which the Fund fails to satisfy either Over-Collateralization Test, and on or before the third Business Day after both Over-Collateralization Tests are next subsequently satisfied (if they are subsequently satisfied), the Fund shall, in accordance with the Preferred Shares Insurance Agreement, complete and deliver to the Credit Enhancer a Collateral Maintenance Report as of the date of such failure or satisfaction, as the case may be. The Fund shall also, in accordance with the Preferred Shares Insurance Agreement, deliver a Collateral Maintenance Report to the Credit Enhancer as of the last Business Day in each December of each year in which the Preferred Shares Insurance Policy is in effect on such day, in each case on or before the third Business Day after such day (each such day, an "Annual Valuation Date"). A failure by the Fund to deliver a Collateral Maintenance Report pursuant to the preceding sentence shall be deemed to be a delivery of a Collateral Maintenance Report indicating non-satisfaction by the Fund of each Over-Collateralization Test.

            (b) Within ten Business Days after the date of delivery of a Collateral Maintenance Report in accordance with the Preferred Shares Insurance Agreement relating to an Annual Valuation Date, the Fund shall cause the Independent Accountant to confirm in writing to the Credit Enhancer (i) the mathematical accuracy of the calculations reflected in such Collateral Maintenance Report (and in any other Collateral Maintenance Report, randomly selected by the Independent Accountant, that was prepared by the Fund during the quarter ending on such Annual Valuation Date), and (ii) that, in such Collateral Maintenance Report (and in such randomly selected Collateral Maintenance Report), the Fund properly determined in accordance with this Statement whether the Fund, at such Annual Valuation Date (and at the Reporting Date addressed in such randomly selected Collateral Maintenance Report), satisfied both Over-Collateralization Tests (such information is herein called the "Auditor's Confirmation") . Within 60 days after the end of each fiscal year of the Fund, the Fund shall deliver to the Credit Enhancer financial statements of the Fund as at the end of and for such fiscal year together with the Independent Auditor's report thereon.

            (c) Within ten Business Days after the date of delivery of a Collateral Maintenance Report in accordance with sub-paragraph (a) of this
      Section 9 relating to any Reporting Date on which the Fund failed to satisfy either Over-Collateralization Test, and relating to the first subsequent date, if any, on which each such test is satisfied, the Fund shall cause the Independent Accountant to provide to the Credit Enhancer an Auditor's Confirmation as to such Collateral Maintenance Report.

            (d) If any Auditor's Confirmation delivered pursuant to sub-paragraph (b) or (c) of this Section 9 shows that an error was made in the Collateral Maintenance Report for a particular Reporting Date for which such Auditor's Confirmation was required to be delivered, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Fund, and the Fund shall, as may be required by the Preferred Shares Insurance Agreement, accordingly amend and deliver the Collateral Maintenance Report to the Credit Enhancer promptly following receipt by the Fund of such Auditor's Confirmation.

      10. Miscellaneous.

            (a) Amendment of Appendix A to Add Additional Series. Subject to the provisions of Section 3(c) and 6(a) of this Part I, the Board of Directors may, by resolution duly adopted, with the prior written consent of the Credit Enhancer but without shareholder approval (except as otherwise provided by this Statement or required by applicable law), amend and restate Appendix A and/or Part II hereto to (1) reflect any amendments hereto which the Board of Directors is entitled to adopt pursuant to the terms of this Statement without shareholder approval or (2) add additional series of Preferred Shares (and terms relating thereto) to the series theretofore described therein. Each such additional series shall be governed by the terms of this Statement.

            (b) Appendices A, B and C. Appendices A, B and C hereto are incorporated in and made a part of this Statement by reference thereto; provided, however, that Appendices B and C are incorporated herein by reference only to the extent necessary to define capitalized terms used herein and not defined herein but defined therein, including any other terms defined in such documents that are necessary to define such terms.

            (c) No Fractional Shares. No fractional shares of Preferred Shares shall be issued.

            (d) Status of Preferred Shares Redeemed, Exchanged or Otherwise Acquired by the Fund. Preferred Shares which are redeemed, exchanged or otherwise acquired by the Fund shall return to the status of authorized and unissued preferred shares without designation as to series.

            (e) Board May Resolve Ambiguities. To the extent not prohibited by applicable law, the Board of Directors may, with the prior written consent of the Credit Enhancer but without further approval by the shareholders, interpret or adjust the provisions of this Statement to resolve any inconsistency or ambiguity or to remedy any formal defect and may with the prior written consent of the Credit Enhancer amend this Statement with respect to any series of Preferred Shares prior to the issuance of shares of such series.

            (f) Headings Not Determinative. The headings contained in this Statement are for convenience of reference only and shall not affect the meaning or interpretation of this statement.

            (g) Notices. All notices or communications, unless otherwise specified in the By-Laws of the Fund or this Statement, shall be sufficiently given if in writing and delivered in person or mailed by a nationally recognized overnight courier. The Fund shall promptly notify any Rating Agency then rating the Preferred Shares at the request of the Fund if the Fund no longer desires such Rating Agency to continue rating the Preferred Shares or of any determination made by the Board of Directors described in Section 10(e) of Part I of this Statement.

            (h) References to Collateral Valuation Schedules; Accounting Matters; Asset Coverage Determinations.

                  (1) References to a term having the meaning set forth in both
            Collateral Valuation Schedules shall be applied separately using such term as defined in each of the Collateral Valuation Schedules; provided, however, that (i) if at any time none of the Term Preferred Shares are then rated by Moody's but some or all of the Term Preferred Shares are rated by S&P, the Moody's Collateral Valuation Schedule shall not be applicable for any purpose hereunder and (ii) if at any time none of the Term Preferred Shares are then rated by S&P but some or all of the Term Preferred Shares are rated by Moody's, the S&P Collateral Valuation Schedule shall not be applicable for any purpose hereunder.

                  (2) For purposes of this Statement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP as in effect on the Closing Date and as applied in the preparation of the financial statements of the Company referred to in Section 13.2 of the Operating Agreement.

                  (3) For purposes of determining whether any of the asset
            coverages required to be maintained pursuant to the Investment Company Act are maintained as of any date, such asset coverage may be calculated on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of the applicable determination.


                                    PART II

      1. Transfer of Preferred Shares.

            (a) So long as the shares of a series of Preferred Shares are represented by a global certificate as provided in Section 2 of Part II of this Statement, a beneficial holder of Preferred Shares may sell, transfer or otherwise dispose of Preferred Shares of such series only in whole shares and only pursuant to the procedures established by the Securities Depository or its successor. If the shares of a series of Preferred Shares are no longer represented by a global certificate as provided in Section 2 of Part II of this Statement, the shares of such series of Preferred Shares may be sold only in reliance on an exemption from the registration requirements of the Securities Act.

      2. Global Certificate.

      Except as otherwise determined by the Fund, (i) all of the shares of a series of Preferred Shares outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee and (ii) no registration of transfer of shares of a series of Preferred Shares shall be made on the books of the Fund to any Person other than the Securities Depository or its nominee.

      Except as otherwise determined by the Fund, each certificate for shares or any series of Preferred Shares shall include the following legend:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER HEREOF, BY PURCHASING THE SECURITY REPRESENTED BY THIS CERTIFICATE, AGREES FOR THE BENEFIT OF YORK ENHANCED STRATEGIES FUND, LLC (THE "COMPANY") THAT THE SECURITY REPRESENTED BY THIS CERTIFICATE ARE BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE OPERATING AGREEMENT AND PREFERRED SHARES PURCHASE AGREEMENT RELATING TO THE SECURITY AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY REPRESENTED BY THIS CERTIFICATE WILL BE REQUIRED TO EXECUTE A PURCHASER'S LETTER RELATING TO THE SHARES CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS
      (1) AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A) (1),
      (2), (3) OR (7) UNDER THE SECURITIES ACT, (2) "QUALIFIED CLIENT" WITHIN THE MEANING OF RULE 205-3 UNDER THE INVESTMENT ADVISERS ACT OF 1940,
      (3) "QUALIFIED PURCHASER" WITHIN THE MEANING OF SECTION 2(a)(51)(A) UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND THE REGULATIONS PROMULGATED THEREUNDER, AND (4) "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A OF THE SECURITIES ACT.

            UNLESS THIS SHARE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. ("CEDE") OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

            EACH HOLDER OF THE SHARES REPRESENTED HEREBY IS DEEMED TO REPRESENT AND WARRANT THAT EITHER (A) IT IS NOT AND WILL NOT BE A BENEFIT PLAN INVESTOR WITHIN THE MEANING OF U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101(F)(2), A GOVERNMENTAL PLAN (AS DEFINED IN
      SECTION 3(32) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) ("A GOVERNMENTAL PLAN"), A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) THAT HAS NOT MADE AN ELECTION UNDER
      SECTION 410(D) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (A "CHURCH PLAN") OR A FOREIGN PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR FOREIGN LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR
      (B) ITS PURCHASE AND, PROVIDED THE COMPANY REMAINS A REGISTERED INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT, HOLDING AND DISPOSITION OF THE SHARES REPRESENTED HEREBY WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR IN THE CASE OF A GOVERNMENTAL PLAN, A CHURCH PLAN OR A FOREIGN PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE, LOCAL OR FOREIGN LAW), UNLESS AN EXEMPTION IS AVAILABLE (ALL OF THE CONDITIONS OF WHICH HAVE BEEN SATISFIED), OR IN ANY OTHER VIOLATION OF AN APPLICABLE REQUIREMENT OF ERISA, THE CODE OR OTHER APPLICABLE LAW.

            ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER OR ANY INTERMEDIARY. THE COMPANY HAS THE RIGHT, UNDER THE OPERATING AGREEMENT, TO COMPEL ANY DEFAULTING MEMBER (AS DEFINED IN THE OPERATING AGREEMENT) TO SELL ITS INTEREST IN THE SECURITIES, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

      3. Force Majeure.

            (a) Notwithstanding anything else set forth herein, if a Dividend Payment Date is not a Business Day because the New York Stock Exchange is closed for business, or because commercial banks in New York, New York, Los Angeles, California or the city in which the Corporate Trust Office (as such term is defined in the Indenture) is located are authorized or required by applicable law to close, or due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the dividend payable on such date can not be paid for any such reason, then:

                  (1) the Dividend Payment Date for the affected Rate Period shall be the next Business Day on which the Fund and its paying agent, if any, are able to cause the dividend to be paid using their reasonable best efforts;

                  (2) the affected Rate Period shall end on the day it would have ended had such event not occurred and the Dividend Payment Date had remained the scheduled date; and

                  (3) the next Rate Period will begin and end on the dates on which it would have begun and ended had such event not occurred and the Dividend Payment Date remained the scheduled date.

      4. Preferred Member of the Fund.

      Each registered holder of the Preferred Shares shall be automatically admitted as a Preferred Member (as defined in the Operating Agreement) of the Fund.

      IN WITNESS WHEREOF, YORK ENHANCED STRATEGIES FUND, LLC, has caused these presents to be signed as of November 17, 2005 in its name and on its behalf by its President and attested by an Authorized Person. Said officers of the Fund have executed this Statement as officers and not individually, and the obligations and rights set forth in this Statement are not binding upon any such officers, or the directors or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.


                              YORK ENHANCED STRATEGIES FUND, LLC



                              By:   _____________________________
                              Name:
                              Title:



November 17, 2005

                                  APPENDIX A


TERMS OF SERIES A-1 FLOATING RATE TERM PREFERRED SHARES OF YORK ENHANCED STRATEGIES FUND, LLC


                                  SECTION 1

Designation as to Series.

      A series of Series A-1 Floating Rate Term Preferred Shares (the "Term Preferred Shares"), with a Per Share Liquidation Preference of $1,000 per share, is hereby designated "Series A-1 Floating Rate Term Preferred
Shares." All Term Preferred Shares have an Applicable Rate equal to the applicable LIBOR for the applicable Rate Period plus 0.30% per annum plus an additional amount. The additional amount (the "Additional Amount") will be payable for any Rate Period only if U.S. withholding tax is required to be paid by any Holder of Term Preferred Shares with respect to an amount of dividends payable on the Term Preferred Shares for such Rate Period. In the event no such withholding tax is required for a Rate Period, then the Additional Amount will be zero for that Rate Period. In the event an Additional Amount is payable, then the Additional Amount will be a number which is equal to (A) 0.42857 multiplied by (B) the amount of dividends (which could be all or some portion of the aggregate dividends payable to the Holders of the Term Preferred Shares) which are subject to withholding for the Rate Period. In addition, the Term Preferred Shares shall have an initial Dividend Payment Date of March 15, 2006; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Operating Agreement of the Fund applicable to Preferred Shares of the Fund, as set forth in Part I and
Part II of this Statement.

      The amount of dividends per share payable on the Term Preferred Shares on any date on which dividends shall be payable on such shares shall be computed by multiplying the Applicable Rate for such shares in effect for such Rate Period or Rate Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Rate Period or Rate Periods or part thereof (calculated on the basis of a 360 day year) and the denominator of which shall be 360, and applying the rate obtained against $1,000.

      In accordance with and subject to the terms of Section 6(a) of Part I of the Statement, the Board of Directors may, from time to time with the Credit Enhancer's prior written consent but without the vote or consent of the Holders of Preferred Shares, authorize, create or issue any additional series of Preferred Shares, by amending and restating this Appendix A to provide for such additional series. Such additional series shall be subject to the terms of the Statement, and any such amended and restated Appendix A shall be deemed to be a part of the Statement upon its approval by the Board of Directors. For purposes of any amendment and restatement, the designation of the initial series of Preferred Shares and each amendment and restatement of the Appendix A for any additional series shall be deemed to be included in each subsequent amendment and restatement without being set forth therein.

                                  SECTION 2

Number of Authorized Shares Per Series.

      The number of authorized shares constituting the Term Preferred Shares is 136,000.


                                  SECTION 3
Initial Rate Period.

      The Initial Rate Period for the Term Preferred Shares shall be the period from and including the Date of Original Issue thereof to and including March 14, 2006.


                                  SECTION 4

Dividend Payment Dates.

      Except as otherwise provided in Section 2(d) of Part I of this Statement, dividends shall be payable on the Term Preferred Shares for the Initial Rate Period on March 15, 2006, and for each subsequent Rate Period on the next succeeding March 15, June 15, September 15 or December 15.


                                  SECTION 5

Redemption Price.

      The Redemption Price for any Term Preferred Share shall be an amount equal to the sum of $1,000 plus any accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed for redemption.

                                  APPENDIX B
                    MOODY'S COLLATERAL VALUATION SCHEDULE

Calculation of Moody's Advance Amount

      "Moody's Advance Rate" means the Moody's Senior Advance Rate or the Moody's Total Advance Rate, as applicable.

      "Moody's Senior Advance Rate" means, for purposes of determining the Senior Over-Collateralization Test, for each Moody's Asset Category, the percentage specified in the table below opposite such Moody's Asset Category:

                 Moody's              Moody's Aaa
              Asset Category         Advance Rate
              --------------         ------------
                   A-1                  100.00%
                   A-2                  97.00%
                   A-3                  91.75%
                   A-4                  79.75%
                   A-5                  69.25%
                   A-6                  63.75%
                   B-1                  89.00%
                   B-2                  87.70%
                   B-3                  75.25%
                   B-4                  81.50%
                   B-5                  79.00%
                   B-6                  59.00%
                   B-7                  73.00%
                   B-8                  68.75%
                   B-9                  54.50%
                   B-10                 48.50%
                   C-1                  91.00%
                   C-2                  79.75%
                   C-3                  83.75%
                   C-4                  71.25%
                   C-5                  66.75%
                   C-6                  52.25%
                   D-1                  80.00%
                   D-2                  73.00%
                   D-3                  70.00%
                   D-4                  64.75%
                   D-5                  48.00%
                   D-6                  44.50%
                   E-1                  72.00%
                   E-2                  66.75%
                   E-3                  61.00%
                   E-4                  57.75%
                   E-5                  35.50%

                 Moody's              Moody's Aaa
              Asset Category         Advance Rate
              --------------         ------------
                   E-6                  35.50%
                   F-1                  53.50%
                   F-2                  50.25%
                   F-3                  42.25%
                   F-4                  42.25%
                   F-5                  25.25%
                   F-6                  25.25%
                   G-1                  57.00%
                   G-2                  47.75%
                   G-3                  40.75%
                   G-4                  29.75%
                   H-1                  24.50%
                   H-2                  22.25%
                   H-3                  18.75%
                   H-4                  15.75%
                   I-1                  58.75%
                   I-2                  39.25%
                   I-3                  19.25%
                  J-1(A)                33.00%
                  J-1(B)                18.00%
                   J-2                  20.25%
                   J-3                  14.25%
                   J-4                  26.25%

      "Moody's Total Advance Rate" means, for purposes of determining the Total Over-Collateralization Test, for each Moody's Asset Category, the percentage specified in the table below opposite such Moody's Asset Category:

                 Moody's              Moody's Aa2
              Asset Category         Advance Rate
              --------------         ------------
                   A-1                  100.00%
                   A-2                  97.50%
                   A-3                  93.00%
                   A-4                  82.75%
                   A-5                  73.50%
                   A-6                  67.50%
                   B-1                  90.50%
                   B-2                  89.50%
                   B-3                  79.25%
                   B-4                  85.25%
                   B-5                  83.25%
                   B-6                  66.25%
                   B-7                  78.75%
                   B-8                  74.00%
                   B-9                  61.75%
                   B-10                 55.00%
                   C-1                  93.00%
                   C-2                  84.25%

                 Moody's              Moody's Aa2
              Asset Category         Advance Rate
              --------------         ------------
                   C-3                  86.75%
                   C-4                  76.50%
                   C-5                  71.50%
                   C-6                  55.75%
                   D-1                  83.75%
                   D-2                  78.00%
                   D-3                  74.50%
                   D-4                  70.00%
                   D-5                  52.00%
                   D-6                  48.00%
                   E-1                  77.00%
                   E-2                  72.50%
                   E-3                  66.75%
                   E-4                  63.70%
                   E-5                  39.25%
                   E-6                  39.25%
                   F-1                  60.75%
                   F-2                  57.75%
                   F-3                  49.00%
                   F-4                  49.00%
                   F-5                  29.50%
                   F-6                  29.50%
                   G-1                  60.75%
                   G-2                  52.00%
                   G-3                  47.00%
                   G-4                  34.25%
                   H-1                  31.25%
                   H-2                  28.50%
                   H-3                  25.50%
                   H-4                  21.50%
                   I-1                  62.75%
                   I-2                  45.00%
                   I-3                  24.50%
                  J-1(A)                44.00%
                  J-1(B)                24.50%
                   J-2                  20.50%
                   J-3                  14.75%
                   J-4                  27.00%

      "Moody's Advance Amount" means the Moody's Senior Advance Amount or the Moody's Total Advance Amount, as applicable.

      Notwithstanding the foregoing or anything in the definitions of Moody's Senior Advance Amount or Moody's Total Advance Amount, for purposes of determining the Moody's Advance Amount,

      (i) the Market Value of any Unhedged Foreign Investment shall be 95% of the Market Value thereof otherwise determined in accordance with the above procedures; provided that, if the Foreign Issuer of such Unhedged Foreign

            Investment is from a country whose sovereign debt rating in a non-local currency is not assigned a rating of "Aa2" or better by Moody's (and, if rated "Aa2" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's), the Market Value of such Unhedged Foreign Investment shall be 85% of the Market Value thereof otherwise determined in accordance with the above procedures;

      (ii) the percentage applicable above to Cash in a currency other than Dollars shall be 95% (and not 100%; provided that, if such Cash is the currency of a country whose sovereign debt rating in a non-local currency is not assigned a rating of "Aa2" or better by Moody's (and, if rated "Aa2" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's), the applicable percentage shall be 85%, unless such Cash is protected against currency fluctuations as a result of Currency Hedging Transactions, in which case, the percentage applicable shall be 100%;

      (iii) the Market Value of any Structured Product Transaction, if positive, shall be 95% of the Market Value thereof otherwise determined in accordance with the above procedures and, in the case of any Structured Product Transaction in which the Fund purchases a CDS, the full amount of the premiums to be paid by the Fund for the duration of such CDS will be deducted from the Market Value of such Structured Product Transaction; and

      (iv) with respect to any Fund Investments in any Foreign Issuer from a country that becomes an Ineligible Country after the Fund has invested in such Fund Investment (and such Fund Investment does not have a guarantor located in a currently Eligible Country), so long as such Fund Investment is not an Excluded Investment under clause (viii) of the definition thereof, the Market Value of such Fund Investment shall be 90% of the Market Value thereof otherwise determined in accordance with the above procedures.

            For purposes of calculating the Moody's Advance Amount, the Fund shall assign each Eligible Investment to one of the following categories (each, a "Moody's Asset Category") commencing upon the initial acquisition thereof (and, for purposes of this categorization, the Market Value Price of a Fund Investment trading at par is equal to $1.00):

      "Asset Category A-1 Investments" means (a) Cash and (b) Cash Equivalents described in clause (vi) of the definition of such term and (c) Cash Equivalents described in clauses (i), (ii), (iii) or (iv) of the definition of such term that mature on the Business Day next following the date of acquisition thereof or, in the case of any money market accounts, are payable on demand of the holder or within one Business Day of demand.

      "Asset Category A-2 Investments" means Cash Equivalents (other than Cash in U.S. dollars, U.S. Government Securities and Cash Equivalents described in clauses (b) or (c) of the definition of Asset Category A-1 Investments) and U.S. Government Securities with maturities of less than or equal to 183 days.

      "Asset Category A-3 Investments" means U.S. Government Securities with final maturities more than 183 days but less than or equal to two (2) years.

      "Asset Category A-4 Investments" means U.S. Government Securities with final maturities more than two (2) years but less than or equal to ten (10) years.

      "Asset Category A-5 Investments" means U.S. Government Securities with final maturities more than ten (10) years but less than or equal to twenty
(20) years.

      "Asset Category A-6 Investments" means U.S. Government Securities with final maturities more than twenty (20) years but less than or equal to thirty
(30) years.

      "Asset Category B-1 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.90 and
(iii) are rated "Ba3" or better by Moody's.

      "Asset Category B-2 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.90 and
(iii) are rated "B1", "B2" or "B3" by Moody's.

      "Asset Category B-3 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.90 and
(iii) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

      "Asset Category B-4 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.80 and less than $0.90 and (iii) are rated "Ba3" or better by Moody's.

      "Asset Category B-5 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.80 and less than $0.90 and (iii) are rated "B 1", "B2" or "B3" by Moody's.

      "Asset Category B-6 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.80 and less than $0.90 and (iii) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

      "Asset Category B-7 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.70 and less than $0.80 and (iii) are rated "Ba3" or better by Moody's.

      "Asset Category B-8 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.70 and less than $0.80 and (iii) are rated "B1", "B2" or "B3" by Moody's.

      "Asset Category B-9 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.70 and less than $0.80 and (iii) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

      "Asset Category B-10 Investments" means Bank Loans which (i) are Performing and (ii) have a Market Value Price less than $0.70.

      "Asset Category C-1 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of five (5) years or less and (iv) are rated "Baa3" or better by Moody's.

      "Asset Category C-2 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of five (5) years or less and (iv) are rated "Baa3" or better by Moody's.

      "Asset Category C-3 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Baa3" or better by Moody's.

      "Asset Category C-4 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Baa3" or better by Moody's.

      "Asset Category C-5 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of more than ten (10) years and (iv) are rated "Baa3" or better by Moody's.

      "Asset Category C-6 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of more than ten (10) years and (iv) are rated "Baa3" or better by Moody's.

      "Asset Category D-1 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of five (5) years or less and (iv) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

      "Asset Category D-2 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of five (5) years or less and (iv) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

      "Asset Category D-3 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

      "Asset Category D-4 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

      "Asset Category D-5 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of more than ten (10) years and (iv) are rated "Bal", "Ba2" or "Ba3" by Moody's.

      "Asset Category D-6 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of more than ten (10) years and (iv) are rated "Bal", "Ba2" or "Ba3" by Moody's.

      "Asset Category E-1 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of five (5) years or less and (iv) are rated "B1", "B2" or "B3" by Moody's.
      "Asset Category E-2 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of five (5) years or less and (iv) are rated "B1", "B2" or "B3" by Moody's.

      "Asset Category E-3 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "B1", "B2" or "B3" by Moody's.

      "Asset Category E-4 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "B1", "B2" or "B3" by Moody's.

      "Asset Category E-5 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of more than ten (10) years and (iv) are rated "B1", "B2" or "B3" by Moody's.

      "Asset Category E-6 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of more than ten (10) years and (iv) are rated "B1", "B2" or "B3" by Moody's.

      "Asset Category F-1 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of five (5) years or less and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

      "Asset Category F-2 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of five (5) years or less and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

      "Asset Category F-3 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

      "Asset Category F-4 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

      "Asset Category F-5 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate, (iii) have a final maturity of more than ten (10) years and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

      "Asset Category F-6 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate, (iii) have a final maturity of more than ten (10) years and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

      "Asset Category G-1 Investments" means convertible High Yield Bonds and convertible Mezzanine Investments (other than Preferred Stock) which (i) are Performing and (ii) are rated "Baa3" or better by Moody's.

      "Asset Category G-2 Investments" means convertible High Yield Bonds and convertible Mezzanine Investments (other than Preferred Stock) which (i) are Performing and (ii) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

      "Asset Category G-3 Investments" means convertible High Yield Bonds and convertible Mezzanine Investments (other than Preferred Stock) which (i) are Performing and (ii) are rated "B1", "B2" or "B3" by Moody's.

      "Asset Category G-4 Investments" means all other convertible High Yield Bonds and convertible Mezzanine Investments (other than Preferred Stock) which are Performing.

      "Asset Category H-1 Investments" means convertible Preferred Stock which (i) is Performing and (ii) is publicly issued Preferred Stock.

      "Asset Category H-2 Investments" means Preferred Stock which is not convertible Preferred Stock and which (i) is Performing and (ii) is publicly issued Preferred Stock.

      "Asset Category H-3 Investments" means convertible Preferred Stock which (i) is Performing and (ii) is privately issued Preferred Stock.

      "Asset Category H-4 Investments" means Preferred Stock which is not convertible Preferred Stock and which (i) is Performing and (ii) is privately issued Preferred Stock.

      "Asset Category I-1 Investments" means Bank Loans which (i) are non-Performing and (ii) have a Market Value Price greater than or equal to $0.85.

      "Asset Category I-2 Investments" means Bank Loans which (i) are non-Performing and (ii) have a Market Value Price less than $0.85.

      "Asset Category I-3 Investments" means High Yield Bonds and Mezzanine Investments (convertible and non-convertible) and Preferred Stock, in each case, which are non-Performing.

      "Asset Category J-1(A) Investments" means Equity Securities that are issued by companies that are included in the S&P 500.

      "Asset Category J-1(B) Investments" means Equity Securities that are issued by companies that are not included in the S&P 500.

      "Asset Category J-2 Investments" means Private Equity Securities (other than Preferred Stock).

      "Asset Category J-3 Investments" means CDO Debt Securities and Structured Product Transactions (other than Fully Collateralized Structured Product Transactions) and Fund Investments (other than Preferred Stock) in Mezzanine Investments not otherwise described in any of the preceding Asset Categories.

      "Asset Category J-4 Investments" means Fund Investments in Bank Loans or High Yield Bonds not otherwise described in any of the preceding Asset Categories.

      Rating Procedures. References herein to any rating by Moody's or S&P shall include ratings determined by such Rating Agency or in accordance with guidelines approved by such Rating Agency (including, in the case of Moody's, Moody's Rating Correlation Procedures) and shall also be deemed to include an equivalent rating in a successor rating category of Moody's or S&P, as the case may be, or if neither of Moody's or S&P is in the business of rating securities, an equivalent rating from another Rating Agency. Notwithstanding the foregoing, for so long as Moody's is in the business of rating securities, unless the Rating Agency Condition with respect to Moody's shall have been satisfied or the Fund Investment in question is issued by Moody's or any Affiliate of Moody's, the Moody's Rating Correlation Procedures shall be applied.

      Notwithstanding any other provision contained above:

      (i) for purposes of determining whether a Fund Investment falls within a specific Moody's Asset Category, to the extent that any Fund Investment would fall in more than one of the Moody's Asset Categories, such Fund Investment shall be deemed to fall into the Moody's Asset Category with the lowest specified Moody's Advance Rate unless the Insurer otherwise agrees and the Rating Agency Condition with respect to Moody's has been satisfied;

      (ii) Fund Investments that are CDO Debt Securities will be assigned to an Asset Category for High Yield Bonds using a rating that is (i) one rating category (i.e., three rating subcategories) below the Moody's rating, if such CDO Debt Security is rated by Moody's, and (ii) two rating categories (i.e., six rating subcategories) below the actual public S&P's rating, if such CDO Debt Security is not rated by Moody's but is publicly rated by S&P;

      (iii) any Fund Investments constituting Busted Convertible Bonds shall be deemed to fall into the Moody's Asset Category into which such Fund Investment would otherwise fall if it were not a convertible security; provided that the Market Value of any Busted Convertible Bonds shall be 95% of the Market Value thereof otherwise determined in accordance with the valuation procedures set forth herein;

      (iv) for the purpose of determining the Moody's Advance Rate applicable to a Fully Collateralized Structured Product Transaction, such Fully Collateralized Structured Product Transaction shall be deemed to fall into the Moody's Asset Category of its reference obligation; all other Structured Product Transactions shall be Moody's Asset Category J-3 Investments;

      (v) for the purpose of determining the Moody's Advance Rate applicable to Fund Investments that are Hedging and Short Sale Transactions, at any time during the 60-day time period described in clause (vii) of the definition of Excluded Investments below, the Moody's Advance Rate will be 90% of the Moody's Advance Rate calculated for such Fund Investment pursuant to the Moody's Advance Rate table in the definition of Moody's Advance Rate above; and

      (vi) for the purpose of determining the Moody's Advance Rate applicable to Fund Investments in Bank Loan Participations at any time during the 60-day time period described in clause (vii) of the definition of Excluded Investments below, the Moody's Advance Rate will be 90% of the Moody's Advance Rate, calculated for such Fund Investment pursuant to the Moody's Advance Rate table above.

      "Moody's Senior Advance Amount" as of any date of determination under the Senior Over-Collateralization Test, means an amount equal to the sum of
(i) the aggregate for all Eligible Investments (other than Short Sale Transactions and Warrant/Option Investments) determined for each such Eligible Investment by multiplying (1) the Market Value (determined as described below) of such Eligible Investment (determined as described below) by (2) the Moody's Senior Advance Rate for the Moody's Asset Category applicable to such Eligible Investment under the Senior Over-Collateralization Test, (ii) the aggregate Secured Hedging

Advance Amounts as of such date, (iii) the Defensive Hedge Advance Amount as of such date, (iv) the Moody's Warrant/Option Advance Amount as of such date, (v) the Moody's Net Accrual Amount as of such date and (vi) the Aggregate Short Sale Advance Amount as of such date.

      "Moody's Total Advance Amount" as of any date of determination under the Total Over-Collateralization Test, means an amount equal to the sum of
(i) the aggregate for all Eligible Investments (other than Short Sale Transactions and Warrant/Option Investments) determined for each such Eligible Investment by multiplying (1) the Market Value (determined as described below) of such Eligible Investment (determined as described below) by (2) the Moody's Total Advance Rate for the Moody's Asset Category applicable to such Eligible Investment under the Total Over-Collateralization Test, (ii) the aggregate Secured Hedging Advance Amounts as of such date,
(iii) the Defensive Hedge Advance Amount as of such date, (iv) the Moody's Warrant/Option Advance Amount as of such date, (v) the Moody's Net Accrual Amount as of such date and (vi) the Aggregate Short Sale Advance Amount as of such date.

Determination of Fund Investments Constituting Eligible Investments

      "Eligible Investments" means, at any date, all Fund Investments in the Collateral on such date other than Excluded Investments.

      "Excluded Investments" means (without duplication):

      (i) Fund Investments to the extent that they are (A) not subject to a perfected security interest (subject in priority only to any liens permitted under the Indenture) in favor of the Collateral Agent for its benefit and the benefit of the other Secured Parties (as defined in the Pledge and Intercreditor Agreement) or
            (B) subject to any Liens other than Permitted Liens (the terms "Liens" and "Permitted Liens" as used in this Appendix have the meanings ascribed thereto under the Indenture); provided, however, that Liens on Cash or other Fund Investments held in a Short Sale Customer Account or a Short Sale Broker Account shall not be Permitted Liens for purposes of this definition and such Cash or Fund Investments held in any Short Sale Customer Account or a Short Sale Broker Account shall be Excluded Investments;

      (ii)  Excess Fund Investments;

      (iii) Fund Investments that have been borrowed or lent;

      (iv) Fund Investments denominated in any currency (A) that is not a currency freely convertible into Dollars or (B) that is subject to any currency exchange restrictions;

      (v) Fund Investments denominated in any currency other than Dollars or Eligible Foreign Currencies, unless at the time of purchase of such Fund Investments denominated in any currency other than Dollars or Eligible Foreign Currencies, at least 100% of the Market Value of such Fund Investments is protected against currency fluctuations pursuant to Currency Hedging Transactions;

      (vi) Fund Investments in CDO Debt Securities unless the applicable agreements governing such CDO Debt Securities do not permit the issuer of such CDO Debt Securities to purchase a security issued by a Foreign Issuer from a country whose unsupported sovereign non-local currency debt obligations are not assigned a rating of "Aa2" or better by Moody's if after giving effect to such purchase more than 5% of the total funded debt and contributed equity capitalization of the issuer of such CDO Debt Securities would be invested in countries whose unsupported sovereign non-local currency debt obligations are not assigned a rating of "Aa2" or better by Moody's;

      (vii) Fund Investments in any Bank Loan Participation held by the Fund for more than 60 consecutive days during any period while the participating entity has a long-term debt-rating of below "A3" by Moody's (unless the obligation of such participating entity is guaranteed by an entity whose long-term debt obligations are rated "A3" or better by Moody's (and, if rated "A3" by Moody's, such rating has not been placed in a credit watch with negative implications by Moody's);

     (viii) Fund Investments in any Foreign Issuer from an Ineligible
            Country (unless the applicable Fund Investment is unconditionally and irrevocably guaranteed by a guarantor located in a currently Eligible Country); provided, that if a country becomes an Ineligible Country after the Fund has invested in a Fund Investment relating to such country (and such Fund Investment does not have a guarantor located in a currently Eligible Country), such Fund Investment will not be subject to this clause
            (viii) until such country has been an Ineligible Country for 180 consecutive days;

      (x) Fund Investments in CDO Debt Securities issued by an issuer for which the Investment Manager or any of its Affiliates acts as the collateral manager or investment manager or in any comparable capacity;

      (xi)  Fund Investments in securities issued by the Fund;

      (xii) Fund Investments in any Hedging and Short Sale Transaction held by the Fund for more than 60 consecutive days during any period while the counterparty to such Hedging and Short Sale Transaction has a long-term debt-rating of lower than "A3" by Moody's (unless the obligations of such counterparty are guaranteed by an entity whose long-term debt rating is "A3" or higher by Moody's) (in each case, if rated "A3" by Moody's, such rating has not been placed in a credit watch with negative implications by Moody's);

      (xiii)      Fund Investments in CDO Equity Securities;

      (xiv) Fund Investments in catastrophe bonds and any other non-credit risk securities; and

      (xv) Fund Investments not otherwise expressly described in the Asset Categories above.

      Excluded Investments are excluded from the calculation of the Market Value of the Collateral for purposes of the Moody's Valuation Procedures; however, the Collateral may include Excluded Investments.

Application of Portfolio Limitations

      "Portfolio Limitations" means, at any applicable date of determination (determined without duplication):

      (i) the aggregate Market Value of Fund Investments in any single issuer in excess of 5% of Total Capitalization; provided, however, that the foregoing 5% limit will be increased, up to a maximum of 7.5% (not to include any Non-Cash Pay Instruments, any Non-Performing Instruments or any Company Investments (other than Equity Securities) that are rated "Caal" or lower by Moody's), for each of any three issuers;

      (ii) the aggregate Market Value of Fund Investments in issuers in any single Industry in excess of 15% of Total Capitalization; provided, however, that the foregoing 15% limit will be excepted, up to a maximum of 20%, for each of any two Industry classifications;

      (iii) the aggregate Market Value of Fund Investments in all Semi-Liquid Investments, Illiquid Investments and Non-Cash Pay Instruments in excess of 45% of Total Capitalization;

      (iv) the aggregate Market Value of Fund Investments in all Illiquid Investments in excess of 20% of Total Capitalization;

      (v) the aggregate Market Value of Fund Investments consisting of (a) Bank Loan Participations wherein the participating entities (or the entities guaranteeing the obligations of such participating entities) with the same rating by Moody's in excess of the applicable percentage of Total Capitalization set forth in the table below (or such greater percentage approved by the Insurer and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied), and (c) Bank Loan Participations wherein the total exposure to any single participating entity is in excess of the applicable percentage of Total Capitalization set forth in the table below (or such greater percentage approved by the Insurer and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied);

--------------------------------------------------------------------------------
    Long Term Rating of             Any Single                 Aggregate
  Participating Entities    Participating Entity Limit  Participating Entities
                                                                 Limit
--------------------------------------------------------------------------------
            Aaa                        7.5%                      20.0%
--------------------------------------------------------------------------------
            Aa1                        7.5%                      20.0%
--------------------------------------------------------------------------------
            Aa2                        7.5%                      20.0%
--------------------------------------------------------------------------------
            Aa3                        7.5%                      15.0%
--------------------------------------------------------------------------------
            A1                         5.0%                      15.0%
--------------------------------------------------------------------------------
            A2                         2.5%                      10.0%
--------------------------------------------------------------------------------
            A3*                        2.5%                      5.0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Long Term Rating of             Any Single                 Aggregate
  Participating Entities    Participating Entity Limit  Participating Entities
                                                                 Limit
--------------------------------------------------------------------------------
       Baa1 or lower                   0.0%                      0.0%
--------------------------------------------------------------------------------

      Notwithstanding the foregoing, in no event will the aggregate Market Value of the Bank Loan Participations exceed 20% of Total Capitalization at any time.

      -------------------------

      * The percentages in this row apply only if such rating is not on a credit watch with negative implications by Moody's. If such rating is on a credit watch with negative implications by Moody's, both the individual and the aggregate percentage limits shall be zero.

      (vi) the aggregate Market Value of Fund Investments consisting of (a) Hedging and Short Sale Transactions wherein the counterparties (or the entities guaranteeing the obligations of such counterparties) with the same rating by Moody's in excess of the applicable percentage of Total Capitalization set forth below (or such greater percentage approved by the Insurer and the Trustee and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied) and (b) Hedging and Short Sale Transactions wherein the total exposure to any single counterparty is in excess of the applicable percentage of Total Capitalization set forth in the table below (or such greater percentage approved by the Insurer and the Trustee and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied);

--------------------------------------------------------------------------------
    Long Term Rating of             Any Single                 Aggregate
      Counterparties            Counterparty Limit       Counterparties Limit
--------------------------------------------------------------------------------
            Aaa                        7.5%                      20.0%
--------------------------------------------------------------------------------
            Aa1                        7.5%                      20.0%
--------------------------------------------------------------------------------
            Aa2                        7.5%                      20.0%
--------------------------------------------------------------------------------
            Aa3                        7.5%                      15.0%
--------------------------------------------------------------------------------
            A1                         5.0%                      15.0%
--------------------------------------------------------------------------------
            A2                         2.5%                      10.0%
--------------------------------------------------------------------------------
            A3*                        2.5%                      5.0%
--------------------------------------------------------------------------------
       Baa1 or lower                   0.0%                      0.0%
--------------------------------------------------------------------------------

      Notwithstanding the foregoing, in no event will the aggregate Market Value of Hedging and Short Sale Transactions exceed 20% of Total
Capitalization at any time.

      -------------------------

      * The percentages in this row apply only if such rating is not on a credit watch with negative implications by Moody's. If such rating is on a credit watch with negative implications by Moody's, both the individual and the aggregate percentage limits shall be zero.

      (vii) the aggregate Market Value of Fund Investments (calculated using the absolute value of each Fund Investment) consisting of Structured Product Transactions in excess of 10% of Total Capitalization;

     (viii) the aggregate Market Value of Fund Investments consisting of Non-Performing Instruments in excess of 25% of Total Capitalization;

      (ix) the aggregate Market Value of Fund Investments consisting of convertible securities in excess of 25% of Total Capitalization;

      (x) the aggregate Market Value of Fund Investments consisting of CDO Debt Securities in excess of 5% of Total Capitalization;

      (xi) the aggregate Market Value of Fund Investments that are Preferred Stock in excess of 15% of Total Capitalization;

      (xii) the aggregate Market Value of Fund Investments consisting of(A) Private Equity Securities of any single issuer in excess of 3% of Total Capitalization; provided that the foregoing 3% limit will be increased, up to a maximum of 4%, for each of any two issuers of Private Equity Securities; provided, further, that the foregoing 4% limit will be increased, up to a maximum of 5%, for one of such two issuers of Private Equity Securities; and (B) Private Equity Securities in excess of 10% of Total Capitalization;

     (xiii) the aggregate Market Value of Fund Investments that are Asset-Backed Securities in excess of 5% of Total Capitalization;

      (xiv) the aggregate Market Value of Fund Investments that are Dollar-denominated investments (A) in Foreign Issuers domiciled in Designated Countries in excess of 10% of Total Capitalization and (B) in any single Foreign Issuer domiciled in a Designated Country in excess of 5% of Total Capitalization;

      (xv) the aggregate Market Value of Fund Investments that are non-Dollar-denominated investments in excess of 10% of Total Capitalization;

      (xvi) the aggregate Market Value of Fund Investments that are Equity Securities in excess of 20% of Total Capitalization; and

     (xvii) the aggregate Market Value of Fund Investments that are (determined without duplication) Non-Performing Instruments, Equity Securities and Fund Investments that are rated "Caal" or lower by Moody's in excess of 50% of Total Capitalization.

      Notwithstanding the foregoing:

      (A) in the event that a Fund Investment is reclassified after its acquisition by the Fund, for purposes of calculating the Moody's Advance Amount, the exclusions described above in clauses (iii) and (iv), that would otherwise become applicable following such reclassification will not apply to assets owned by the Fund (or which the Fund had committed to purchase) on or prior to the date of such reclassification until 30 days after such reclassification but shall apply (on a pro forma basis giving effect to such reclassification for all Fund Investments) to any asset acquired by the Fund after the date of such reclassification which the Fund had not committed to purchase on or prior to the date of such reclassification;

      (B) for purposes of clause (i) above, a Related Person of any Person shall be considered the same "issuer" as such Person unless such Person is a bankruptcy remote entity; and

      (C) under no circumstances shall any Cash, Cash Equivalent or U.S. Government Securities be excluded from Eligible Investments based upon the Portfolio Limitations set forth above.

Determination of the Market Value of Fund Investments

      The Fund shall calculate the Market Value (i) of each Fund Investment that is not an Unquoted Investment on a weekly basis as of the Determination Date for each calendar week and (ii) of each Fund Investment that is an Unquoted Investment as set forth in the definition of "Market Value" below.

      "Market Value" means

            (a)   with respect to Cash, the current balance thereof;

            (b) with respect to any Cash Equivalent (x) of the type described in clause (ii) of the definition thereof (excluding banker's acceptances), the current balance thereof, (y) of a type described in clause
(iii) of the definition thereof (and banker's acceptances described in clause
(ii) thereof), the original purchase price thereof, and (z) of a type described in clause (v) of the definition thereof, the aggregate current net value thereof;

            (c) with respect to any Fund Investment (other than Structured Product Transactions, Unquoted Investments, Cash and Cash Equivalents described in clause (b) above) at any date, an amount determined by the Fund that is not in excess of the product of (x) the Market Value Price for each unit of such Fund Investment on such date (and, with respect to any Securities which have an amortizing principal amount, the then current factor related thereto, if applicable) times (y) the number of units of such Fund Investment held by the Fund; and

            (d) with respect to any Fund Investment other than Cash and Cash Equivalents which is an Unquoted Investment at any date, the value thereof most recently determined by the Fund in accordance with the procedures described below;

      provided, however, (x) for purposes of making such determinations,

                  (1) the frequency of determination of the Market Value of any Illiquid Investment will be at least quarterly as of each Quarterly Date and, except as otherwise provided in the following clauses, the frequency of determination of the Market Value of any Semi-Liquid Investment will be at least monthly as of the last Business Day of each calendar month;

                  (2) for Semi-Liquid Investment positions with a Market Value of $35 million or greater but less than $70 million (and all positions subject to this clause (x)(2) by reason of clause (y) below), a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal at least monthly;

                  (3) for Semi-Liquid Investment positions with a Market Value of $70 million or greater, a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal at least monthly and an Approved Third-Party Appraisal at least quarterly; and

                  (4) for Illiquid Investment positions with a Market Value of $35 million or greater (and all positions subject to this clause (x)(4) by reason of clause (y) below) an Approved Third-Party Appraisal at least quarterly;

      (y) notwithstanding the foregoing, the aggregate Market Value of all Unquoted Investment positions whose value is determined by the Fund without relying on the methodology set forth in subclauses
            (2), (3) or (4) of clause (x) above (it being understood that such methodology may be used for Unquoted Investments with Market Values below the thresholds set forth in such subclauses) may not exceed 5% of Total Capitalization and all such Unquoted Investment positions (i.e., those in excess of such limit and as selected by the Fund) will be subject to subclauses (2) or (4) of clause (x) above depending upon whether any such Unquoted Investment is a Semi-Liquid Investment or an Illiquid Investment; and

      (z) in no event will the Market Value of any Unquoted Investment exceed the lesser of (i) the most recently obtained quotation or appraisal obtained as provided in clauses (x) or (y) above and
            (2) the value most recently determined by the Fund.

      Notwithstanding the foregoing, if the Investment Manager shall on any day actually determine that (i) the Market Value of any Semi-Liquid Investment determined as of the last Business Day of the preceding calendar month or (ii) the Market Value of any Illiquid Investment determined as of the last Quarterly Date has decreased since such last Business Day of the preceding calendar month or last Quarterly Date, the Market Value of such Fund Investment shall be such decreased value, and if the Investment Manager subsequently actually determines on any day prior to the next determination of its Market Value that the value of such Fund Investment has further decreased, the Market Value of such Fund Investment shall be such decreased value. If, on the other hand, the Investment Manager shall subsequently actually determine that the value of such Fund Investment has increased, the Market Value of such Fund Investment shall be such increased value; provided that in no event shall the Market Value of any such Fund Investment whose value is so increased be greater than the Market Value of such Fund Investment previously determined as of the last Business Day of the preceding calendar month (in the case of Semi-Liquid Investments) or as of the last Quarterly Date (in the case of Illiquid Investments). It is expressly understood that the Investment Manager shall have no duty whatsoever to specifically monitor or otherwise investigate any value changes described in this paragraph.

      Prior to the first available quotation or appraisal of any Unquoted Investment obtained as provided above, the Market Value of such Unquoted Investment will be the lower of the value thereof as most recently determined by the Fund and cost. In the event that the Fund elects in its discretion to book, for purposes of its own financial accounting records, any Unquoted Investment at a value lower than that which would require a valuation by an Approved Investment Banking Firm or an Approved Third-Party Appraisal, as the case may be, then the Market Value of such Unquoted Investment shall be such lower value used by the Fund for purposes of its own financial accounting records.

      Notwithstanding the foregoing, the Market Value of any Structured Product Transaction at any date will be equal to the net settlement amount, if any, that the Fund would receive if such Structured Product Transaction was terminated or liquidated early in accordance with its terms on such date as determined by the Fund.

      The Market Value of any CDO Debt Security shall be based upon a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal.

      The Market Value of any Defensive Hedge Transaction where the related Fund Investment is part of the Collateral shall be the amount, as determined by the Fund, by which the Protected Market Value with respect to such Fund Investment exceeds the product of the Market Value of the Fund Investment (or, if less, the portion thereof that is an Eligible Investment), as otherwise determined in accordance with these procedures, and the applicable Advance Rate for such Fund Investment. The Market Value of any Defensive Hedge Transaction where the Fund Investment is not part of the Collateral shall be the Protected Market Value with respect to such Fund Investment.

      For purposes of the definition of Market Value, (i) accrued interest on any interest-bearing Eligible Investment shall be excluded in the determination of Market Value by the party making such determination and (ii) the Market Value of all non-Dollar Fund Investments shall be converted into Dollars at the then current spot rate (after taking into account the effect of any Currency Hedging Transactions with respect to such Fund Investment).

      "Market Value Price" means with respect to any Fund Investment (other than Cash, Structured Product Transactions and Unquoted Investments) at any date, the price for each unit of such Fund Investment at such date obtained from an Approved Source, including any of (a) in the case of an Approved Exchange, the closing price as of the most recent Determination Date on such Approved Exchange, or if such Approved Exchange is NASDAQ, the closing bid price at such date (or if such Approved Exchange is closed for business at such date, then the most recent available closing price or closing bid price, as the case may be), provided that bonds may not be priced based upon the price on an Approved Exchange pursuant to this clause (a), (i) prior to the termination (without replacement) of the Indenture, without the consent of the Trustee and the Insurer and (ii) after termination (without replacement) of the Indenture, without the consent of the Insurer, (b) the average of the bid prices at such date quoted by two Approved Dealers, or (c) the price obtained at such date from an Approved Pricing Service.

      For the purpose of this Schedule, any calculation or other determination required to be made by the Fund shall be made by the Investment Manager on behalf of the Fund, subject to the provisions of the Investment Management Agreement.

Certain Definitions

      The following are definitions of certain terms used in this Schedule and elsewhere in the Indenture. Terms used in this Schedule and not defined below have the meanings given them elsewhere in this Schedule or in the Indenture.

      "Advance Rate" means the Moody's Advance Rate.

      "Aggregate Short Sale Advance Amount" means as of any date of determination, the aggregate of the Short Sale Advance Amount of all Short Sale Transactions; provided, however, that if on any date the aggregate Market Value (as determined as of the date each Bank Loan or Security was borrowed by the Issuer in connection with any Short Sale Transaction) of the Bank Loans and other Securities comprising all Short Sale Transactions exceeds the greater of (A) 15% of Total Capitalization and (B) 15% of the Net Asset Value of the Issuer, then the Aggregate Short Sale Advance Amount for that portion of the Bank Loans or other Securities comprising such Short Sale Transactions, the Market Value (as determined as of the date each Bank Loan or Security was borrowed by the Issuer in connection with any Short Sale Transaction) of which exceeds the greater of (A) or (B) above, shall be deemed to be zero.

      "Approved Counterparty" means (i) any financial institutions, banks or investment banking firms having a long term rating of at least "Al" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "Al" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's) or (ii) any counterparty set forth in the Indenture (or any successor to any such listed counterparty) or any other counterparty designated by the Fund in writing and approved by the Insurer.

      "Approved Dealer" means (a) in the case of any Fund Investment that is not a U.S. Government Security, any bank or broker-dealer designated by the Fund in writing and approved by the Insurer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied, (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities, as reported by the Federal Reserve Board, which as of the date hereof maintains a website at http://www.ny.frb.org, or (c) in the case of either of the foregoing, the banks and broker-dealers set forth on Annex I hereto under "Approved Dealers."

      "Approved Exchange" means, with respect to any Security, (a) any major securities or options exchange, the NASDAQ or any other exchange or quotation system providing regularly published securities prices designated by the Fund in writing and approved by the Insurer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied, or (b) the exchanges set forth on Annex I hereto under "Approved Exchanges."

      "Approved Investment Banking Firm" means (a) any investment banking firm designated by the Fund in writing and approved by the Insurer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied, or (b) the firms set forth on Annex I hereto under "Approved Investment Banking Firms."

      "Approved Pricing Service" means (a) a pricing or quotation service designated by the Fund in writing and approved by the Insurer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied, or (b) the services set forth on Annex I hereto under "Approved Pricing Services."

      "Approved Source" means any of (i) two Approved Dealers, (ii) an Approved Exchange or (iii) an Approved Pricing Service, provided, that, for purposes of the Over-Collateralization Tests, a Bank Loan, High Yield Bond or Mezzanine Investment which is a Fund Investment shall be considered "quoted" or "priced" by an Approved Source only if, in the reasonable judgment of the Fund, such Approved Source will continue to provide quotations with respect to such Bank Loan, High Yield Bond or Mezzanine Investment on an on-going basis in the ordinary course of its business as a pricing service or dealer, as the case may be.

      "Approved Third-Party Appraisal" means an appraisal by an Approved Third-Party Appraiser.

      "Approved Third-Party Appraiser" means (a) a third-party appraiser that is not an Affiliate of either the Fund or the Investment Manager (or subject to an agreement to become such an Affiliate) designated by the Fund in writing and approved by the Insurer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied, or (b) the third-party appraisers set forth on Annex I hereto under "Approved Third-Party Appraisers."

      "Asset-Backed Security" means any fixed income Security that is (i) backed by and paid primarily from the proceeds (or payments or proceeds of a disposition) of Eligible Assets, and (ii) issued in a transaction structured to (A) isolate the Security and the Eligible Assets backing the Security from the credit risk of the sponsor of the transaction and (B) result in the creditworthiness of such Security being primarily dependent upon (x) the creditworthiness of the Eligible Assets backing such Security and (y) any credit support provided with respect to the creditworthiness of such Eligible Assets; provided, however, that in no event shall an "Asset-Backed Security" include any of the following: (a) a Security issued to provide debtor-in-possession financing, (b) a Security issued in connection with a receivables financing, an equipment trust certificate or similar Security,
(c) an Equity Security (including an Equity Security that is characterized as a note), (d) a Structured Product Transaction, (e) a CDO Debt Security or (f) a Defensive Hedge Transaction.

      "Bank Loan Participation" means a Bank Loan in the form of a participation.

      "Bank Loans" means direct purchases of, assignments of, participations in and other interests in senior debt (including term loans, revolving credit lines and other similar loans and investments).

      "Business Day" means each day other than a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

      "Busted Convertible Bond" means any convertible bond that, in the Fund's determination, trades like a fixed income investment and has a negligible option value.

      "Capital Stock" of any Person means shares, equity interests (including limited partnership interests and limited liability company interests), participations or other equivalents (however designated) of corporate stock of such Person.

      "Cash" means any immediately available funds in U.S. dollars or any currency other than U.S. dollars which is a freely convertible currency (including amounts held in the Custodial Account or on deposit with the Custodian pursuant to "sweep" arrangements linked to the Custodial Account).

      "Cash Equivalents" means investments (other than Cash) that are one or more of the following obligations or Securities:

      (i)   U.S. Government Securities;

      (ii) certificates of deposit of, banker's acceptances issued by or money market accounts in any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities, so long as the deposits offered by such depository institution or trust company at the time of such investment are rated and have a rating of at least "P-1" if rated by Moody's or "A-1+" if rated by S&P (and, if rated "P-1" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) (or, in the case of the principal depository institution in a holding company system whose deposits are not so rated, the long term debt obligations of such holding company are rated and such rating is at least "Al" if rated by Moody's and "A+" if rated by S&P (or, if rated "Al" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's));

      (iii) commercial paper issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities, or any corporation incorporated under the laws of the United States of America or any state thereof, so long as the commercial paper of such issuer is rated and has at the time of such investment a short term rating of at least "P- l" if rated by Moody's or "A-1" if rated by S&P (and, if rated "P-1" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's);

      (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof the obligations of which at the time of such investment are rated and that have a credit rating of at least "P-1" if rated by Moody's and "A- l" if rated by S&P (and, if rated "P-1" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) either at the time of such investment or the making of a contractual commitment providing for such investment;

      (v) shares of any money market fund or similar investment vehicle, so long as such money market fund is rated and has at the time of such investment a short-term rating of at least "Aaa" and "MRl+" if rated by Moody's and "AAA" if rated by S&P (and, if rated "Aaa" and "MRl+" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's);

      (vi) unleveraged overnight repurchase obligations on customary terms with respect to investments described in clauses (i) through (v) above entered into with a depository institution, trust company or corporation of the type described in clause (iii) above or a Subsidiary of any such depository institution, trust company or corporation if such depository institution, trust company or corporation also has a rating of at least "Al" and "P-1" if rated by Moody's or "A+" if rated by S&P (and, if rated "Al" and "P-1" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's); and

      (vii) preferred shares rated in the highest investment rating category by Moody's and S&P or otherwise with respect to which the Rating Agency Condition is satisfied;

      provided, that: (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone; (ii) Cash Equivalents referred to in clauses (ii) and (iii) above shall mature within 183 days of issuance; (iii) if any of Moody's or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody's or S&P, as the case may be; (iv) if any of Moody's or S&P is not in the business of rating securities, then any ratings included in this definition shall be deemed to be an equivalent rating from another Rating Agency; (v) Cash Equivalents (other than U.S. Government Securities or money market funds maintained by the Custodian) shall not include any such investment of more than $100 million in any single issuer; (vi) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars or Eligible Foreign Currencies; and
      (vii) none of the foregoing obligations or securities will constitute Cash Equivalents (A) if all, or substantially all, of the remaining amounts payable thereunder will consist of interest and not principal payments, or (B) if such security has an assigned rating from S&P with an "r" or "t" subscript, or (C) if such security is a mortgage-backed security or (D) if such security is an inverse floater security.

      "CDO Debt Securities" means any Securities that entitle the holders thereof to receive payments that depend primarily on cash flow from, or proceeds upon the sale of a pool of Securities serving as collateral for such Securities; provided that if more than one class or other similar designation of such Securities receive payments that depend primarily on cash flow from all or substantially all of the underlying collateral Securities, then the class or other similar designation the payment of which is most deeply subordinated (other than any class or other similar designation constituting only nominal capital) and any class or other similar designation that, as indicated in any relevant offering documentation, is stated to be at least reasonably likely to be treated as equity for U.S. Federal income tax purposes will be excluded from "CDO Debt Securities"; provided, further that
(x) CDO Debt Securities shall not include any Structured Product Transaction and (y) CDO Debt Securities shall only include CDO Debt Securities issued in a "cash-flow" or "market value" collateralized debt obligation transactions.

      "CDO Equity Securities" means any Securities (other than CDO Debt Securities) that entitle the holders thereof to receive payments that depend primarily on cash flow from, or proceeds upon sale of a pool of Securities serving as collateral for such Securities (whether or not such Securities have been rated by a nationally recognized statistical rating organization); provided that CDO Equity Securities shall not include any Structured Product Transaction.

      "CDS" means a credit default swap substantially in the form approved by the Insurer, which approval shall not be unreasonably withheld.

      "Contributed Company Capital" means, at any date, the aggregate gross amount of Cash contributed as equity capital (excluding, for the avoidance of doubt, the Preferred Shares) to the Fund by the holders of the Common Shares on or prior to such date (without regard to any other changes in Company Equity).

      "Currency Hedging Transaction" means (i) any Swap Transaction entered into by the Fund with an Eligible Counterparty intended to convert any payment on a Debt or other obligation of the Fund or any Company Investment denominated in one currency to another currency or to protect against fluctuations in the exchange rate of a currency in which a payment to be made or received by the Fund is denominated and (ii) any Swap Transaction entered into by the Fund intended to convert any payment on a Debt or other obligation of the Fund or any Company Investment denominated in one currency to another currency or to protect against fluctuations in the exchange rate of a currency in which a payment to be made or received by the Fund is denominated and pursuant to which the Fund has no on-going payment obligations.

      "Defensive Hedge Advance Amount" means, as of any date of determination, 98% of the aggregate Market Value of all Defensive Hedge Transactions; provided, however, that the Defensive Hedge Advance Amount shall in no event exceed an amount equal to (x) 20% of the Total Capitalization as of such date of determination less (y) the sum of the aggregate Market Value as of such date of determination of all Fund Investments in Bank Loan Participations and Structured Product Transactions and, if the Secured Hedging Advance Amount is positive, the Secured Hedging Advance Amount.

      "Defensive Hedge Transaction" means a Hedging and Short Sale Transaction between the Fund and an Eligible Counterparty intended to protect the Fund against fluctuations in the market value of a Fund Investment and pursuant to which (i) the Eligible Counterparty has agreed for a period of time, at the direction of the Fund, to (a) purchase the Fund Investment at an agreed strike price or (b) pay to the Fund, at the Fund's election, an amount by which an agreed strike price exceeds the current price of the Fund Investment; (ii) the Eligible Counterparty does not have recourse to the Collateral or the Fund for any amounts owing to such counterparty thereunder; and (iii) the Fund may (a) pay a fee to the Eligible Counterparty in connection with the transaction, (b) remove the Fund Investment from the Custodial Account (whereby it is no longer part of the Collateral) and pledge the Fund Investment to the counterparty as security for its obligations to the Eligible Counterparty and (c) agree to deliver the Fund Investment to the Eligible Counterparty in satisfaction of all of its obligations to the Eligible Counterparty in connection with the transaction.

      "Designated Country" means (i) each of Canada, Great Britain, Australia, Denmark, New Zealand, Sweden, Switzerland, Luxembourg, The Netherlands and any G-7 nation, (ii) any other country whose unsupported sovereign debt obligations are rated at least Aa2 by Moody's and (iii) each other country identified by the Fund from time to time and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.

      "Determination Date" means (a) with respect to any regularly scheduled Valuation Statement prepared pursuant to the Indenture or the Operating Agreement and any other Preferred Shares document, the related Reporting Date, (b) for the purpose of determining the Market Value Price of a Fund Investment at any date when the Fund is in compliance, or reasonably believes it is in compliance, with the covenants relating to the Over-Collateralization Tests, the last Business Day of the preceding calendar week ending prior to such date and (c) for the purpose of determining the Market Value Price of a Fund Investment at any date when the Fund is not, or reasonably believes that it is not, in compliance with any covenant relating to the Over-Collateralization Tests, the date on which the most current pricing information with respect to such Fund Investment is reasonably available.

      "Distressed Debt" means debt Securities and Bank Loans which are, in the Investment Manager's reasonable business judgment, impaired in fundamental ways due to credit, liquidity, interest rate or other issues, which may not be performing or may be in default, and which are generally trading at a substantial discount to par.

      "Eligible Assets" means financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to security holders.

      "Eligible Counterparty" means, with respect to any Hedging and Short
Sale Transaction (other than a CDS in which the Fund is the counterparty writing or providing the protection with respect to the reference asset), (a) any Approved Counterparty or (b) any Person (i) (x) in the case of a Currency Hedging Transaction, having a long term rating of at least "Aa3" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "Aa3" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's) and (y) in all other cases, having a long term rating of at least "Al" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "Al" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's),
(ii) if no short term rating is available, (x) in the case of a Currency
Hedging Transaction, having a long term rating of "Aa2" or better by Moody's (and, if rated "Aa2" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) and (y) all other cases, having a long term rating of "Aa3" or better by Moody's (and, if rated "Aa3" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) or (iii) whose obligations in respect of all Hedging and Short Sale Transactions entered into with the Fund are absolutely and unconditionally guaranteed by an Affiliate of such Person having (x) (A) in the case of a Currency Hedging Transaction, having a long term rating of at least "Aa3" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "Aa3" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's) and (B) in all other cases, having a long term rating of at least "Al" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "Al" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's) or (y) if no short term rating is available, (A) in the case of a Currency Hedging Transaction, having a long term rating of "Aa2" or better by Moody's (and, if rated "Aa2" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) and (B) in all other cases, having a long term rating of "Aa3" or better by Moody's (and, if rated "Aa3" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's); provided that with respect to any counterparty with which the Fund has entered into a Hedging and Short Sale Transaction, such counterparty that would qualify as an "Eligible Counterparty" pursuant to clause (b) above but for the fact that such counterparty had suffered a ratings downgrade shall be deemed to be an "Eligible Counterparty" for thirty 30 days after the day it would otherwise have ceased to qualify as an Eligible Counterparty.

      "Eligible Country" means each country (i) whose unsupported sovereign debt obligations are rated "Aa2" or better by Moody's (and, if rated "M1" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) or (ii) that is a Designated Country whose unsupported sovereign debt obligations are rated "A3" or better by Moody's (and, if rated "A3" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's).

      "Eligible Foreign Currencies" means (i) Australian Dollars, Canadian Dollars, Pounds Sterling and Euros and (ii) each other currency identified by the Fund from time to time and confirmed in writing as acceptable by the Trustee, the Insurer and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.

      "Eligible Investments" has the meaning assigned to such term in this Schedule under "Determination of Fund Investments Constituting Eligible Investments."

      "Equity Securities" means equity securities (including, for the avoidance of doubt, Private Equity Securities) that will generally consist of common or preferred stock of small to medium capitalization companies that have either (i) undergone leveraged buyouts or recapitalizations, yet are still substantially leveraged, or (ii) been burdened by complex legal, financial or ownership issues and are selling at a discount to the underlying asset or business value.

      "Excess Fund Investments" means any Fund Investments or portion thereof having a Market Value in excess of the percentages of Total Capitalization set forth in the definition of Portfolio Limitations (in each case determined by the Fund using the most recent Market Value for the applicable Fund Investments).

      "Excluded Investments" has the meaning assigned to such term in this Schedule under "Determination of Fund Investments Constituting Eligible Investments."

      "Foreign Issuer" means any issuer of a Fund Investment that is incorporated or otherwise formed or organized outside the United States unless such Fund Investment is irrevocably and unconditionally guaranteed by any United States corporation, company, trust or other business entity; provided, however, that none of the following shall be a Foreign Issuer:

(i) an offshore holding company issuer whose operating subsidiaries principally do business, and hold their assets, in the United States, or (ii) an issuer of a CDO Debt Security.

      "Fully Collateralized Structured Product Transaction" means a Structured Product Transaction relating to a single Bank Loan or High Yield Bond pursuant to which the Fund is required to pledge collateral in an amount that is not less than 100% of the notional amount of such transaction.

      "Fund Investments" means all Cash, Cash Equivalents, Bank Loans, Securities, Short Sale Transactions and Structured Product Transactions owned by the Fund. Fund Investments which the Fund has contracted to purchase shall not be deemed for purposes of the Indenture to be owned by the Fund until settlement of such purchase and Fund Investments which the Fund has contracted to sell shall not cease to be Fund Investments for purposes of the Indenture until settlement of such sale.

      "Hedging and Short Sale Transaction" means any transaction entered into by the Fund with an Eligible Counterparty that is (i) a Swap Transaction;
(ii) an Interest Rate Hedging Transaction; (iii) a Currency Hedging Transaction; (iv) a transaction under which the Fund borrows a Bank Loan or Security and sells or otherwise disposes of such or any substantially similar Bank Loan or Security prior to the date on which the same must be returned to the lender thereof (and commonly known as a "short sale"), (v) a Securities Lending Transaction; (vi) a credit derivative transaction (including, but not limited to, a CDS) or repurchase agreement; (vii) an obligation to enter into any of the foregoing; or (viii) any combination of any of the foregoing.

      "High Yield Bonds" means debt Securities (including convertible debt Securities) that are generally rated below "Baa3" by Moody's, (a) which are issued pursuant to a public registration, Rule 144A or as a private placement and (b) which are not Cash Equivalents, Bank Loans, Mezzanine Investments or CDO Debt Securities.

      "Illiquid Investments" means (a) Unquoted Investments that do not qualify as Semi-Liquid Investments.

      "Industry" means any industry category listed in Annex I hereto under "Moody's Industry Classifications" or any other such industry category designated by the Fund in writing and approved by the Insurer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.

      "Ineligible Country" means any country other than the United States or an Eligible Country.

      "Interest Only Security" means any security that by its terms provides for periodic payments of interest and does not provide for the repayment of a stated principal amount.

      "Interest Rate Hedging Transaction" means (i) any Swap Transaction entered into by the Fund with an Eligible Counterparty intended to protect the Fund against changes in the floating rate of interest payable on all or a portion of any Debt or other obligation of the Fund or its subsidiaries or on any Fund Investment or to protect against fluctuations in interest rates, or
(ii) any Swap Transaction or repurchase agreement entered into by the Fund, in each case with an

Eligible Counterparty, intended to protect against changes in the market value of any Fund Investment resulting from fluctuations in interest rates.

      "Market Value" has the meaning assigned to such terms in this Schedule under "Determination of Market Value of Fund Investments."

      "Market Value Price" has the meaning assigned to such term in this Schedule under "Determination of Market Value of Fund Investments."

      "Mezzanine Investments" means (i) debt Securities or other obligations of an issuer (including convertible debt Securities and obligations and Securities backed by real estate collateral) that (A) are subordinated to other debt of such issuer and (B) may be issued with equity participation features such as convertibility, senior equity securities, common stock or warrants or (ii) Preferred Stock issued in connection with management buyouts, acquisitions, refinancings, recapitalizations and later stage growth capital financings.

      "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

      "Moody's Net Accrual Amount" means, as of any date, an amount, which may be positive or negative, equal to (i) the aggregate amount of accrued interest payable to the Fund on all interest-bearing Eligible Investments, all declared but unpaid dividends payable on Eligible Investments that are Equity Securities and all due and unpaid commitment fees payable to the Issuer in respect of Eligible Investments, in each case as of such date minus
(ii) the aggregate amount of accrued interest, dividends (including, without duplication, any Company Tax Distribution), premiums, commitment fees and Unissued Share Fee and accrued and unpaid Administrative Expenses, if any, payable by the Fund as of such date in respect of Indebtedness issued pursuant to the Indenture and the Preferred Shares, respectively; provided that until the earlier of two years after the Closing Date or the date on which the Fund shall have drawn $404.5 million of the Equity Capital Commitments, the Moody's Net Accrual Amount shall not be less than zero.

      "Moody's Rating Correlation Procedures" means the following procedures, which shall be applied to any Fund Investment for which an Assigned Moody's Rating is not otherwise required and does not have an Assigned Moody's Rating:

      (i) if another security or obligation of the same issuer has an Assigned Moody's Rating, then the applicable rating of such Fund Investment shall be determined as follows: (a) if there is an Assigned Moody's Rating of a security of the issuer of the same priority, then the rating of such Fund Investment shall be such rating; (b) if the Assigned Moody's Rating is on a senior unsecured obligation of the issuer, then the applicable rating of such Fund Investment (1) shall be one subcategory above such Assigned Moody's Rating, if such Fund Investment is a senior secured obligation of the issuer, with a rating of "Aaa" remaining the same; (2) shall be two subcategories below such Assigned Moody's Rating, if such rating is "B1" or higher and if such Fund Investment is a subordinated obligation of the issuer,
            (3) shall be one subcategory below such Assigned Moody's Rating if such rating is between "B2" and "Ca," inclusive, and if such Fund Investment is a subordinated obligation of the issuer; and (4) otherwise shall be "C" if such Fund Investment is a subordinated obligation of the issuer; (c) if the Assigned Moody's Rating is on a subordinated obligation of the issuer and if such Fund Investment is a senior secured obligation of the issuer, then the applicable rating of such Fund Investment (1) shall be one subcategory above such Assigned Moody's Rating if such rating is "Baa3" or higher, (2) shall be two subcategories above such Assigned Moody's Rating if such rating is "B2" or higher, but lower than "Baa3," (3) shall be one subcategory above such Assigned Moody's Rating if such rating is "B3" and (4) otherwise shall equal such rating; (d) if there is an Assigned Moody's Rating on a subordinated obligation of the issuer and if such Fund Investment is a senior unsecured obligation of the issuer, then the applicable rating of such Fund Investment (1) shall be one subcategory above such Assigned Moody's Rating if such rating is "B3" or higher and (2) otherwise shall equal such rating; and (e) if the Assigned Moody's Rating is on a senior secured obligation of the issuer, then the applicable rating of such Fund Investment (1) shall be one subcategory below such Assigned Moody's Rating if such rating is "Ca" or higher and such Fund Investment is a senior unsecured obligation of the issuer; (2) shall be two subcategories below such Assigned Moody's Rating if such rating is "Caa2" or higher and such Fund Investment is a subordinated obligation of the issuer; and (3) otherwise shall be "C"; and

      (ii) if no other security or obligation of the same issuer has an Assigned Moody's Rating, the applicable ratings of such Fund Investment shall be determined using any one of the methods below:

A. (1) if such Fund Investment has an Assigned S&P Rating, then the applicable rating of such Fund Investment will be (a) one subcategory below the Moody's equivalent of the Assigned S&P Rating if such Fund Investment is rated "BBB-" or higher by S&P; and (b) two subcategories below the Moody's equivalent of the Assigned S&P Rating if such Fund Investment is rated "BB+" or lower by S&P; and

      (2) if such Fund Investment does not have an Assigned S&P Rating but another security or obligation of the issuer has an Assigned S&P Rating ("parallel security"), then the Fund may elect (x) to apply the Moody's equivalent of the rating of such parallel security determined in accordance with the methodology set forth in subclause (1) above, in which case, the applicable rating of such Fund Investment will be determined in accordance with the methodology set forth in clause (i) above (for such purpose treating the parallel security as if it had an Assigned Moody's Rating with the rating determined pursuant to this subclause (2)) or (y) to present such Fund Investment to Moody's for an estimate of such Fund Investment's rating factor as provided in clause B below;

B. if such Fund Investment does not have an Assigned Moody's Rating or Assigned S&P Rating and (x) no other security or obligation of the issuer has an Assigned Moody's Rating or Assigned S&P Rating or (y) another security or obligation of the issuer has an Assigned S&P
      Rating, and the Fund so elects as provided in clause A(2)(y) above, then the Fund may present such Fund Investment to Moody's for an estimate of such Fund Investment's rating factor, from which its corresponding Moody's rating may be determined, which shall be the applicable rating; provided that pending receipt from Moody's of such estimate, such Fund Investment shall have an applicable rating of "B3" if the Fund certifies to the Trustee that the Fund believes that such estimate will be at least "B3";

C. with respect to a Fund Investment issued by a U.S. issuer, if (1) neither the issuer nor any of its Affiliates is subject to reorganization or bankruptcy proceedings, (2) no debt securities or obligations of the issuer are in default, (3) neither the issuer nor any of its Affiliates have defaulted on the payment of any debt during the past two years, (4) the issuer has been in existence for the past four years, (5) the issuer is current on any cumulative dividends, (6) the fixed-charge ratio for the issuer exceeds 120% for each of the past two fiscal years (and for the most recent four quarters), (7) the issuer had a net profit before tax in the past fiscal year and the most recent quarter, and (8) the annual financial statements of the issuer are unqualified and certified by a firm of independent accountants of national reputation, and quarterly statements are unaudited but signed by a corporate officer, the applicable rating of such Fund Investment will be "B3" if such Fund Investment is a senior secured obligation and "Caa1" if such Fund Investment is not a senior secured obligation;

D. with respect to a Fund Investment issued by a U.S. issuer, if (1) neither the issuer nor any of its Affiliates is subject to reorganization or bankruptcy proceedings, (2) no debt security or obligation of the issuer has been in default in payment during the past two years, and (3) such Fund Investment does not fall within the immediately preceding paragraph (C), the applicable rating of such Fund Investment will be "Caa2"; and

E. if a debt security or obligation of the issuer has been in default in payment during the past two years, the applicable rating of such Fund Investment will be "Ca".

      For the purposes of this definition, "Assigned Moody's Rating" means the publicly available rating or the monitored estimated rating expressly assigned to a debt obligation (or facility) by Moody's that addresses the full amount of the principal and interest promised, and "Assigned S&P Rating" means the publicly available rating assigned to a debt obligation (or facility) by S&P that includes no subscripts, asterisks or other qualifications, that is not stated to be an unmonitored rating, and that addresses the full amount of the principal and interest promised.

      "Moody's Warrant/Option Advance Amount" means, as of any date of determination, an amount equal to the sum for all Warrant/Option Investments of the product of(i) the Warrant/Option Intrinsic Value of such Warrant/Option Investment multiplied by (ii) the Moody's Advance Rate for the Moody's Asset Category applicable to the Related Equity Securities of such Warrant/Option Investment.

      "NASDAQ" means the electronic inter-dealer quotation system operated by NASDAQ, Inc., a subsidiary of the National Association of Securities Dealers, Inc., or any successor thereto.

      "Non-Cash Pay Instrument" means a High Yield Bond which falls in Asset Category C, D, E, F or G that (a) does not provide for the payment of cash interest or preferred dividends, or provides for the total deferral of interest until the final maturity thereof, (b) is a debt security that has an initial current yield on the date of purchase or acquisition thereof of less than 2.5% per annum and provides for an increase in the rate of interest payable in respect thereof at any time after the date it was purchased or acquired (other than any increase resulting from (i) a change in a generally recognized floating rate interest rate index, (ii) a change in the weighted average interest rate on underlying collateral in the case of Securities the interest rate on which is based on such weighted average interest rate or
(iii) a change in an interest rate spread or margin resulting from an announced change in the rating of the issuer's debt obligations) or (c) is a debt security that provides for the partial deferral of interest until the final maturity thereof and which has cash interest payable without deferral at a rate per annum less than (x) with respect to Fund Investments bearing interest at a fixed rate, 2.5% per annum and (y) with respect to Fund Investments bearing interest at a floating rate, a eurodollar rate plus 2% per annum. For purposes of clause (b) of this definition, if the current yield is increased to 2.5% or more per annum, then at the time of the increase of such interest rate, the Security will cease to be a "Non-Cash Pay Instrument."

      "Non-Credit Risk Security" means a security with respect to which an institutional money manager would evaluate its value primarily by reference to factors other than (a) the coupon (or the coupon as adjusted for any purchase discount or premium) in relation to prevailing market yields, (b) the credit worthiness of the issuing entity or (c) the adequacy of the underlying financial assets supporting such security to ensure the repayment of the security according to its terms (which adequacy may be measured by a credit analysis of the likelihood of the obligors of such underlying assets to pay according to the terms of such underlying assets and/or an analysis of the sufficiency of the income streams thereon to meet the payment terms of the security).

      "Non-Performing Instrument" means (i) any Fund Investment that is debt and the issuer of which is in default of any principal or interest payment obligations in respect thereof (without giving effect to any applicable grace period or waiver), (ii) any Fund Investment that is Preferred Stock and the issuer of which has failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend or (iii) any Fund Investment that is a CDO Debt Security and the issuer of which has failed to pay any current interest or principal in cash when due.

      "Outstanding Principal Amount" means the outstanding aggregate principal amount of the Notes under the Indenture at any given time.

      "Performing" means, (i) with respect to any Fund Investment that is Bank Loan or other debt, the issuer of such Fund Investment is not in default of any payment obligations in respect thereof, (ii) with respect to any Fund Investment that is Preferred Stock, the issuer of such Fund Investment has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend or (iii) with respect to any Fund Investment that is a CDO Debt Security, the issuer of such Fund Investment has not failed to pay any current interest or principal in cash when due.

      "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Pledge and Intercreditor Agreement" means the Pledge and Intercreditor Agreement dated as of the Closing Date, among the Trustee, the Insurer, the Custodian, the Fund and the Collateral Agent identified therein, as amended, extended, restated, supplemented or modified from time to time in accordance with the terms thereof.

      "Portfolio Limitations" has the meaning assigned to such term in this Schedule under "Application of Portfolio Limitations."

      "Preferred Stock" means, as applied to the Capital Stock of any Person, Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of Capital Stock of such Person.

      "Private Equity Securities" means, at any time of determination any Equity Security which the Fund believes in good faith (based on the facts and circumstances available to it) is (i) commonly regarded by investment professionals as a "private equity security" and (ii) not traded or listed on any national or regional securities exchange, any designated offshore Securities market (as defined in Regulation S under the Securities Act) or on the NASDAQ National Market and is not actively quoted or traded on any automated quotation system or in the over-the-counter market; provided, however, that "Private Equity Securities" shall not include (a) any Equity Securities convertible or exchangeable for any Equity Securities traded or quoted in the markets described in clause (ii) above, or (b)any equity Securities which may be resold under an effective registration statement under the Securities Act at the time of determination.

      "Protected Market Value" means, with respect to any Fund Investment that is the subject of a Defensive Hedge Transaction, the Protected Price of such Fund Investment times the number of units of such Fund Investment that are held by the Fund and are the subject of such Defensive Hedge Transaction.

      "Protected Price" means, with respect to any Defensive Hedge Transaction, (i) the agreed strike price at which the Eligible Counterparty to such Defensive Hedge Transaction has agreed to purchase the Fund Investment that is the subject of such Defensive Hedge Transaction or (ii) the agreed strike price under a Defensive Hedge Transaction pursuant to which the Eligible Counterparty has agreed to pay the Fund an amount equal to the excess of the agreed strike price over the current price of the Fund Investment that is the subject of such Defensive Hedge Transaction.

      "Quarterly Date" means the last Business Day of each February, May, August and November, commencing November 30, 2005.

      "Related Person" means, with respect to any issuer, (a) any Person of which such issuer is a Subsidiary, (b)any Person that is a Subsidiary of such issuer, (c) with respect to a debt obligation, any Person that relies on, or is relied upon for, the cash flows of such issuer to service debt obligations or does not have a credit rating independent of such Person or
(d) with respect to a debt obligation, any Person that guarantees the issuer's payment of such debt obligation; provided, however, that, in any such case, a Person shall not be a Related Person of a second Person solely as a consequence of the common control of such Persons by a single financial sponsor.

      "Reporting Date" means the last Business Day of each calendar week, commencing November 25, 2005.

      "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or any successor thereto.

      "Secured Hedging Advance Amount" means as of any date of determination,
(i) if the Secured Hedging Net Exposure is greater than zero and the Secured Hedging Transactions entered into, in the judgment of the Fund, hedge or mitigate risks to which the Fund is exposed in the conduct of its business or the management of its liabilities, 90% of the Secured Hedging Net Exposure, and (ii) if the Secured Hedging Net Exposure is less than zero, 100% of the Secured Hedging Net Exposure; provided that any Secured Hedging Transaction having a Secured Hedging Net Exposure greater than zero and a counterparty with a rating of less than "A3" by Moody's shall be deemed, for purposes of calculating the Secured Hedging Advance Amount, to have a Secured Hedging Net Exposure of zero.

      "Secured Hedging Net Exposure" as of any date, as to any Secured Hedging Transaction for which a determination thereof is required to be made, shall be determined as follows: (i) each Eligible Counterparty party to each Secured Hedging Transaction shall determine, with respect to the Secured Hedging Transactions entered into by it with the Fund, an amount (the "Secured Net Exposure Component") equal to the net current market value on the bid side of the market if the position is long and on the ask/offer side of the market if the position is short to the Fund on such date of determination of each such Secured Hedging Transaction and (ii) for each Secured Hedging Transaction, the "Secured Hedging Net Exposure" will, as of any date, be equal to the sum of all applicable Secured Net Exposure Components as of such date and may, for purposes of this calculation, be less than zero.

      "Secured Hedging Transaction" means any Interest Rate Hedging Transaction or Currency Hedging Transaction entered into by the Fund with any Person that is an Eligible Counterparty which is secured by Collateral pursuant to the Pledge and Intercreditor Agreement and for avoidance of doubt shall exclude Structured Product Transactions.

      "Securities" means common and preferred stock, partnership units and participations, member interests in limited liability companies, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including, without limitation, warrants, rights, put and call options and other options and rights relating thereto, or any combination thereof), guarantees of indebtedness, choses in action, trade claims, other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans or Hedging and Short Sale Transactions.

      "Securities Lending Counterparty" means any bank, broker-dealer or other financial institution (other than an insurance company) that has:

      (i) in the case of a loan with a term of 90 days or less, short-term senior unsecured debt ratings of "P-1" from Moody's (or a guarantor with such ratings);

      (ii) in the case of a loan with a term of longer than 90 days but less than a year, either (x) a long-term senior unsecured debt rating of at least "Al" by Moody's or (y) both a long term senior unsecured debt rating of "A2" by Moody's and a short term rating of "P-1" by Moody's; and

      (iii) in the case of a loan for a one year term or more, a long-term senior unsecured debt rating that, individually and together with all other Securities Lending Counterparties' ratings, is consistent with the limits set forth in the table below (or a guarantor with such ratings).

      No more than 50% of Total Capitalization may be loaned pursuant to Securities Lending Transactions regardless of duration. At the time a Securities Lending Transaction for a term of one year or more is entered into by the Fund, the percentage of the Fund Investments loaned to a single counterparty shall not exceed the individual percentage set forth below for the credit rating of such counterparty, and the percentage of the Fund Investments loaned by the Fund to counterparties having the same credit rating shall not exceed the aggregate percentage set forth below for such credit rating:

--------------------------------------------------------------------------------
Long-Term Senior Unsecured          Individual                 Aggregate
 Debt Rating of Securities      Securities Lending        Securities Lending
   Lending Counterparty         Counterparty Limit        Counterparty Limit
--------------------------------------------------------------------------------
            Aaa                        10%                        20%
--------------------------------------------------------------------------------
            Aa1                        10%                        20%
--------------------------------------------------------------------------------
            Aa2                        10%                        20%
--------------------------------------------------------------------------------
            Aa3                        10%                        15%
--------------------------------------------------------------------------------
            A1                         10%                        10%
--------------------------------------------------------------------------------
            A2*                         5%                        5%
--------------------------------------------------------------------------------
        A3 or lower                     0%                        0%
--------------------------------------------------------------------------------

      ---------------------------

      * The percentages in this row apply only if such rating is not on a credit watch with negative implications by Moody's. If such rating is on a credit watch with negative implications by Moody's, both the individual and the aggregate percentage limits shall be zero.

      provided, that the Fund may enter into a Securities Lending Transaction with a Securities Lending Counterparty having, at such time, a long-term senior unsecured debt rating below "A2" by Moody's, so long as the Rating Agency Condition with respect to Moody's has been satisfied.

      "Securities Lending Transactions" means all obligations of the Fund (i) to purchase investments which arise out of or in connection with the sale of the same or substantially similar investments or other similar transactions having the same economic effect (excluding Swap Transactions); and (ii) incurred in connection with any security lending transactions described in clause (i) with a Securities Lending Counterparty.

      "Semi-Liquid Investments" means (i) Unquoted Investments that are debt Securities rated "B3" or better by Moody's; (ii) Unquoted Investments that are not subject to any enforceable agreement containing a material condition to, or material restriction on, the ability of the holder of such Unquoted Investment or an assignee of such holder to sell, assign, transfer or otherwise liquidate the investment in a commercially reasonable time and manner (other than in any such agreement contained in the Collateral Documents and customary securities law arrangements or restrictions); (iii) solely for purposes of the definition of Portfolio Limitations, Unquoted Investments which are High Yield Bonds or Mezzanine Investments and are part of an issue that is greater or equal to $40 million in original principal amount; or (iv) solely for purposes of the definition of Portfolio Limitations, Unquoted Investments which are High Yield Bonds that are held by ten or more holders or the issuer thereof has a total capitalization in excess of $150.0 million.

      "Short Sale Advance Amount" means, as of any date of determination with respect to any Short Sale Transaction for which a determination thereof is required to be made, an amount calculated as follows:

      (i) If the Security borrowed by the Fund in connection with such Short Sale Transaction is a Non-Fixed Income Investment:

      Short Sale Advance Amount = S minus M minus X

                          Where:
                          S= The aggregate value of the net proceeds from the sale of the Non-Fixed Income Investment in the Short Sale Transaction that are not included in clause (i) of Moody's Senior Advance Amount or clause (i) of Moody's Total Advance Amount, determined as of the date of such sale.

                          M= The lesser of (a) the Market Value of such Non-Fixed Income Investment as of the date of determination and (b) the original price of such Non-Fixed Income Investment on the date it was borrowed.

                          X= The product of (a) the Market Value of such Non-Fixed Income Investment as of the date of determination, multiplied by (b) one minus the Moody's Advance Rate applicable to such Non-Fixed Income Investment as of the date of determination; provided, however, that in no event shall X be less then 0.

      (ii) If the Bank Loan or Security borrowed by the Fund in connection with such Short Sale Transaction is a Fixed Income Investment:

      Short Sale Advance Amount = S minus M minus Y

                          Where:
                          S= The aggregate value of the net proceeds from the sale of such Fixed Income Investment in the Short Sale Transaction that are not included in clause (i) of Moody's Senior Advance Amount or clause (i) of Moody's Total Advance Amount, determined as of the date of such sale.

                          M= The lesser of (a) the Market Value of such Fixed Income Investment as of the date of determination and (b) the original price of such Fixed Income Investment on the date it was borrowed.

                          Y=      The lesser of (a) the product of (i) the
                                      ------
                                  Market Value of such Fixed Income Investment as of the date of determination, multiplied by (ii) one minus the Moody's Advance Rate applicable to such Fixed Income Investment as of the date of determination, and (b) (i)
                                  110% of the par value of such Fixed Income
                                  Investment, minus (ii) the Market Value of such Fixed Income Investment as of the date of determination; provided, however that in no event shall Y be less then 0.

      (iii) For purposes of this definition:

            (A) "Fixed Income Investment" means any Bank Loan or Security that (i) provides a return in the form of fixed periodic payments and/or a return of a fixed principal amount at maturity, which return is fixed at the time of purchase of such security, and (ii) at the time of determination constitutes indebtedness of the issuer.

            (B) "Non-Fixed Income Investment" means any Security that is borrowed by the Fund in a Short Sale Transaction that is not a Fixed Income Investment.

      "Short Sale Transaction" means a transaction under which the Fund borrows a Bank Loan or Security and sells or otherwise disposes of such or any substantially similar Bank Loan or Security prior to the date on which the same must be returned to the lender thereof (and commonly known as a "short sale").

      "Specified Foreign Country" means each Designated Country other than
(x) a country whose sovereign debt rating in a non-local currency is rated "Aaa" by Moody's or (y) a country whose sovereign debt rating in a non-local currency is rated "Aa2" or better by Moody's (and, if rated "Aa2" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) and in the case of(y) which is (a) a member of the European Union that has adopted the Euro as its lawful currency, (b) Canada, (c) Great Britain or (d) Australia.

      "Structured Product Transaction" means a Hedging and Short Sale Transaction between the Fund and a counterparty, in which either (i) the Fund is the counterparty to a CDS purchasing protection from an Eligible Counterparty with respect to a reference asset or an index that refers to or is based upon a number of reference assets, or (ii) the Fund is the counterparty writing or providing the protection with respect to a CDS relating to a reference asset or an index that refers to or is based upon a number of reference assets.

      "Swap Transaction" means:  (i) any rate, basis, debt or equity swap;
(ii) any put, cap, collar or floor agreement; (iii) any rate, basis, debt or equity futures or forward contract; (iv) any rate, basis, debt or equity option representing an obligation to buy or sell a security, debt or equity; and (v) any other similar agreement.

      "Total Capitalization" means the sum of (a) Contributed Company Capital plus aggregate undistributed net income of the Fund (as determined quarterly in accordance with GAAP and set forth in the Fund's financial statements) minus net loss of the Fund (determined quarterly in accordance with GAAP and set forth in the Fund's financial statements), in each case excluding any reduction in Company Equity as a result of placement or structuring fees and organizational expenditures, (b) the aggregate outstanding liquidation preference of the Preferred Shares plus the aggregate liquidation preference of fully subscribed but unissued Preferred Shares and (c) the aggregate Outstanding Principal Amount plus the amount, if any, by which the Total Maximum Commitment exceeds the Outstanding Principal Amount; provided, however, until June 30, 2007, for purpose of clauses (i) through (vi) of the Portfolio Limitations, "Total Capitalization" will be the greater of (1) the amount determined pursuant to clauses (a), (b) and (c) above and (ii) $404.5 million; provided, further, that, for purposes of the definition of Portfolio Limitations, Total Capitalization shall not exceed $809.0 million.

      "Unhedged Foreign Investment" means any portion of any Fund Investment denominated in a currency other than Dollars which is not protected against currency fluctuations as a result of Currency Hedging Transactions.

      "Unquoted Investments" means Fund Investments other than Cash or Cash Equivalents for which the Market Value has not been obtained from an Approved Source.

      "U.S. Government Securities" means Securities that are direct obligations of, or obligations the timely payment of principal and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and in the form of conventional bills, bonds and notes. In no event shall U.S. Government Securities include: (i) any security providing for the payment of interest only; (ii) any Swap Transaction; or (iii) any obligation on which all or any portion of the payments thereunder is based, directly or indirectly, on any Swap Transaction.

      "Warrant/Option Intrinsic Value" means, with respect to any Warrant/Option Investment, the product of (x) an amount by which the current price (based on the price from an Approved Source or an Approved Investment Banking Firm) of the applicable Related Equity Securities exceeds the agreed strike price of the Related Equity Securities with respect to such Warrant/Option Investment, multiplied by (y) the number of shares of the Related Equity Securities. For the avoidance of doubt, the Warrant/Option Intrinsic Value shall always be zero if, in the case of a call Warrant/Option Investment, the agreed strike price of the applicable Related Equity Securities for such Warrant/Option Investment is equal to or greater than the current price of the applicable Related Equity Securities for such Warrant/Option Investment or, in the case of a put Warrant/Option Investment, the agreed strike price of the applicable Related Equity Securities for such Warrant/Option Investment is equal to or less than the current price of the applicable Related Equity Securities for such Warrant/Option Investment.

      "Warrant/Option Investments" means any Fund Investments held by the Fund that are warrants or call options or similar rights with respect to Equity Securities (the "Related Equity Securities').

      "Yield to Worst" means, in respect of any High Yield Bond or other debt security, the lesser of (a) the yield-to-maturity and (b) the lowest yield-to-call calculated on each scheduled call date.

                                   ANNEX I

                       MOODY'S INDUSTRY CLASSIFICATIONS

1.    Aerospace and Defense
2.    Automobile
3.    Banking
4.    Beverage, Food and Tobacco
5.    Buildings and Real Estate
6.    Chemicals, Plastics and Rubber
7.    Containers, Packaging and Glass
8.    Diversified/Conglomerate Manufacturing
9.    Diversified/Conglomerate Service
10.   Diversified Natural Resources, Precious Metals and Minerals
11.   Ecological
12.   Electronics
13.   Finance
14.   Farming and Agriculture
15.   Grocery
16.   Healthcare, Education and Childcare
17.   Home and Office Furnishings, Housewares and Durable Consumer Products
18.   Hotels, Motels, Inns and Gaming
19.   Insurance
20.   Leisure, Amusement, Motion Pictures
21.   Machinery (Non-Agriculture, Non-Construction and Non-Electronic)
22.   Mining, Steel, Iron and Nonprecious Metals
23.   Oil and Gas
24.   Personal and Non-Durable Consumer Products (Manufacturing Only)
25.   Personal, Food and Miscellaneous Services
26.   Printing and Publishing
27.   Cargo Transport
28.   Retail Stores
29.   Telecommunications
30.   Textiles and Leather
31.   Personal Transportation
32.   Utilities
33.   Broadcasting and Entertainment
34.   Structured Finance Obligations

                               APPROVED DEALERS

A.G. Edwards & Sons, Inc.                Liberty Brokerage
ABN AMRO Bank                            Libra Securities
Allen & Co.                              Lincoln Partners
Amroc Investments, LLC                   M.J. Whitman, LLC
APS Financial Corporation                McDonald & Company
B. Riley & Co.                           Merrill Lynch
Bank of America                          Mesirow Financial
Bank of Montreal                         Miller Tabak & Co., LLC
Barclays Capital                         Morgan Joseph & Co.
Bear Stearns                             Morgan Stanley
BMO Nesbitt Bums                         Prudential Securities
BNP Paribas                              Raymond James
BNY Capital                              RBC Dain Rauscher
Brown Gibbons Lang & Company             Robert W. Baird & Co
Cantor Fitzgerald                        Roth Capital
Chanin Capital Partners                  Salomon Smith Barney
Chicago Corporation                      Schroder Wertheim
CIBC World Markets                       Scotia Capital Markets
CIT Group                                Seidler Companies, The
Citigroup                                SG Cowen
Citimark Partners                        Societe Generale
Commerzbank                              Spear, Leeds & Kellogg
Credit Lyonnais                          SunTrust Robinson-Humphrey Company
Credit Research & Trading                Swiss Bank Corporation
CS First Boston                          TD Securities
Delaware Bay, Inc.                       The Blackstone Group
Deutsche Bank Alex Brown                 U. S. Bancorp
First Chicago Trust Company              UBS Warburg
First Security Van Kasper                Union Bank of California
Fleet                                    Wachovia Securities
General Electric                         Wedbush Morgan
Goldman Sachs & Co.                      Wells Fargo
Hellmond 7 Associates                    William Blair & Company
Houlihan Lokey Howard & Zukin
Imperial Capital
Indosuez Capital
ING (Baring Furman Selz)
J.P. Morgan Chase
Jefferies & Company, Inc.
Ladenburg Thalmann
Lazard Freres & Co., LLC
Lehman Brothers

                              APPROVED EXCHANGES

Asian Stock Exchanges
      Nagoya Stock Exchange,Japan
      Osaka Securities Exchange, Japan
      Tokyo Stock Exchange, Japan
      Stock Exchange of Singapore (SES), Singapore
      Singapore International Monetary Exchange Ltd. (SIMEX), Singapore


European Stock Exchanges
      Paris Stock Exchange, France
      Frankfurt Stock Exchange, Germany
      FTSE International (London Stock Exchange), United Kingdom
      London International Financial Futures and Options Exchange, United
      Kingdom

North American Stock Exchanges
      Alberta Stock Exchange, Canada
      Montreal Stock Exchange, Canada
      Toronto Stock Exchange, Canada
      Vancouver Stock Exchange, Canada
      Winnipeg Stock Exchange, Canada
      AMEX, United States
      New York Stock Exchange (NYSE),United States
      NASDAQ, United States
      Chicago Stock Exchange, United States
      Chicago Board Options Exchange, United States
      Chicago Board of Trade, United States
      Chicago Mercantile Exchange, United States
      Pacific Stock Exchange, United States
      Philadelphia Stock Exchange, United States

                      APPROVED INVESTMENT BANKING FIRMS

A.G. Edwards & Sons, Inc.                Lehman Brothers
ABN AMRO Bank                            Liberty Brokerage
Allen & Co.                              Lincoln Partners
Amroc Investments, LLC                   M.J. Whitman
Bank of America                          McDonald & Company
Bank of Montreal                         Merrill Lynch
Bank One                                 Mesirow Financial
Barclays Capital                         Miller Tabak & Hirsch
Bear Stearns                             Morgan Stanley
BMO Nesbitt Burns                        Prudential Securities
Brown, Gibbons, Lang                     RBC Dain Rauscher
Cantor Fitzgerald                        Raymond James
Chanin Capital Partners                  Robert W. Baird & Co
JPMorgan Chase Manhattan                 Roth Capital
Chicago Corporation                      Solomon Smith Barney
CIBC World Markets                       Schroder Wertheim
CIT Group                                Scotia Capital Markets
Citibank Group                           Seidler Companies
Citimark Partners                        SG Cowen
Credit Research & Trading                Sun Trust Robinson-Humphrey Company
CS First Boston                          Sutro & Co.
Dabney Flannigan                         TD Securities
Delaware Bay, Inc.                       The Blackstone Group
Deutsche Bank Alex Brown                 Union Bank of California
EVEREN Securities                        US Bancorp Libra
First Security Van Kesper                US Bancorp Piper Jaffray
Fleet National Bank                      USB Warburg
Goldman Sachs & Co.                      Wachovia Securities
Grantchester Holdings                    Wasserstein Perella Securities Inc.
Greenwich NatWest                        Wedbush Morgan
Gruntal                                  Wells Fargo
Hambrecht & Quist                        William Blair & Company
Hellmond & Associates
Houlihan Lokey Howard & Zukin
Imperial Capital
ING (Baring Furman Selz)
Jefferies & Company, Inc.
JPMorgan Chase
Ladenburg Thalmann
Lazard Freres

                          APPROVED PRICING SERVICES

Advantage Data, Inc.
Bloomberg
Bridge Information Systems, Inc.
Data Resources Inc.
Fixed Income Pricing System
Interactive Data Corp
International Securities Market Association
JJ Kenney
KDP
Loan Pricing Corp.
Merrill Lynch Securities Pricing Service
Muller Data Corp.
Reuters (only for pricing Foreign Issuer Securities)
Societe Generale
Standard & Poor's
Telerate
Wood Gundy (only for pricing Securities issued by the Canadian federal or
            Canadian provincial governments)

                       APPROVED THIRD PARTY APPRAISERS

A.G. Edwards & Sons, Inc.                J.P. Morgan Chase
ABN AMRO Bank                            Jefferies & Company, Inc.
Amroc Investments, LLC                   KPMG International
Allen & Co.                              Ladenburg Thalman
Bank of America                          Lazard Freres
Barclays Capital                         Lehman Brothers
Bear Stearns                             Liberty Brokerage
BMO Nesbitt Burns                        M.J. Whitman
Brown, Gibbons, Lang                     McDonald & Company
Cantor Fitzgerald                        Merrill Lynch
Chanin Capital                           Mesirow Financial
Chicago Corporation                      Miller Tabak
CIBC World Markets                       Morgan Stanley
CIT World Markets                        PriceWaterhouseCoopers
Citigroup                                Raymond James
Citimark Partners                        RBC Dain Rauscher Robert W. Barry
Credit Research & Trading                Schroder Wertheim
CS First Boston                          Scotia Capital Markets
Dabney Flannigan                         Seidler Companies
Delaware Bay, Inc.                       Sun Trust Robinson-Humphrey Company
Deloitte & Touche                        Sutro & Co.
Deutsche Bank                            Swiss Bank Corporation
Dresdner Kelinwort Wasserstein           TD Securities
Ernst & Young                            The Blackstone Group
EVEREN Securities                        UBS Warburg
First Chicago Trust Company              Union Bank
First Security Van Kesper                US Bancorp Piper Jaffray
Goldman Sachs & Co.                      US Bancorp Libra
Grantchester  Holdings                   Wachovia Securities
Greenwich NatWest                        Wedbush Morgan
Hambrecht & Quist                        Wells Fargo
Hellmond & Associates                    William Blair & Company
Houlihan Lokey Howard & Zukin
Imperial Capital

                                  APPENDIX C
                      S&P COLLATERAL VALUATION SCHEDULE

Calculation of S&P Advance Amount

      "S&P Advance Rate" means the S&P Senior Advance Rate or the S&P Total Advance Rate, as applicable.

      "S&P Senior Advance Rate" means, for purposes of determining the Senior Over-Collateralization Test, for each S&P Asset Category, the percentage specified in the table below opposite such S&P Asset Category; provided that:

      (i) so long as the aggregate number of issuers (without duplication) of the Eligible Investments is equal to or greater than 30 and the aggregate number of Industries (without duplication) in which the Eligible Investments are invested is equal to or greater than 9, the percentage specified in the column entitled "S&P Advance Rate -- 30/9" in the table below opposite such S&P Asset Category; and

      (ii) for all other cases, the percentage specified in the column entitled "S&P Advance Rate -- Others" in the table below opposite such S&P Asset Category;

      provided that, for purposes of this definition only, each $7.0 million in Cash or Cash Equivalents held by the Fund or each $7.0 million in available unfunded amount under the Indenture shall be treated as one issuer and one Industry; provided, further, that a Related Person of any Person shall be considered the same "issuer" as such Person unless such Person is a bankruptcy remote entity; provided, further, that during the first 365 days following the Closing Date only, the S&P Senior Advance Rate for each S&P Asset Category may be, at the election of the Investment Manager, the percentage specified in the column entitled "S&P Advance Rate --30/9" in the table below opposite such S&P Asset Category regardless of the aggregate number of issuers of the Eligible Investments or the aggregate number of Industries in which the Eligible Investments are invested:

    S&P Asset              S&P Advance                    S&P Advance
    Category               Rate -- 30/9                   Rate -- Others
--------------------------------------------------------------------------------
       A-1                   100.00%                        100.00%
       A-2                   99.00%                         99.00%
       A-3                   96.00%                         96.00%
       A-4                   92.00%                         92.00%
       A-5                   82.20%                         82.20%
       A-6                   68.20%                         68.20%
       A-7                   53.20%                         53.20%
       B-1                   85.99%                         81.36%
       B-2                   81.14%                         74.82%
       C-1                   83.92%                         81.84%
       C-2                   82.86%                         80.63%
       C-3                   81.64%                         79.18%
       D-1                   78.31%                         74.90%
       D-2                   74.92%                         70.79%
       D-3                   71.69%                         66.92%
       E-1                   65.64%                         59.02%

    S&P Asset              S&P Advance                    S&P Advance
    Category               Rate -- 30/9                   Rate -- Others
--------------------------------------------------------------------------------
       E-2                   61.10%                         53.58%
       E-3                   56.59%                         48.21%
       F-1                   50.34%                         41.46%
       F-2                   41.97%                         31.64%
       F-3                   31.26%                         18.35%
       G-1                   76.92%                         74.84%
       G-2                   75.86%                         73.63%
       G-3                   74.64%                         72.18%
       G-4                   71.31%                         67.90%
       G-5                   67.92%                         63.79%
       G-6                   64.69%                         59.92%
       G-7                   58.64%                         52.02%
       G-8                   54.10%                         46.58%
       G-9                   49.59%                         41.21%
      G-10                   24.26%                         11.35%
        H                    35.54%                         27.56%
       I-1                   66.94%                         57.54%
       I-2                   58.57%                         47.15%
       I-3                   24.39%                          9.71%
       J-1                   36.10%                         14.52%
       J-2                    5.90%                          8.25%

      "S&P Total Advance Rate" means, for purposes of determining the Total Over-Collateralization Test, for each S&P Asset Category, the percentage specified in the table below opposite such S&P Asset Category; provided that:

      (iii) so long as the aggregate number of issuers (without duplication) of the Eligible Investments is equal to or greater than 30 and the aggregate number of Industries (without duplication) in which the Eligible Investments are invested is equal to or greater than 9, the percentage specified in the column entitled "S&P Advance Rate -- 30/9" in the table below opposite such S&P Asset Category; and

      (iv) for all other cases, the percentage specified in the column entitled "S&P Advance Rate -- Others" in the table below opposite such S&P Asset Category;

      provided that, for purposes of this definition only, each $7.0 million in Cash or Cash Equivalents held by the Fund or each $7.0 million in available unfunded amount under the Indenture shall be treated as one issuer and one Industry; provided, further, that a Related Person of any Person shall be considered the same "issuer" as such Person unless such Person is a bankruptcy remote entity; provided, further, that during the first 365 days following the Closing Date only, the S&P Total Advance Rate for each S&P Asset Category may be, at the election of the Investment Manager, the percentage specified in the column entitled "S&P Advance Rate --30/9" in the table below opposite such S&P Asset Category regardless of the aggregate number of issuers of the Eligible Investments or the aggregate number of Industries in which the Eligible Investments are invested:

    S&P Asset               S&P Advance                    S&P Advance
    Category                Rate -- 30/9                   Rate -- Others
--------------------------------------------------------------------------------
       A-1                    100.00%                        100.00%
       A-2                    98.00%                          99.00%
       A-3                    97.00%                          97.00%
       A-4                    92.00%                          94.00%
       A-5                    84.60%                          84.60%
       A-6                    72.40%                          72.40%
       A-7                    59.40%                          59.40%
       B-1                    88.42%                          84.60%
       B-2                    84.41%                          79.18%
       C-1                    86.75%                          85.02%
       C-2                    85.86%                          84.03%
       C-3                    84.86%                          82.83%
       D-1                    82.11%                          79.30%
       D-2                    79.31%                          75.90%
       D-3                    76.64%                          72.71%
       E-1                    71.62%                          66.16%
       E-2                    67.86%                          61.67%
       E-3                    64.14%                          57.23%
       F-1                    58.91%                          51.59%
       F-2                    51.99%                          43.46%
       F-3                    43.10%                          32.45%
       G-1                    79.75%                          78.02%
       G-2                    78.86%                          77.03%
       G-3                    77.86%                          75.83%
       G-4                    75.11%                          72.30%
       G-5                    72.31%                          68.90%
       G-6                    69.64%                          65.71%
       G-7                    64.62%                          59.16%
       G-8                    60.86%                          54.67%
       G-9                    57.14%                          50.23%
      G-10                    36.10%                          25.45%
        H                     49.00%                          38.00%
       I-1                    72.63%                          64.87%
       I-2                    65.68%                          56.26%
       I-3                    37.44%                          25.32%
       J-1                    47.45%                          29.65%
       J-2                    22.90%                          16.50%

      "S&P Advance Amount" means the S&P Senior Advance Amount or the S&P Total Advance Amount, as applicable.

      Notwithstanding the foregoing or the definition of S&P Senior Advance Amount or S&P Total Advance Amount, for purposes of determining the S&P Advance Amount,

      (i) the Market Value of any Unhedged Foreign Investment shall be 95% of the Market Value thereof otherwise determined in accordance with the above procedures; provided that, if the Foreign Issuer of such Unhedged Foreign Investment is from a country whose sovereign debt rating in a non-local currency is not assigned an S&P OC Test Rating of "AA" or better, the Market Value of such Unhedged Foreign Investment shall be 85% of the Market Value thereof otherwise determined in accordance with the above procedures;

      (ii) the percentage applicable above to Cash in a currency other than Dollars shall be (a) with respect to Cash in a currency other than Dollars, held for a period of five (5) Business Days or less, 95% (and not 100%) and (b) with respect to Cash in a currency other than Dollars, held for a period of more than five
            (5) Business Days, 0%, unless in either case such Cash is protected against currency fluctuations as a result of Currency Hedging Transactions, in which case, the percentage applicable shall be 100%;

      (iii) the Market Value of any Preferred Stock or Structured Product Transaction shall be 95% of the Market Value thereof otherwise determined in accordance with the above procedures and, in the case of any Structured Product Transaction in which the Fund purchases a CDS, the full amount of the premiums to be paid by the Fund for the duration of such CDS will be deducted from the Market Value of such Structured Product Transaction;

      (iv) the Market Value of any CDO Debt Security that is not assigned an S&P OC Test Rating of "CCC" or better shall be zero; and

      (v) the Market Value of any Non-Cash Pay Instrument that is not a U.S. Government Security shall be 95% of the Market Value thereof otherwise determined in accordance with the above procedures.

      For purposes of the S&P Advance Amount, the Fund shall assign each Fund Investment to one of the following categories (each, an "S&P Asset Category") commencing upon the initial acquisition thereof (and, for purposes of this categorization, the Market Value Price of a Fund Investment trading at par is equal to $1.00):

      "Asset Category A-1 Investments" means (a) Cash and (b) Cash Equivalents described in clause (vi) of the definition of such term and (c) Cash Equivalents described in clauses (i), (ii), (iii) or (iv) of the definition of such term that mature on the Business Day next following the date of acquisition thereof or are payable on demand of the holder or within one Business Day of demand.

      "Asset Category A-2 Investments" means Cash Equivalents (other than Cash in U.S. dollars, U.S. Government Securities and Cash Equivalents described in clauses (b) or (c) of the definition of Asset Category A-1 Investments) and U.S. Government Securities with maturities of less than or equal to 183 days.

      "Asset Category A-3 Investments" means U.S. Government Securities with final maturities more than 183 days but less than or equal to two (2) years.

      "Asset Category A-4 Investments" means U.S. Government Securities with final maturities more than two (2) years but less than or equal to five (5) years.

      "Asset Category A-5 Investments" means U.S. Government Securities with final maturities more than five (5) years but less than or equal to ten (10) years.

      "Asset Category A-6 Investments" means U.S. Government Securities with final maturities more than ten (10) years but less than or equal to twenty
(20) years.

      "Asset Category A-7 Investments" means U.S. Government Securities with final maturities more than twenty (20) years but less than or equal to thirty
(30) years.

      "Asset Category B-1 Investments" means Bank Loans which (i) are Performing and (ii) have a Market Value Price greater than or equal to $0.90.

      "Asset Category B-2 Investments" means Bank Loans which (i) are Performing and (ii) have a Market Value Price greater than or equal to $0.85 but less than $0.90.

      "Asset Category C-1 Investments" means High Yield Bonds and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "BBB+" or better.

      "Asset Category C-2 Investments" means High Yield Bonds and Mezzanine Investments which (x) (i) are Performing and (ii) have an S&P OC Test Rating of "BBB" or (y) Securities (other than securities issued by a Foreign Issuer) which are fully defeased.

      "Asset Category C-3 Investments" means High Yield Bonds and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "BBB-".

      "Asset Category D-1 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "BB+".

      "Asset Category D-2 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "BB".

      "Asset Category D-3 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "BB-".

      "Asset Category E-1 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "B+".

      "Asset Category E-2 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "B".

      "Asset Category E-3 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "B-".

      "Asset Category F-1 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "CCC+".

      "Asset Category F-2 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (a) are Performing and (b) have an S&P OC Test Rating of "CCC".

      "Asset Category F-3 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "CCC-" or lower or are not rated.

      "Asset Category G-1 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of at least "BBB+".

      "Asset Category G-2 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "BBB".

      "Asset Category G-3 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "BBB-".

      "Asset Category G-4 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "BB+".

      "Asset Category G-5 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "BB".

      "Asset Category G-6 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "BB-".

      "Asset Category G-7 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "B+".

      "Asset Category G-8 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "B".

      "Asset Category G-9 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "B-".

      "Asset Category G-10 Investments" means convertible bonds (not covered by Asset Categories G-1 through 0-9) which are Performing.

      "Asset Category H Investments" means Preferred Stock which is
Performing.

      "Asset Category I-1 Investments" means Bank Loans which (i) are non-Performing and (ii) have a Market Value Price equal to or greater than $0.85.

      "Asset Category I-2 Investments" means (i) Bank Loans which have a Market Value Price less than $0.85 and (ii) Bank Loans described in Asset Categories B-1, B-2 or I-1 above that have an S&P OC Test Rating below "B-" (including Bank Loans with an S&P OC Test Rating of "NR") to the extent that the aggregate Market Value of such Bank Loans is in excess of 15% of Total Capitalization; (iii) Bank Loans that would otherwise fall in Asset Categories B-1, B-2 or I-1 above that are originated under a credit agreement that provided for aggregate credit facilities at origination of less than $150,000,000 to the extent that the aggregate Market Value of such Bank Loans is in excess of 15% of Total Capitalization; and (iv) Bank Loans that are unsecured or subordinated.

      "Asset Category I-3 Investments" means non-Performing High Yield Bonds, Mezzanine Investments, convertible bonds and Preferred Stock.

      "Asset Category J-1 Investments" means Equity Securities which are not Private Equity Securities.

      "Asset Category J-2 Investments" means Fund Investments in Bank Loans, High Yield Bonds, Mezzanine Investments, Private Equity Securities or CDO Debt Securities not otherwise described in any of the preceding Asset Categories and Structured Product Transactions (other than Fully
Collateralized Structured Product Transactions).

      Rating Procedures. References herein to any rating by Moody's or S&P shall include shadow ratings and shall also be deemed to include an equivalent rating in a successor rating category of Moody's or S&P, as the case may be, or if neither Moody's nor S&P is in the business of rating securities, an equivalent rating from another Rating Agency.

      Notwithstanding any other provision contained in this Schedule:

      (i) with respect to Fund Investments that are Preferred Stock, if such Preferred Stock does not have a public rating by S&P, then such Preferred Stock shall be assigned a rating for purposes hereof that is (a) two rating sub-categories below the S&P OC Test Rating of the issuer if rated above "BB+" and (b) one rating category (i.e., three rating sub-categories) below the S&P OC Test Rating if the issuer is rated below "BBB-";

      (ii) Fund Investments that are CDO Debt Securities will be assigned to an Asset Category for High Yield Bonds using a rating that is (i) one rating category (i.e., three rating subcategories) below the S&P rating, if such CDO Debt Security is rated by S&P, and (ii) two rating categories (i.e., six rating subcategories) below the actual public Moody's rating (and not the rating assigned pursuant to the S&P OC Test Rating), if such CDO Debt Security is not rated by S&P but is publicly rated by Moody's;

      (iii) Fund Investments that are Busted Convertible Bonds will be assigned to an S&P Asset Category into which such Fund Investments would otherwise fall if they were not convertible securities provided that the Market Value of any Busted Convertible Bonds shall be 95% of the Market Value thereof otherwise determined in accordance with valuation procedures set forth herein;

      (iv) the determination of the S&P Advance Rate applicable to a Structured Product Transaction shall be subject to the following: (A) each Fully Collateralized Structured Product Transaction shall be deemed to fall into the S&P Asset Category of its reference obligation; (B) each Single Asset Structured Product Transaction (other than a Fully Collateralized Structured Product Transaction) in which the reference obligation has an S&P OC Test Rating of "BBB-" or better shall be deemed to fall into the S&P Asset Category of its reference obligation and shall have an S&P Advance Rate equal to 95% of the S&P Advance Rate applicable to such reference obligation; (C) each Single Asset Structured Product Transaction (other than a Fully Collateralized Structured Product Transaction) in which the reference obligation has an S&P OC Test Rating of less than "BBB-" shall be deemed to fall into the S&P Asset Category of its reference obligation and shall have an S&P Advance Rate equal to 90% of the S&P Advance Rate applicable to such reference obligation; (D) each Indexed Structured Product Transaction (other than a Fully Collateralized Structured Product Transaction) comprised primarily of reference obligations that have an S&P OC Test Rating of "BBB-" or better shall be deemed to fall into the S&P Asset Category for High Yield Bonds having an S&P OC Test Rating of "BBB-" and shall have an S&P Advance Rate equal to 95% of the S&P Advance Rate applicable to High Yield Bonds having such a rating; and (E) each Indexed Structured Product Transaction (other than a Fully Collateralized Structured Product Transaction) comprised primarily of reference obligations that have an S&P OC Test Rating of less than "BBB-" shall be deemed to fall into the S&P Asset Category for High Yield Bonds having an S&P OC Test Rating of "CCC" and shall have an S&P Advance Rate equal to 90% of the S&P Advance Rate applicable to High Yield Bonds having such a rating.

      (v) for the purpose of determining the S&P Advance Rate applicable to Fund Investments that are Hedging and Short Sale Transactions, at any time during the 60-day time period or 30-day time period, as the case may be, described in clause (xvii) of the definition of Excluded Investments below, the S&P Advance Rate will be 90% of the S&P Advance Rate calculated for such Fund Investment pursuant to the S&P Advance Rate table in the definition of S&P Advance Rate above;

      (vi) for the purpose of determining the S&P Advance Rate applicable to Fund Investments in Bank Loan Participations, at any time during the 60-day time period described in clause (viii) of the definition of Excluded Investments below, the S&P Advance Rate will be 90% of the S&P Advance Rate calculated for such Fund Investment pursuant to the S&P Advance Rate table in the definition of S&P Advance Rate above;

      (vii) for the purpose of determining the S&P Advance Rate applicable to Fund Investments in any Foreign Issuer, at any time during the 180-day time period described in clause (ix) of the definition of Excluded Investments below, the S&P Advance Rate will be 85% of the S&P Advance Rate calculated for such Fund

            Investment pursuant to the S&P Advance Rate table in the definition of S&P Advance Rate above;

     (viii) for the purpose of determining the S&P Advance Rate applicable to Fund Investments (other than Asset Category 1-3 Investments) that are not priced by an Approved Source, the S&P OC Test Rating of such Fund Investments will be one rating category (i.e., three rating sub-categories) below the S&P OC Test Rating determined without giving effect to this clause
            (viii); and

      (ix) Fund Investments that are Asset-Backed Securities will be assigned to an S&P Asset Category for High Yield Bonds using a rating that is (i) one rating category (i.e., three rating sub-categories) below the S&P rating if such Asset-Backed Security is rated by S&P, and (ii) two rating categories (i.e., six rating sub-categories) below the actual public Moody's rating (and not the rating assigned pursuant to the S&P OC Test Rating), if such Asset-Backed Security is not rated by S&P but is publicly rated by Moody's.

      "S&P Senior Advance Amount", as of any date of determination under the Senior Over-Collateralization Test, means an amount equal to the sum of (i) the aggregate for all Eligible Investments (other than Warrant/Option Investments) determined for each such Eligible Investment by multiplying (1) the Market Value (determined as described below) of such Eligible Investment (determined as described below) by (2) the S&P Senior Advance Rate for the S&P Asset Category applicable to such Eligible Investment under the Senior Over-Collateralization Test, (ii) the aggregate Secured Hedging Advance Amounts as of such date, (iii) the Defensive Hedge Advance Amount as of such date, (iv) the S&P Warrant/Option Advance Amount as of such date, (v) the S&P Net Accrual Amount as of such date, and (vi) the Aggregate Short Sale Advance Amount as of such date.

      "S&P Total Advance Amount", as of any date of determination under the Total Over-Collateralization Test, means an amount equal to the sum of (i) the aggregate for all Eligible Investments (other than Warrant/Option Investments) determined for each such Eligible Investment by multiplying (1) the Market Value (determined as described below) of such Eligible Investment (determined as described below) by (2) the S&P Total Advance Rate for the S&P Asset Category applicable to such Eligible Investment under the Total Over-Collateralization Test, (ii) the aggregate Secured Hedging Advance Amounts as of such date, (iii) the Defensive Hedge Advance Amount as of such date, (iv) the S&P Warrant/Option Advance Amount as of such date, (v) the S&P Net Accrual Amount as of such date, and (vi) the Aggregate Short Sale Advance Amount as of such date.

Determination of Fund Investments Constituting Eligible Investments

      "Eligible Investments" means, at any date, all Fund Investments in the Collateral on such date other than Excluded Investments.

      "Excluded Investments" means (without duplication):

      (i) Fund Investments to the extent that they are (A) not subject to a perfected security interest (subject in priority only to any Liens permitted under the Indenture) in favor of the Collateral Agent for its benefit and the benefit of the other Secured Parties (as defined in the Pledge and Intercreditor Agreement) or (B) subject to any Liens other than Permitted Liens (the terms "Liens" and "Permitted Liens" as used in this Appendix have the meanings ascribed thereto under the Indenture); provided, however, that Liens on Cash or other Fund Investments held in a Short Sale Customer Account or Short Sale Broker Account shall not be Permitted Liens for purposes of this definition and Cash or Fund Investments held in any Short Sale Customer Account or Short Sale Broker Account shall be Excluded Investments;

      (ii)  Excess Fund Investments;

      (iii) Fund Investments that have been borrowed or lent;

      (iv) Fund Investments denominated in any currency (A) that is not a currency freely convertible into Dollars or (B) that is subject to any currency exchange restrictions;

      (v) Fund Investments denominated in any currency other than Dollars or Eligible Foreign Currencies, unless at the time of purchase of such Fund Investments denominated in any currency other than Dollars or Eligible Foreign Currencies, at least 95% of the Market Value of such Fund Investments is protected against currency fluctuations pursuant to Currency Hedging Transactions;

      (vi) Fund Investments in CDO Debt Securities unless the applicable agreements governing such CDO Debt Securities deny borrowing base credit to the issuer of such CDO Debt Securities to the extent that more than 7.5% of the total funded debt and equity capitalization of the issuer of such CDO Debt Securities is invested in Foreign Issuers located in Ineligible Countries (other than investments which are fully guaranteed by a guarantor located in an Eligible Country);

      (vii) Fund Investments in CDO Debt Securities unless the applicable agreements governing such CDO Debt Securities deny borrowing base credit to the issuer of such CDO Debt Securities to the extent that more than 15% of the total funded debt and contributed equity capitalization of the issuer of such CDO Debt Securities would be invested in Foreign Issuers located in countries whose unsupported sovereign non-local currency debt obligations are not assigned a rating of "AA-" or better from S&P (other than investments which are fully guaranteed by an entity located in a country whose unsupported sovereign non-local currency debt obligations are assigned a rating of "AA-" or better by S&P);

     (viii) (A) Fund Investments in any Bank Loan Participation held by the Fund for more than 60 consecutive days during any period while any bank or other institution that sold such Bank Loan Participation has a long-term debt-rating of below an S&P OC Test Rating of "A-" (unless the obligation of such bank or other institution are guaranteed by an entity whose long-term debt obligations are assigned an S&P OC Test Rating of "A-" or better); and (B) Fund Investments in any Bank Loan Participation if at the date of acquisition of such Bank Loan Participation the bank or other institution that sold such Bank Loan Participation had a long-term debt rating of below an S&P OC Test Rating of "A-" (unless the obligations of such bank or other institution are guaranteed by an entity whose long-term debt obligations are assigned an S&P OC Test Rating of "A-" or better);

      (ix) Fund Investments in any Foreign Issuer from an Ineligible Country (unless the applicable Fund Investment is fully guaranteed by a guarantor located in a currently Eligible Country), provided that if a country becomes an Ineligible Country after the Fund has invested in a Fund Investment relating to such country (and such Fund Investment does not have a guarantor located in a currently Eligible Country), such Fund Investment will not be subject to this clause (ix) until such country has been an Ineligible Country for 180 consecutive days;

      (xi) Fund Investments in CDO Debt Securities issued by an issuer for which the Investment Manager or any Affiliate of the Investment Manager acts as the collateral manager or investment manager or in any comparable capacity;

      (xii) Fund Investments in securities issued by the Fund;

     (xiii) Fund Investments in Asset-Backed Securities which are neither rated by S&P nor publicly rated by Moody's;

      (xiv) Fund Investments in Bank Loans that obligate the Fund, whether currently or upon the happening of any contingency, to make any revolving extensions of credit to a borrower;

      (xv) Fund Investments in any Hedging and Short Sale Transaction held by the Fund for more than (i) 60 consecutive days during any period while the counterparty to such Hedging and Short Sale Transaction has a long-term debt-rating of lower than "A-" by S&P (unless the obligations of such counterparty are guaranteed by an entity whose long-term debt rating is "A-" or higher by S&P) or has a short-term debt-rating of "A-2" by S&P (unless the obligations of such counterparty are guaranteed by an entity whose short-term debt rating is "A-1" or higher by S&P) or (ii) 30 consecutive days during any period while the counterparty to such Hedging and Short Sale Transaction has a short-term debt-rating of lower than "A-2" by S&P (unless the obligations of such counterparty are guaranteed by an entity whose short-term debt rating is "A-1" or higher by S&P);

      (xvi) Fund Investments that do not fall into any S&P Asset Category as provided herein;

     (xvii) Fund Investments in CDO Equity Securities; and

    (xviii) Fund Investments in catastrophe bonds and any other non-credit risk securities.

      Excluded Investments are excluded from the calculation of the Market Value of the Collateral for purposes of the S&P Valuation Procedures; however, the Collateral may include Excluded Investments.

Application of Portfolio Limitations

      "Portfolio Limitations" means, at any applicable date of determination (determined without duplication):

      (i) the aggregate Market Value of Fund Investments in any single issuer in excess of 5% of Total Capitalization, provided, however, that the foregoing 5% limit will be increased up to a maximum of 7.5% (not to include any Non-Cash Pay Instruments, any Non-Performing Instruments or any Fund Investments (other than Equity Securities) that are rated CCC or lower by S&P) for each of any three issuers;

      (ii) the aggregate Market Value of Fund Investments in issuers in any single Industry in excess of 25% of Total Capitalization;

      (iii) the aggregate Market Value of Fund Investments in all Semi-Liquid Investments, Illiquid Investments and Non-Cash Pay Instruments in excess of 45% of Total Capitalization;

      (iv) the aggregate Market Value of Fund Investments in all Illiquid Investments in excess of 20% of Total Capitalization;

      (v) the aggregate Market Value of Fund Investments consisting of (a) Bank Loan Participations in excess of 20% of Total
            Capitalization, (b) Bank Loan Participations wherein the participating entities are rated "A-" or lower by S&P in excess of 5% (or such greater percentage approved by the Insurer and with respect to which Rating Agency Condition with respect to S&P has been satisfied) of Total Capitalization, (c) Bank Loan Participations wherein the total exposure to any one participating entity is in excess of 5% (or such greater percentage approved by the Insurer and with respect to which Rating Agency Condition with respect to S&P has been satisfied) of Total Capitalization; (d) Hedging and Short Sale Transactions wherein the counterparties have a long term debt rating of lower than "A-" by S&P (unless the obligations of such counterparty are guaranteed by an entity whose long term debt rating is "A-" or higher by S&P) in excess of 7.5% (or such greater percentage approved by the Insurer and with respect to which Rating Agency Condition with respect to S&P has been satisfied) of Total Capitalization; (e) Hedging and Short Sale Transactions wherein the total exposure to any one counterparty is in excess of 7.5%
            (or such greater percentage approved by the Insurer and with respect to which Rating Agency Condition with respect to S&P has been satisfied) of Total Capitalization; and (1) Hedging and Short Sale Transactions of the kind described in clause (iv) of the definition of "Hedging and Short Sale Transactions" wherein the counterparties have a short term debt rating of "A-l" by S&P (unless the obligations of such counterparty are guaranteed by an entity whose short term debt rating is higher than "A-1" by S&P) in excess of 25% (or such greater percentage approved by the Insurer and with respect to which Rating Agency Condition with respect to S&P has been satisfied) of Total Capitalization;

      (vi) the aggregate Market Value of Fund Investments (calculated using the absolute value of each Fund Investment) consisting of Structured Product Transactions in excess of 5% of Total Capitalization;

      (vii) the aggregate Market Value of Fund Investments consisting of Non-Performing Instruments in excess of 20% of Total
            Capitalization;

     (viii) the aggregate Market Value of Fund Investments consisting of convertible securities in excess of 25% of Total
            Capitalization;

      (ix) the aggregate Market Value of Fund Investments consisting of CDO Debt Securities in excess of 5% of Total Capitalization;

      (x) the aggregate Market Value of Fund Investments that are Preferred Stock in excess of 15% of Total Capitalization;

      (xi) the aggregate Market Value of Fund Investments consisting of (A) Private Equity Securities of any single issuer in excess of 3% of Total Capitalization; provided that the foregoing 3% limit will be increased, up to a maximum of 4%, for each of any two issuers of Private Equity Securities; provided, further, that the foregoing 4% limit will be increased, up to a maximum of 5%, for one of such two issuers of Private Equity Securities; and (B) Private Equity Securities in excess of 10% of Total Capitalization;

      (xii) the aggregate Market Value of Fund Investments that are Asset-Backed Securities in excess of 5% of Total Capitalization;

     (xiii) the aggregate Market Value of Fund Investments that are Dollar-denominated investments (A) in Foreign Issuers domiciled in Designated Countries in excess of 10% of Total Capitalization, and (B) in any single Foreign Issuer domiciled in a Designated Country in excess of 5% of Total Capitalization;

      (xiv) the aggregate Market Value of Fund Investments that are non-Dollar-denominated investments in excess of 10% of Total Capitalization;

      (xv) the aggregate Market Value of Fund Investments that are Equity Securities in excess of 20% of Total Capitalization;

      (xvi) the aggregate Market Value of Fund Investments that are (determined without duplication) Non-Performing Instruments, Equity Securities and Fund Investments that are rated "CCC" or lower by S&P in excess of 50% of Total Capitalization;

     (xvii) the aggregate Market Value of Unhedged Foreign Investments in excess of 5% of Total Capitalization.

      Notwithstanding the foregoing:

      (A) in the event that a Fund Investment is reclassified after its acquisition by the Fund, for purposes of calculating the S&P Advance Amount, the exclusions described above in clauses (iii) and (iv), that would otherwise become applicable following such reclassification will not apply to assets owned by the Fund (or which the Fund had committed to purchase) on or prior to the date of such reclassification until 30 days after such reclassification but shall apply (on a pro forma basis giving effect to such reclassification for all Fund Investments) to any asset acquired by the Fund after the date of such reclassification which the Fund had not committed to purchase on or prior to the date of such reclassification;

      (B) for purposes of clause (i) above, a Related Person of any Person shall be considered the same "issuer" as such Person unless such Person is a bankruptcy remote entity; and

      (C) under no circumstances shall any Cash, Cash Equivalent or U.S. Government Securities be excluded from Eligible Investments based upon the Portfolio Limitations set forth above.

Determination of the Market Value of Fund Investments

      The Fund shall calculate the Market Value (i) of each Fund Investment that is not an Unquoted Investment on a weekly basis as of the Determination Date for each calendar week and (ii) of each Fund Investment that is an Unquoted Investment as set forth in the definition of "Market Value" below.

      "Market Value" means

            (a)   with respect to Cash, the current balance thereof;

            (b) with respect to any Cash Equivalent (x) of the type described in clause (ii) of the definition thereof (excluding banker's acceptances), the current balance thereof, (y) of a type described in clause
(iii) of the definition thereof (and banker's acceptances described in clause
(ii) thereof), the original purchase price thereof, and (z) of a type described in clause (v) of the definition thereof, the aggregate current net value thereof;

            (c) with respect to any Fund Investment (other than Unquoted Investments, Structured Product Transactions, Cash and Cash Equivalents described in clause (b) above) at any date, an amount determined by the Fund that is not in excess of the product of (x) the Market Value Price for each unit of such Fund Investment on such date (and, with respect to any Securities which have an amortizing principal amount, the then current factor related thereto, if applicable) times (y) the number of units of such Fund Investment held by the Fund; and

            (d) with respect to any Fund Investment other than Cash and Cash Equivalents which is an Unquoted Investment at any date, the value thereof most recently determined by the Fund in accordance with the procedures described below;

      provided, however, (x) for purposes of making such determinations,

                  (1) the frequency of determination of the Market Value of any Illiquid Investment will be at least quarterly as of each Quarterly Date and, except as otherwise provided in the following clauses, the frequency of determination of the Market Value of any Semi-Liquid Investment will be at least monthly as of the last Business Day of each calendar month;

                  (2) for Semi-Liquid Investment positions with a Market Value of $35 million or greater but less than $70 million (and all positions subject to this clause (x)(2) by reason of clause (y) below), a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal at least monthly;

                  (3) for Semi-Liquid Investment positions with a Market Value of $70 million or greater, a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal at least monthly and an Approved Third-Party Appraisal at least quarterly; and

                  (4) for Illiquid Investment positions with a Market Value of $35 million or greater (and all positions subject to this clause (x)(4) by reason of clause (y) below) an Approved Third-Party Appraisal at least quarterly;

      (y) notwithstanding the foregoing, the aggregate Market Value of all Unquoted Investment positions whose value is determined by the Fund without relying on the methodology set forth in subclauses
            (2), (3) or (4) of clause (x) above (it being understood that such methodology may be used for Unquoted Investments with Market Values below the thresholds set forth in such subclauses) may not exceed 5% of Total Capitalization, and all such Unquoted Investment positions (i.e., those in excess of such limit and as selected by the Fund) will be subject to subclauses (2) or (4) of clause (x) above depending upon whether any such Unquoted Investment is a Semi-Liquid Investment or an Illiquid Investment; and

      (z) in no event will the Market Value of any Unquoted Investment exceed the lesser of (1) the most recently obtained quotation or appraisal obtained as provided in clauses (d)(x) or (d)(y) above and (2) the value most recently determined by the Fund.

      Notwithstanding the foregoing, if the Investment Manager shall on any day actually determine that (i) the Market Value of any Semi-Liquid
Investment determined as of the last Business Day of the preceding calendar month or (ii) the Market Value of any Illiquid Investment determined as of the last Quarterly Date has decreased since such last Business Day of the preceding calendar month or last Quarterly Date, the Market Value of such Fund Investment shall be such decreased value, and if the Investment Manager subsequently actually determines on any day prior to the next determination of its Market Value that the value of such Fund Investment has further decreased, the Market Value of such Fund Investment shall be such decreased value. If, on the other hand, the Investment Manager shall subsequently actually determine that the value of such Fund Investment has increased, the Market Value of such Fund Investment shall be such increased value; provided that in no event shall the Market Value of any such Fund Investment whose value is so increased be greater than the Market Value of such Fund Investment previously determined as of the last Business Day of the preceding calendar month (in the case of Semi-Liquid Investments) or as of the last Quarterly Date (in the case of Illiquid Investments). It is expressly understood that the Investment Manager shall have no duty, in the absence of actual knowledge on its part, to implement any value changes described in this paragraph.

      Prior to the first available quotation or appraisal of any Unquoted Investment obtained as provided above, the Market Value of such Unquoted Investment will be the lower of the value thereof as most recently determined by the Fund and cost. In the event that the Fund elects in its discretion to book, for purposes of its own financial accounting records, any Unquoted Investment at a value lower than that which would require a valuation by an Approved Investment Banking Firm or an Approved Third-Party Appraisal, as the case may be, then the Market Value of such Unquoted Investment shall be such lower value used by the Fund for purposes of its own financial accounting records.

      Notwithstanding the foregoing, the Market Value of any Structured Product Transaction at any date will be equal to the net settlement amount, if any, that the Fund would receive if such Structured Product Transaction was terminated or liquidated early in accordance with its terms on such date, as determined by the Fund.

      The Market Value of any CDO Debt Security will be based upon a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal, as applicable.

      The Market Value of any Defensive Hedge Transaction where the related Fund Investment is part of the Collateral shall be the amount, as determined by the Fund, by which the Protected Market Value with respect to such Fund Investment exceeds the product of the Market Value of the Fund Investment (or, if less, the portion thereof that is an Eligible Investment), as otherwise determined in accordance with these procedures, and the applicable Advance Rate for such Fund Investment. The Market Value of any Defensive Hedge Transaction where the Fund Investment is not part of the Collateral shall be the Protected Market Value with respect to such Fund Investment.

      For purposes of the definition of Market Value, (i) accrued interest on any interest-bearing Eligible Investment shall be excluded in the determination of Market Value by the party making such determination and (ii) the Market Value of all non-Dollar Fund Investments shall be converted into Dollars at the then current spot rate (after taking into account the effect of any Currency Hedging Transaction with respect to such Fund Investment).

      "Market Value Price" means with respect to any Fund Investment (other than Cash, Structured Product Transactions and Unquoted Investments) at any date, the price for each unit of such Fund Investment at such date obtained from an Approved Source, including any of:

            (a) in the case of an Approved Exchange, the closing price as of the most recent Determination Date on such Approved Exchange, or if such Approved Exchange is NASDAQ, the closing bid price at such date (or if such Approved Exchange is closed for business at such date, then the most recent available closing price or closing bid price, as the case may be), provided that bonds may not be priced based upon the price on an Approved Exchange pursuant to this clause (a), (i) prior to the termination (without replacement) of the Indenture, without the consent of the Trustee and the Insurer and (ii) after termination (without replacement) of the Indenture, without the consent of the Insurer;

            (b) the lower of the bid prices at such date quoted by two Approved Dealers;

            (c) the average of the bid prices at such date quoted by three Approved Dealers;

            (d) the average of the bid prices at such date quoted by two Approved Dealers; provided that the Market Value Price of any Fund Investment may be determined pursuant to this clause (d) only if the following four conditions are met: (1) such Fund Investment is a Special Situations Investment, (2) using the lower bid price of the two bid prices for such Fund Investment, the Over-Collateralization Tests would be satisfied, (3) other than the Fund's initial determination of the Market Value Price for such Fund Investment, the lower bid price of such Fund Investment must be greater than 85% of, and less than 115% of, the immediately previous lowest bid price obtained by the Fund from the Approved Dealers for such Fund Investment, and
(4) the aggregate Market Value of Fund Investments the Market Value Prices of which are determined by applying this clause (d) shall not exceed 10% of Total Capitalization; or

            (e)   the price obtained at such date from an Approved Pricing
Service.

Certain Definitions

      The following are definitions of certain terms used in this Schedule and elsewhere in the Indenture. Terms used in this Schedule and not defined below have the meanings given them elsewhere in this Schedule or in the Indenture.

      "Advance Rate" means the S&P Advance Rate.

      "Aggregate Short Sale Advance Amount" means as of any date of determination, the aggregate of the Short Sale Advance Amount of all Short Sale Transactions.

      "Approved Counterparty" means (i) any financial institutions, banks or investment banking firms having a long term rating of at least "A+" by S&P and a short term rating of at least "A-1" by S&P or (ii) any counterparty set forth in the Indenture (or any successor to any such listed counterparty) or any other counterparty designated by the Fund in writing and approved by the Insurer in its reasonable discretion.

      "Approved Dealer" means (a) in the case of any Fund Investment that is not a U.S. Government Security, any bank or broker-dealer designated by the Fund in writing and approved by the Insurer in its reasonable discretion and with respect to which the Rating Agency

Condition with respect to S&P has been satisfied and (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities, as reported by the Federal Reserve Board, which as of the date hereof maintains a website at http://www.ny.frb.org or (c) in the case of either of the foregoing, the banks and broker-dealers set forth on Annex I hereto under "Approved Dealers."

      "Approved Exchange" means, with respect to any Security, (a) any major securities or options exchange, the NASDAQ or any other exchange or quotation system providing regularly published securities prices designated by the Fund in writing and approved by the Insurer in its reasonable discretion, and with respect to which the Rating Agency Condition with respect to S&P has been satisfied, or (b) the exchanges set forth on Annex I hereto under "Approved Exchanges."

      "Approved Investment Banking Firm" means (a) any investment banking firm designated by the Fund in writing and approved by the Insurer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied, or (b) the firms set forth on Annex I hereto under "Approved Investment Banking Firms."

      "Approved Pricing Service" means (a) a pricing or quotation service designated by the Fund in writing and approved by the Insurer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied, or (b) the services set forth on Annex I hereto under "Approved Pricing Services."

      "Approved Source" means any of (i) two Approved Dealers (so long as the lower of two bid prices is being used and three Approved Dealers (if the average of three bid prices is being used), (ii) an Approved Exchange or
(iii) an Approved Pricing Service, provided, that, for purposes of the Over-Collateralization Tests, a Bank Loan, High Yield Bond or Mezzanine Investment which is a Fund Investment shall be considered "quoted" or "priced" by an Approved Source only if, in the reasonable judgment of the Fund, such Approved Source will continue to provide quotations with respect to such Bank Loan, High Yield Bond or Mezzanine Investment on an on-going basis in the ordinary course of its business as a pricing service or dealer, as the case may be.

      "Approved Third-Party Appraisal" means an appraisal by an Approved Third-Party Appraiser.

      "Approved Third-Party Appraiser" means (a) a third-party appraiser that is not an Affiliate of either the Fund or the Investment Manager (or subject to an agreement to become such an Affiliate) designated by the Fund in writing and approved by the Insurer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied, or (b) the third-party appraisers set forth on Annex I hereto under "Approved Third-Party Appraisers."

      "Asset-Backed Security" means any fixed income Security that is (i) backed by and paid primarily from the proceeds (or payments or proceeds of a disposition) of Eligible Assets, and (ii) issued in a transaction structured to (A) isolate the Security and the Eligible Assets backing the Security from the credit risk of the sponsor of the transaction and (B) result in the creditworthiness of such Security being primarily dependent upon (x) the creditworthiness of the Eligible Assets backing such Security and (y) any credit support provided with respect to the creditworthiness of such Eligible Assets; provided, however, that in no event shall an "Asset-Backed Security" include any of the following: (a) a Security issued to provide debtor-in-possession financing, (b) a Security issued in connection with a receivables financing, an equipment trust certificate or similar Security,
(c) an Equity Security (including an Equity Security that is characterized as a note), (d) a Structured Product Transaction, (e) a CDO Debt Security or (f) a Defensive Hedge Transaction.

      "Bank Loan Participation" means a Bank Loan in the form of a participation.

      "Bank Loans" means direct purchases of, assignments of, participations in and other interests in senior debt (including term loans, revolving credit lines and other similar loans and investments).

      "Business Day" means each day other than a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

      "Busted Convertible Bond" means any convertible bond that trades like a fixed income investment.

      "Capital Stock" of any Person means shares, equity interests (including limited partnership interests and limited liability company interests), participations or other equivalents (however designated) of corporate stock of such Person.

      "Cash" means any immediately available funds in U.S. dollars or any currency other than U.S. dollars which is a freely convertible currency (including amounts held in the Custodial Account or on deposit with the Custodian pursuant to "sweep" arrangements linked to the Custodial Account).

      "Cash Equivalents" means investments (other than Cash) that are one or more of the following obligations or Securities:

      (i)   U.S. Government Securities;

      (ii) certificates of deposit of, banker's acceptances issued by or money market accounts in any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities, so long as the deposits offered by such depository institution or trust company at the time of such investment are rated and have a rating of at least "A-1+" if rated by S&P (or, in the case of the principal depository institution in a holding company system whose deposits are not so rated, the long term debt obligations of such holding company are rated and such rating is at least "A+" if rated by S&P);

      (iii) commercial paper issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities, or any corporation incorporated under the laws of the United States of America or any state thereof, so long as the commercial paper of such issuer is rated and has at the time of such investment a short term rating of at least "A-1+" if rated by S&P;

      (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof the obligations of which at the time of such investment are rated and that have a credit rating of at least "P-1" if rated by Moody's and "A-1" if rated by S&P either at the time of such investment or the making of a contractual commitment providing for such investment;

      (v) shares of any money market fund or similar investment vehicle, so long as such money market fund is rated and has at the time of such investment a short-term rating of at least "Aaa" and "MR1+" if rated by Moody's and "AAAm" or "AAAg" if rated by S&P;

      (vi) unleveraged overnight repurchase obligations on customary terms with respect to investments described in clauses (i) through (iv) above entered into with a depository institution, trust company or corporation that has a rating of at least "P-1" by Moody's and at least "A+" by S&P;

      (vii) preferred shares with a maturity of not more than 35 days and rated in the highest investment rating category by Moody's and S&P or otherwise with respect to which the Rating Agency Condition is satisfied; and

      (viii)      investments in Qualifying Short-Term Debt;

      provided, that: (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone; (ii) Cash Equivalents referred to in clauses (i), (ii) and (iii) above shall mature within 183 days of issuance; (iii) if any of Moody's or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody's or S&P, as the case may be; (iv) if any of Moody's or S&P is not in the business of rating securities, then any ratings included in this definition shall be deemed to be an equivalent rating from another Rating Agency; (v) Cash Equivalents (other than U.S. Government Securities or money market funds maintained by the Custodian) shall not include any such investment of more than $100 million in any single issuer; (vi) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars or Eligible Foreign Currencies; and (vii) none of the foregoing obligations or securities will constitute Cash Equivalents (A) if all, or substantially all, of the remaining amounts payable thereunder will consist of interest and not principal payments, or (B) if such security has an assigned rating from S&P with an "r" or "t" subscript, or (C) if such security is a mortgage-backed security or (D) if such security is an inverse floater security.

      "CDO Debt Securities" means any Securities that entitle the holders thereof to receive payments that depend primarily on cash flow from, or proceeds upon the sale of a pool of

Securities serving as collateral for such Securities; provided that if more than one class or other similar designation of such Securities receive payments that depend primarily on cash flow from all or substantially all of the underlying collateral Securities, then the class or other similar designation the payment of which is most deeply subordinated (other than any class or other similar designation constituting only nominal capital) and any class or other similar designation that, as indicated in any relevant offering documentation, is stated to be at least reasonably likely to be treated as equity for U.S. Federal income tax purposes will be excluded from "CDO Debt Securities"; provided, further that
(x) CDO Debt Securities shall not include any Structured Product Transaction and
(y) CDO Debt Securities shall only include CDO Debt Securities issued in a "cash-flow" or "market value" collateralized debt obligation transactions.

      "CDO Equity Securities" means any Securities (other than CDO Debt Securities) that entitle the holders thereof to receive payments that depend primarily on cash flow from, or proceeds upon sale of a pool of Securities serving as collateral for such Securities (whether or not such Securities have been rated by a nationally recognized statistical rating organization); provided that CDO Equity Securities shall not include any Structured Product Transaction.

      "CDS" means a credit default swap substantially in the form approved by the Insurer, which approval shall not be unreasonably withheld.

      "Contributed Company Capital" means, at any date, the aggregate gross amount of Cash contributed as equity capital (excluding, for the avoidance of doubt, the Preferred Shares) to the Fund by the holders of the Common Shares on or prior to such date (without regard to any other changes in Company Equity).

      "Currency Hedging Transaction" means (i) any Swap Transaction entered into by the Fund with an Eligible Counterparty intended to convert any payment on a Debt or other obligation of the Fund or any Company Investment denominated in one currency to another currency or to protect against fluctuations in the exchange rate of a currency in which a payment to be made or received by the Fund is denominated and (ii) any Swap Transaction entered into by the Fund intended to convert any payment on a Debt or other obligation of the Fund or any Company Investment denominated in one currency to another currency or to protect against fluctuations in the exchange rate of a currency in which a payment to be made or received by the Fund is denominated and pursuant to which the Fund has no on-going payment obligations.

      "Defensive Hedge Advance Amount" means, as of any date of determination, 98% of the aggregate Market Value of all Defensive Hedge Transactions; provided, however, that the Defensive Hedge Advance Amount shall in no event exceed an amount equal to (x) 20% of the Total Capitalization as of such date of determination less (y) the sum of the aggregate Market Value as of such date of determination of all Fund Investments in Bank Loan Participations and Structured Product Transactions and, if the Secured Hedging Advance Amount is positive, the Secured Hedging Advance Amount.

      "Defensive Hedge Transaction" means a Hedging and Short Sale
Transaction between the Fund and an Eligible Counterparty intended to protect the Fund against fluctuations in the market value of a Fund Investment and pursuant to which (i) the Eligible Counterparty has agreed for a period of time, at the direction of the Fund, to (a) purchase the Fund Investment at an agreed strike price or (b) pay to the Fund, at the Fund's election, an amount by which an agreed strike price exceeds the current price of the Fund Investment; (ii) the Eligible Counterparty does not have recourse to the Collateral or the Fund for any amounts owing to such counterparty thereunder; and (iii) the Fund may (a) pay a fee to the Eligible Counterparty in connection with the transaction, (b) remove the Fund Investment from the Custodial Account (whereby it is no longer part of the Collateral) and pledge the Fund Investment to the counterparty as security for its obligations to the Eligible Counterparty and (c) agree to deliver the Fund Investment to the Eligible Counterparty in satisfaction of all of its obligations to the Eligible Counterparty in connection with the transaction.

      "Designated Country" shall mean (i) each of Canada, Great Britain, Australia, Denmark, New Zealand, Sweden, Switzerland, Luxembourg, The Netherlands and any G-7 nation and (ii) each other country identified by the Fund from time to time and confirmed as acceptable by S&P.

      "Determination Date" means (a) with respect to any regularly scheduled Valuation Statement prepared pursuant to the Indenture or the Operating Agreement and any other Preferred Shares document, the related Reporting Date, (b) for the purpose of determining the Market Value Price of a Fund Investment at any date when the Fund is in compliance, or reasonably believes it is in compliance, with the covenants relating to the Over-Collateralization Tests, the last Business Day of the preceding calendar week ending prior to such date and (c) for the purpose of determining the Market Value Price of a Fund Investment at any date when the Fund is not, or reasonably believes that it is not, in compliance with any covenant relating to the Over-Collateralization Tests, the date on which the most current pricing information with respect to such Fund Investment is reasonably available.

      "Distressed Debt" means debt Securities and Bank Loans which are, in the Investment Manager's reasonable business judgment, impaired in fundamental ways due to credit, liquidity, interest rate or other issues, which may not be performing or may be in default, and which are generally trading at a substantial discount to par.

      "Eligible Assets" means financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to security holders.

      "Eligible Counterparty" means, with respect to any Hedging and Short Sale Transaction (other than a CDS in which the Fund is the counterparty writing or providing the protection with respect to the reference asset), (a) any Approved Counterparty or (b) any person (i) having an unsecured, unguaranteed and unsupported long-term debt rating of "AA-" or better under the S&P OC Test Rating or (ii) whose obligations in respect of all Hedging and Short Sale Transactions entered into with the Fund are absolutely and unconditionally guaranteed by an Affiliate of such Person having an unsecured, unguaranteed and unsupported long-term debt rating of "AA-" or better under the S&P OC Test Rating; provided that with respect to any Eligible Counterparty with which the Fund has entered into a Hedging and Short Sale Transaction, any counterparty that would qualify as an "Eligible Counterparty" pursuant to clause (b) above but for the fact that such counterparty had suffered a ratings downgrade shall be deemed to be an "Eligible Counterparty" for thirty 30 days after the day it would otherwise have ceased to qualify as an Eligible Counterparty.

      "Eligible Country" shall mean each country (i) whose unsupported sovereign debt obligations are rated "AA+" or better by S&P or (ii) that is a Designated Country whose unsupported sovereign debt obligations are rated "A-" or better by S&P.

      "Eligible Foreign Currencies" means (i) Australian Dollars, Canadian Dollars, Pounds Sterling and Euros and (ii) each other currency identified by the Fund from time to time and confirmed in writing as acceptable by the Trustee, the Insurer and with respect to which Rating Agency Condition with respect to S&P has been satisfied.

      "Eligible Investments" has the meaning assigned to such term in this Schedule under "Determination of Fund Investments Constituting Eligible Investments."

      "Equity Securities" means equity securities (including, for the avoidance of doubt, Private Equity Securities) that will generally consist of common or preferred stock of small to medium capitalization companies that have either (i) undergone leveraged buyouts or recapitalizations, yet are still substantially leveraged, or (ii) been burdened by complex legal, financial or ownership issues and are selling at a discount to the underlying asset or business value.

      "Excess Fund Investments" means any Fund Investments or portion thereof having a Market Value in excess of the percentages of Total Capitalization set forth in the definition of Portfolio Limitations (in each case determined by the Fund using the most recent Market Value for the applicable Fund Investments).

      "Excluded Investments" has the meaning assigned to such term in this Schedule under "Determination of Fund Investments Constituting Eligible Investments."

      "Foreign Issuer" means any issuer of a Fund Investment that is incorporated or otherwise formed or organized outside the United States unless such Fund Investment is irrevocably and unconditionally guaranteed by any United States corporation, company, trust or other business entity; provided, however, that none of the following shall be a Foreign Issuer:
(i) an offshore holding company issuer whose operating subsidiaries principally do business, and hold their assets, in the United States, or (ii) an issuer of a CDO Debt Security.

      "Fully Collateralized Structured Product Transaction" means a Structured Product Transaction relating to a single Bank Loan or High Yield Bond pursuant to which the Fund is required to pledge collateral in an amount that is not less than 100% of the notional amount of such transaction.

      "Fund Investments" means all Cash, Cash Equivalents, Bank Loans, Securities, Short Sale Transactions and Structured Product Transactions owned by the Fund. Fund Investments which the Fund has contracted to purchase shall not be deemed for purposes of the Indenture to be owned by the Fund until settlement of such purchase and Fund Investments which the Fund has contracted to sell shall not cease to be Fund Investments for purposes of the Indenture until settlement of such sale.

      "Hedging and Short Sale Transaction" means any transaction entered into by the Fund with an Eligible Counterparty that is (i) a Swap Transaction;
(ii) an Interest Rate Hedging Transaction; (iii) a Currency Hedging Transaction; (iv) a transaction under which the Fund borrows a Bank Loan or Security and sells or otherwise disposes of such or any substantially similar Bank Loan or Security prior to the date on which the same must be returned to the lender thereof (and commonly known as a "short sale"), (v) a Securities Lending Transaction; (vi) a credit derivative transaction (including, but not limited to, a CDS) or repurchase agreement; (vii) an obligation to enter into any of the foregoing; or (viii) any combination of any of the foregoing.

      "High Yield Bonds" means debt Securities (including convertible debt Securities) that are generally rated below "BBB-" by S&P, (a) which are issued pursuant to a public registration, Rule 144A or as a private placement and (b) which are not Cash Equivalents, Bank Loans, Mezzanine Investments or CDO Debt Securities.

      "Illiquid Investments" means (a) Unquoted Investments that do not qualify as Semi-Liquid Investments; (b) Bank Loan Participations (other than
(x) Bank Loan Participations that qualify as Semi-Liquid Investments and (y) Bank Loan Participations which may be converted into a Bank Loan assignment at the option of the Issuer); and (c) Private Equity Securities.

      "Indexed Structured Product Transaction" means a Structured Product Transaction in which the reference obligation is an index, including, without limitation, Dow Jones CDX North American High Yield Composite Index, Dow Jones CDX North American BB, Dow Jones CDX North American B, and Dow Jones CDX North American Investment Grade Composite.

      "Industry" means any industry category listed in Annex I hereto under "S&P Industry Classifications" or any other such industry category designated by the Fund in writing and approved by the Insurer in its reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied.

      "Ineligible Country" shall mean any country other than the United States or an Eligible Country.

      "Interest Rate Hedging Transaction" means (i) any Swap Transaction entered into by, the Fund with an Eligible Counterparty intended to protect the Fund against changes in the floating rate of interest payable on all or a portion of any Debt or other obligation of the Fund or its subsidiaries or on any Fund Investment or to protect against fluctuations in interest rates, or
(ii) any Swap Transaction or repurchase agreement entered into by the Fund, in each case with an Eligible Counterparty, intended to protect against changes in the market value of any Fund Investment resulting from fluctuations in interest rates.

      "Market Value" has the meaning assigned to such terms in this Schedule under "Determination of Market Value of Fund Investments."

      "Market Value Price" has the meaning assigned to such term in this Schedule under "Determination of Market Value of Fund Investments."

      "Mezzanine Investments" means (i) debt Securities or other obligations of an issuer (including convertible debt Securities and obligations, and Securities back by real estate collateral) that (A) are subordinated to other debt of such issuer and (B) may be issued with equity participation features such as convertibility, senior equity securities, common stock or warrants or (ii) Preferred Stock issued in connection with management buyouts, acquisitions, refinancings, recapitalizations and later stage growth capital financings.

      "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

      "NASDAQ" means the electronic inter-dealer quotation system operated by NASDAQ, Inc., a subsidiary of the National Association of Securities Dealers, Inc., or any successor thereto.

      "Non-Cash Pay Instrument" means a High Yield Bond which falls in Asset Category C, D, E, F or G that (a) does not provide for the payment of cash interest or preferred dividends, or provides for the total deferral of interest until the final maturity thereof, (b) is a debt security that has an initial current yield on the date of purchase or acquisition thereof of less than 2.5% per annum and provides for an increase in the rate of interest payable in respect thereof at any time after the date it was purchased or acquired (other than any increase resulting from (i) a change in a generally recognized floating rate interest rate index, (ii) a change in the weighted average interest rate on underlying collateral in the case of Securities the interest rate on which is based on such weighted average interest rate or
(iii) a change in an interest rate spread or margin resulting from an announced change in the rating of the issuer' s debt obligations) or (c) is a debt security that provides for the partial deferral of interest until the final maturity thereof and which has cash interest payable without deferral at a rate per annum less than (x) with respect to Fund Investments bearing interest at a fixed rate, 2.5% per annum and (y) with respect to Fund Investments bearing interest at a floating rate, a eurodollar rate plus 2% per annum. For purposes of clause (b) of this definition, if the current yield is increased to 2.5% or more per annum, then at the time of the increase of such interest rate, the Security will cease to be a "Non-Cash Pay Instrument."

      "Non-Credit Risk Security" means a security with respect to which an institutional money manager would evaluate its value primarily by reference to factors other than (a) the coupon (or the coupon as adjusted for any purchase discount or premium) in relation to prevailing market yields, (b) the credit worthiness of the issuing entity or (c) the adequacy of the underlying financial assets supporting such security to ensure the repayment of the security according to its terms (which adequacy may be measured by a credit analysis of the likelihood of the obligors of such underlying assets to pay according to the terms of such underlying assets and/or an analysis of the sufficiency of the income streams thereon to meet the payment terms of the security).

      "Non-Performing Instrument" means (i) any Fund Investment that is debt and the issuer of which is in default of any principal or interest payment obligations in respect thereof (without giving effect to any applicable grace period or waiver), (ii) any Fund Investment that is Preferred Stock and the issuer of which has failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend or (iii) any Fund Investment that is a CDO Debt Security and the issuer of which has failed to pay any current interest or principal in cash when due.

      "Outstanding Principal Amount" means the outstanding aggregate principal amount of the Notes under the Indenture at any given time.

      "Performing" means, (i) with respect to any Fund Investment that is a Bank Loan or other debt, the issuer of such Fund Investment is not in default of any payment obligations in respect thereof, (ii) with respect to any Fund Investment that is Preferred Stock, the issuer of such Fund Investment has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend or (iii) with respect to any Fund Investment that is a CDO Debt Security, the issuer of such Fund Investment has not failed to pay any current principal or interest in cash when due.

      "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Pledge and Intercreditor Agreement" means the Pledge and Intercreditor Agreement dated as of the Closing Date, among the Trustee, the Insurer, the Custodian, the Fund and the Collateral Agent identified therein, as amended, extended, restated, supplemented or modified from time to time in accordance with the terms thereof.

      "Portfolio Limitations" has the meaning assigned to such term in this Schedule under "Application of Portfolio Limitations."

      "Preferred Stock" means, as applied to the Capital Stock of any Person, Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of Capital Stock of such Person.

      "Private Equity Securities" means, at any time of determination, any Equity Security which the Fund believes in good faith (based on the facts and circumstances available to it) is (i) commonly regarded by investment professionals as a "private equity security" and (ii) not traded or listed on any national or regional securities exchange, any designated offshore Securities market (as defined in Regulation S under the Securities Act) or on the NASDAQ National Market and is not actively quoted or traded on any automated quotation system or in the over-the-counter market; provided, however, that "Private Equity Securities" shall not include (a) any Equity Securities convertible or exchangeable for any Equity Securities traded or quoted in the markets described in clause (ii) above, or (b) any equity Securities which may be resold under an effective registration statement under the Securities Act at the time of determination.

      "Protected Market Value" means, with respect to any Fund Investment that is the subject of a Defensive Hedge Transaction, the Protected Price of such Fund Investment times the number of units of such Fund Investment that are held by the Fund and are the subject of such Defensive Hedge Transaction.

      "Protected Price" means, with respect to any Defensive Hedge
Transaction, (i) the agreed strike price at which the Eligible Counterparty to such Defensive Hedge Transaction has agreed to purchase the Fund
Investment that is the subject of such Defensive Hedge Transaction or (ii) the agreed strike price under a Defensive Hedge Transaction pursuant to which the Eligible Counterparty has agreed to pay the Fund an amount equal to the excess of the agreed strike price over the current price of the Fund Investment that is the subject of such Defensive Hedge Transaction.

      "Qualifying Short-Term Debt" means short-term debt of issuers rated "A-1" by S&P that (i) does not have an "r" suffix attached to their ratings,
(ii) has a predetermined fixed dollar amount of principal due at maturity that cannot vary, (iii) does not constitute more than 20% of the rated issue's outstanding principal amount, (iv) does not mature beyond 30 days, and (v) if the debt may be liquidated prior to its maturity, the interest thereon should be tied to a single interest rate index plus a single fixed spread (if any) and should move proportionately with that index. For purposes of this definition, "short-term debt" includes commercial paper, federal funds, repurchase agreements, unsecured certificates of deposit, time deposits and banker's acceptances.

      "Quarterly Date" means the last Business Day of each February, May, August and November, commencing November 30, 2005.

      "Related Person" means, with respect to any issuer, (a) any Person of which such issuer is a Subsidiary, (b) any Person that is a Subsidiary of such issuer, (c) with respect to a debt obligation, any Person that relies on, or is relied upon for, the cash flows of such issuer to service debt obligations or does not have a credit rating independent of such Person or
(d) with respect to a debt obligation, any Person that guarantees the issuer's payment of such debt obligation; provided, however, that, in any such case, a Person shall not be a Related Person of a second Person solely as a consequence of the common control of such Persons by a single financial sponsor.

      "Reporting Date" means the last Business Day of each calendar week, commencing November 25, 2005.

      "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or any successor thereto.

      "S&P Net Accrual Amount" shall mean, as of any date, an amount, which may be positive or negative, equal to (i) the aggregate amount of accrued interest payable to the Fund on all interest-bearing Eligible Investments, all declared but unpaid dividends payable on Eligible Investments that are Equity Securities and all due and unpaid commitment fees payable to the Issuer in respect of Eligible Investments, in each case as of such date minus
(ii) the aggregate amount of accrued interest and dividends payable by the Fund as of such date in respect of the Drawn Amount (as defined in the Indenture) and the Preferred Shares, respectively, minus (iii) the amount of other anticipated expenses of the Fund for the 90 days subsequent to such date, minus (iv) any other current liabilities of the Fund payable as of such date; provided that until the earlier of two years after the Closing Date or the date on which the Fund shall have drawn $404.5 million of the Equity Capital Commitments, the S&P Net Accrual Amount shall not be less than zero.

      "S&P Warrant/Option Advance Amount" means, as of any date of determination, an amount equal to the sum for all Warrant/Option Investments of the product of (i) the Warrant/Option Intrinsic Value of such Warrant/Option Investment multiplied by (ii) the S&P Advance Rate for the S&P Asset Category applicable to the Related Equity Securities of such Warrant/Option Investment.

      "Secured Hedging Advance Amount" means as of any date of determination,
(i) if the Secured Hedging Net Exposure is greater than zero and the Secured Hedging Transactions entered into, in the judgment of the Fund, hedge or mitigate risks to which the Fund is exposed in the conduct of its business or the management of its liabilities, 90% of the Secured Hedging Net Exposure, and (ii) if the Secured Hedging Net Exposure is less than zero, 100% of the Secured Hedging Net Exposure; provided that any Secured Hedging Transaction having a Secured Hedging Net Exposure greater than zero and a counterparty with a rating of less than "A-" by S&P shall be deemed, for purposes of calculating the Secured Hedging Advance Amount, to have a Secured Hedging Net Exposure of zero.

      "Secured Hedging Net Exposure" as of any date, as to any Secured Hedging Transaction for which a determination thereof is required to be made, shall be determined as follows: (i) each Eligible Counterparty party to each Secured Hedging Transaction shall determine, with respect to the Secured Hedging Transactions entered into by it with the Fund, an amount (the "Secured Net Exposure Component") equal to the net current market value on the bid side of the market if the position is long and on the ask/offer side of the market if the position is short to the Fund on such date of determination of each such Secured Hedging Transaction and (ii) for each Secured Hedging Transaction, the "Secured Hedging Net Exposure" will, as of any date, be equal to the sum of all applicable Secured Net Exposure Components as of such date and may, for purposes of this calculation, be less than zero.

      "Secured Hedging Transaction" means any Interest Rate Hedging Transaction or Currency Hedging Transaction entered into by the Fund with any Person that is an Eligible Counterparty, which is secured by Collateral pursuant to the Pledge and Intercreditor Agreement and for avoidance of doubt shall exclude Structured Product Transactions.

      "Securities" means common and preferred stock, partnership units and participations, member interests in limited liability companies, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including, without limitation, warrants, rights, put and call options and other options and rights relating thereto, or any combination thereof), guarantees of indebtedness, choses in action, trade claims, other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans or Hedging and Short Sale Transactions.

      "Securities Lending Transactions" means all obligations of the Fund (i) to purchase investments which arise out of or in connection with the sale of the same or substantially similar investments or other similar transactions having the same economic effect (excluding Swap Transactions); and (ii) incurred in connection with any security lending transactions described in clause (i).

      "Semi-Liquid Investments" means (i) Unquoted Investments that are debt Securities rated "B-" or better by S&P; (ii) Unquoted Investments that are not subject to any enforceable agreement containing a material condition to, or material restriction on, the ability of the holder of such Unquoted Investment or an assignee of such holder to sell, assign, transfer or otherwise liquidate the investment in a commercially reasonable time and manner (other than in any such agreement contained in the Collateral Documents and customary securities law arrangements or restrictions); (iii) Bank Loan Participations (other than Bank Loan Participations which may be converted into a Bank Loan assignment at the option of the Issuer) for which the Market Value has been obtained from an Approved Source that "quoted" or "priced" the participation interest in the Bank Loan and not merely the Bank Loan itself; (iv) solely for purposes of the definition of Portfolio Limitations, Unquoted Investments which are High Yield Bonds or Mezzanine Investments and are part of an issue that is greater or equal to $40 million in original principal amount; or (v) solely for purposes of the definition of Portfolio Limitations, Unquoted Investments which are High Yield Bonds that are held by ten or more holders or the issuer thereof has a total capitalization in excess of $150.0 million.

      "Short Sale Advance Amount" means, as of any date of determination with respect to any Short Sale Transaction for which a determination thereof is required to be made, an amount calculated as follows:

       Short Sale Advance Amount = CP+SP-(MV*(2-AR))

                            Where:
                               CP= The Market Value of the Cash or U.S.
                                   Government Securities held in a Short Sale
                                   Customer Account or Short Sale Broker
                                   Account as security for the obligations of the Issuer with respect to such Short Sale Transaction.
                               SP= The original price of the Bank Loan or
                                   Security borrowed in such Short Sale
                                   Transaction, determined as of the date it was borrowed.
                               MV= The Market Value of the Bank Loan or
                                   Security borrowed in such Short Sale
                                   Transaction as of the date of determination.
                               AR= The S&P Advance Rate applicable to the Bank
                                   Loan or Security borrowed in connection
                                   with such Short Sale Transaction.

      "Short Sale Transaction" means a transaction under which the Fund borrows a Bank Loan or Security and sells or otherwise disposes of such or any substantially similar Bank Loan or Security prior to the date on which the same must be returned to the lender thereof (and commonly known as a "short sale").

      "Single Asset Structured Product Transaction" means a Structured Product Transaction in which the reference obligation is a single debt security.

      "Special Situations Investments" means, as determined in the reasonable judgment of the Fund, any Securities or Loans issued by (i) an out-of-favor company with visible potential operating cash flows and/or liquidation values, and with businesses that are understandable, but may have complex legal, operational and financial issues, or (ii) a fundamentally sound operating company with sustainable margins that may have a poorly conceived capital structure that, in general, the Fund has purchased substantial positions in such Securities or Loans, often with the goal of influencing the values of investments through active management.

      "Specified Foreign Country" shall mean each Designated Country other than (x) a country whose sovereign debt rating in a non-local currency is rated "AAA" by S&P or (y) a country whose sovereign debt rating in a non-local currency is rated "AA" or better by S&P and in the case of (y) which is (a) a member of the European Union that has adopted the Euro as its lawful currency, (b) Canada, (c) Great Britain or (d) Australia.

      "Structured Product Transaction" means a Hedging and Short Sale Transaction between the Fund and a counterparty in which either, (i) the Fund is the counterparty to a CDS purchasing protection from an Eligible Counterparty with respect to a reference asset or an index that refers to or is based upon a number of reference assets, or (ii) the Fund is the counterparty writing or providing the protection with respect to a CDS relating to a reference asset or an index that refers to or is based upon a number of reference assets.

      "Swap Transaction" means:  (i) any rate, basis, debt or equity swap;
(ii) any put, cap, collar or floor agreement; (iii) any rate, basis, debt or equity futures or forward contract; (iv) any rate, basis, debt or equity option representing an obligation to buy or sell a security, debt or equity; and (v) any other similar agreement.

      "Total Capitalization" means the sum of (a) Contributed Company Capital plus aggregate undistributed net income of the Fund (as determined quarterly in accordance with GAAP and set forth in the Fund's financial statements) minus net loss of the Fund (determined quarterly in accordance with GAAP and set forth in the Fund's financial statements), in each case excluding any reduction in Company Equity as a result of placement or structuring fees and organizational expenditures, (b) the aggregate outstanding liquidation preference of the Preferred Shares plus the aggregate liquidation preference of fully subscribed but unissued Preferred Shares and (c) the aggregate Outstanding Principal Amount plus the amount, if any, by which the Total Maximum Commitment exceeds the Outstanding Principal Amount; provided, however, that until June 30, 2007, for purpose of clauses (i) through (v) of the Portfolio Limitations, "Total Capitalization" will be the greater of (i) the amount determined pursuant to clauses (a), (b) and (c) above and (ii) $404.5 million; provided, further, that, for purposes of the definition of Portfolio Limitations, Total Capitalization shall not exceed $809.0 million.

      "Unhedged Foreign Investment" means any portion of any Fund Investment denominated in a currency other than Dollars which is not protected against currency fluctuations as a result of Currency Hedging Transactions; provided, however, that if 95% or more of the Market Value of a Fund Investment denominated in a currency other than Dollars is so protected against currency fluctuations, all of such Fund Investment shall be deemed to be protected against currency fluctuations for purposes of this definition and the calculation of the Over-Collateralization Tests.

      "Unquoted Investments" means Fund Investments other than Cash or Cash Equivalents for which the Market Value has not been obtained from an Approved Source.

      "US. Government Securities" means Securities that are direct obligations of, or obligations the timely payment of principal and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and in the form of conventional bills, bonds and notes. In no event shall U.S. Government Securities include: (i) any security providing for the payment of interest only; (ii) any Swap Transaction; or (iii) any obligation on which all or any portion of the payments thereunder is based, directly or indirectly, on any Swap Transaction.

      "Warrant/Option Intrinsic Value" means, with respect to any Warrant/Option Investment, the product of (x) an amount by which the current price (based on the price from an Approved Source or an Approved Investment Banking Firm) of the applicable Related Equity Securities exceeds the agreed strike price of the Related Equity Securities with respect to such Warrant/Option Investment, multiplied by (y) the number of shares of the Related Equity Securities. For the avoidance of doubt, the Warrant/Option Intrinsic Value shall always be zero if, in the case of a call Warrant/Option Investment, the agreed strike price of the applicable Related Equity Securities for such Warrant/Option Investment is equal to or greater than the current price of the applicable Related Equity Securities for such Warrant/Option Investment or, in the case of a put Warrant/Option Investment, the agreed strike price of the applicable Related Equity Securities for such Warrant/Option Investment is equal to or less than the current price of the applicable Related Equity Securities for such Warrant/Option Investment.

      "Warrant/Option Investments" means any Fund Investments held by the Fund that are warrants or call options or similar rights with respect to Equity Securities (the "Related Equity Securities").

      "Yield to Worst" means, in respect of any High Yield Bond or other debt security, the lesser of (a) the yield-to-maturity and (b) the lowest yield-to-call calculated on each scheduled call date.

                                   ANNEX I

                         S&P INDUSTRY CLASSIFICATIONS

Industry                                  Industry
Code       Description                    Code       Description
--------   -------------------------      --------   ---------------------------
0          Zero Default Risk              37         Surface transport
1          Aerospace & Defense            38         Telecommunications/cellular
2          Air transport                  39         Utilities
3          Automotive                     49         Project Finance
4          Beverage & Tobacco             50         CDO
5          Radio & Television             51         ABS Consumer
6          Brokers, Dealers &             52         ABS Commercial
           Investment houses
7          Building & Development         53         CMBS Diversified
                                                     (Conduit and CTL)
8          Business equipment &           54         CMBS (Large Loan,
           services                                  Single Borrower, and
                                                     Single Property)
9          Cable & satellite              55         REITs and REOCs
           television                     56         RMBS A
10         Chemicals & plastics           57         RMBS B&C, HELs, HELOCs,
11         Clothing/textiles                         and Tax Lien
                                          58         Manufactured Housing
12         Conglomerates                  59         U.S. Agency (Explicitly
13         Containers & glass                        Guaranteed)
           products                       60         Monoline/FER Guaranteed
14         Cosmetics/toiletries           61         Non-FER Company
15         Drugs                                     Guaranteed
                                          62         FFELP Student Loans
16         Ecological services &                     (Over 70% FFELP)
           equipment
17         Electronics/electrical
18         Equipment leasing
19         Farming/agriculture
20         Financial
           intermediaries
21         Food/drug retailers
22         Food products
23         Food service
24         Forest products
25         Health care
26         Home furnishings
27         Lodging & casinos
28         Industrial equipment
29         Insurance
30         Leisure
           goods/activities/movies
31         Nonferrous
           metals/minerals
32         Oil & gas
33         Publishing
34         Rail industries
35         Retailers (except food
           & drug)
36         Steel

                               APPROVED DEALERS

A.G. Edwards & Sons, Inc.                Liberty Brokerage
ABN AMRO Bank                            Libra Securities
Allen & Co.                              McDonald & Company
APS Financial Corporation                Merrill Lynch
B. Riley & Co.                           Mesirow Financial
Bank of America                          Miller Tabak & Co., LLC
Bank of Montreal                         Morgan Joseph & Co.
Barclays Capital                         Morgan Stanley
Bear Stearns                             Prudential Securities
BMO Nesbitt Bums                         Raymond James
BNP Paribas                              RBC Dain Rauscher
BNY Capital                              Robert W. Baird & Co
Brown Gibbons Lang & Company             Salomon Smith Barney
Cantor Fitzgerald                        Schroder Wertheim
Chanin Capital Partners                  Scotia Capital Markets
Chicago Corporation                      Seidler Companies, The
CIBC World Markets                       SG Cowen
CIT Group                                Societe Generale
Citigroup                                Spear, Leeds & Kellogg
Commerzbank                              SunTrust Robinson-Humphrey Company
Credit Lyonnais                          Swiss Bank Corporation
Credit Research & Trading                TD Securities
CS First Boston                          The Blackstone Group
Delaware Bay, Inc.                       U. S. Bancorp
Deutsche Bank Alex Brown                 UBS Warburg
First Chicago Trust Company              Union Bank of California
Fleet                                    Wachovia Securities
General Electric                         Wedbush Morgan
Goldman Sachs & Co.                      Wells Fargo
Houlihan Lokey Howard & Zukin            William Blair & Company
Imperial Capital
Indosuez Capital
ING (Baring Furman Selz)
J.P. Morgan Chase
Jefferies & Company, Inc.
Ladenburg Thalmann
Lazard Freres & Co., LLC
Lehman Brothers

                              APPROVED EXCHANGES

African Stock Exchanges
      Johannesburg Stock Exchange, South Africa
      The South African Futures Exchange(SAFEX), South Africa

Asian Stock Exchanges
      Sydney Futures Exchange, Australia
      Australian Stock Exchanges, Australia
      Shenzhen Stock Exchange, China
      Stock Exchange of Hong Kong,Hong Kong
      Hong Kong Futures Exchange,Hong Kong
      National Stock Exchange of India,India
      Bombay Stock Exchange, India
      Jakarta Stock Exchange, Indonesia
      Indonesia NET Exchange,Indonesia
      Nagoya Stock Exchange,Japan
      Osaka Securities Exchange, Japan
      Tokyo Grain Exchange, Japan
      Tokyo International Financial Futures Exchange (TIFFE), Japan Tokyo Stock Exchange, Japan
      Korea Stock Exchange, Korea
      Kuala Lumpur Stock Exchange, Malaysia
      New Zealand Stock Exchange, New Zealand
      Karachi Stock Exchange, Pakistan
      Lahore Stock Exchange, Pakistan
      Stock Exchange of Singapore (SES), Singapore
      Singapore International Monetary Exchange Ltd. (SIMEX), Singapore Colombo Stock Exchange, Sri Lanka
      Sri Lanka Stock Closings, Sri Lanka
      Taiwan Stock Exchange, Taiwan
      The Stock Exchange of Thailand, Thailand

European Stock Exchanges
      Vienna Stock Exchange, Austria
      EASDAQ, Belgium
      Zagreb Stock Exchange, Croatia
      Prague Stock Exchange, Czech Republic
      Copenhagen Stock Exchange, Denmark
      Helsinki Stock Exchange, Finland
      Paris Stock Exchange, France
      NouveauMarche, France
      MATIF, France
      Frankfurt Stock Exchange, Germany
      Athens Stock Exchange, Greece
      Budapest Stock Exchange, Hungary

      Italian Stock Exchange, Italy
      National Stock Exchange of Lithuania,Lithuania
      Macedonian Stock Exchange, Macedonia
      Amsterdam Stock Exchange, The Netherlands
      Oslo Stock Exchange, Norway
      Warsaw Stock-Exchange, Poland
      Lisbon Stock Exchange, Portugal
      Bucharest Stock Exchange, Romania
      Russian Securities Market News, Russia
      Ljubljana Stock Exchange,Inc., Slovenia
      Barcelona Stock Exchange, Spain
      Madrid Stock Exchange, Spain
      MEFF: (Spanish Financial Futures & Options Exchange), Spain
      Stockholm Stock Exchange, Sweden
      Swiss Exchange, Switzerland
      Istanbul Stock Exhange, Turkey
      FTSE International (London Stock Exchange), United Kingdom
      London Stock Exchange: Daily Price Summary, United Kingdom
      Electronic Share Information, UnitedKingdom
      London Metal Exchange,United Kingdom
      London InternationalFinancial Futures and Options Exchange, United
      Kingdom

Middle Eastern Stock Exchanges
      Tel Aviv Stock Exchange, Israel
      Amman Financial Market, Jordan
      Istanbul Stock Exhange, Turkey

North American Stock Exchanges
      Alberta Stock Exchange, Canada
      Montreal Stock Exchange, Canada
      Toronto Stock Exchange, Canada
      Vancouver Stock Exchange, Canada
      Winnipeg Stock Exchange, Canada
      Mexican Stock Exchange, Mexico
      AMEX, United States
      New York Stock Exchange (NYSE),United States
      NASDAQ, United States
      Chicago Stock Exchange, United States
      Chicago Board Options Exchange, United States
      Chicago Board of Trade, United States
      Chicago Mercantile Exchange, United States
      Pacific Stock Exchange, United States
      Philadelphia Stock Exchange, United States

South American Stock Exchanges
      Bermuda Stock Exchange, Bermuda
      Rio de Janeiro Stock Exchange, Brazil

      Sao Paulo Stock Exchange, Brazil
      Cayman Islands Stock Exchange, Cayman Islands
      Chile Electronic Stock Exchange, Chile
      Santiago Stock Exchange, Chile
      Bogota Stock Exchange, Colombia
      Lima Stock Exchange, Peru
      Caracas Stock Exchange, Venezuela
      Venezuela Electronic Stock Exchange, Venezuela

                      APPROVED INVESTMENT BANKING FIRMS

A.G. Edwards & Sons, Inc.                Lehman Brothers
ABN AMRO Bank                            Liberty Brokerage
Allen & Co.                              McDonald & Company
Bank of America                          Merrill Lynch
Bank of Montreal                         Mesirow Financial
Bank One                                 Miller Tabak & Hirsch
Barclays Capital                         Morgan Stanley
Bear Stearns                             Prudential Securities
BMO Nesbitt Burns                        RBC Dain Rauscher
Brown, Gibbons, Lang                     Raymond James
Cantor Fitzgerald                        Robert W. Baird & Co
Chanin Capital Partners                  Solomon Smith Barney
JPMorgan Chase Manhattan                 Schroder Wertheim
Chicago Corporation                      Scotia Capital Markets
CIBC World Markets                       Seidler Companies
CIT Group                                SG Cowen
Citibank Group                           Sun Trust Robinson-Humphrey Company
Credit Research & Trading                Sutro & Co.
CS First Boston                          TD Securities
Dabney Flannigan                         The Blackstone Group
Delaware Bay, Inc.                       Union Bank of California
Deutsche Bank Alex Brown                 US Bancorp Libra
EVEREN Securities                        US Bancorp Piper Jaffray
Fleet National Bank                      USB Warburg
Goldman Sachs & Co.                      Wachovia Securities
Grantchester Holdings                    Wasserstein Perella Securities Inc.
Greenwich NatWest                        Wedbush Morgan
Gruntal                                  Wells Fargo
Hambrecht & Quist                        William Blair & Company
Houlihan Lokey Howard & Zukin
Imperial Capital
ING (Baring Furman Selz)
Jefferies & Company, Inc.
JPMorgan Chase
Ladenburg Thalmann
Lazard Freres

                          APPROVED PRICING SERVICES

Advantage Data, Inc.
Bloomberg
Bridge Information Systems, Inc.
Data Resources Inc.
Fixed Income Pricing System
Interactive Data Corp
International Securities Market Association
JJ Kenney
KDP
Loan Pricing Corp.
Merrill Lynch Securities Pricing Service
Muller Data Corp.
Reuters (only for pricing Foreign Issuer Securities)
Societe Generale
Standard & Poor's
Telerate
Wood Gundy (only for pricing Securities issued by the Canadian federal or
            Canadian provincial governments)

                       APPROVED THIRD PARTY APPRAISERS

A.G. Edwards & Sons, Inc.                J.P. Morgan Chase
ABN AMRO Bank                            Jefferies & Company, Inc.
Allen & Co.                              KPMG International
Bank of America                          Ladenburg Thalmann
Barclays Capital                         Lazard Freres
Bear Stearns                             Lehman Brothers
BMO Nesbitt Burns                        Liberty Brokerage
Brown, Gibbons, Lang                     McDonald & Company
Cantor Fitzgerald                        Merrill Lynch
Chanin Capital                           Mesirow Financial
Chicago Corporation                      Morgan Stanley
CIBC World Markets                       PriceWaterhouseCoopers
CIT World Markets                        Raymond James
Citigroup                                RBC Dain Rauscher Robert W. Barry
Credit Research & Trading                Schroder Wertheim
CS First Boston                          Scotia Capital Markets
Dabney Flannigan                         Seidler Companies
Delaware Bay, Inc.                       Sun Trust Robinson-Humphrey Company
Deloitte & Touche                        Sutro & Co.
Deutsche Bank                            Swiss Bank Corporation
Dresdner Kelinwort Wasserstein           TD Securities
Ernst & Young                            The Blackstone Group
EVEREN Securities                        UBS Warburg
First Chicago Trust Company              Union Bank
Goldman Sachs & Co.                      US Bancorp Piper Jaffray
Grantchester  Holdings                   US Bancorp Libra
Greenwich NatWest                        Wachovia Securities
Hambrecht & Quist                        Wedbush Morgan
Houlihan Lokey Howard & Zukin            Wells Fargo
Imperial Capital                         William Blair & Company

                                  APPENDIX B

         Statement of Preferences of Series A-2 Preferred Share

                                                                  EXECUTION COPY

                            STATEMENT OF PREFERENCES
                                       OF
                           SERIES A-2 PREFERRED SHARE
                                       OF
                       YORK ENHANCED STRATEGIES FUND, LLC

     The Board of Directors of York Enhanced Strategies Fund, LLC, a Delaware limited liability company (the "Company"), acting pursuant to the power vested in it by Section 5.2 and Section 5.3 of the Operating Agreement of the Company, dated as of November 3, 2005 (as the same may be amended and/or restated, the "Operating Agreement"), do hereby cause the Company to create and establish a series of preferred shares of interest. Capitalized terms not defined herein shall have the meanings ascribed to them in the Operating Agreement. The amount thereof and the powers, preferences, duties, liabilities and obligations thereof are hereby fixed as follows:

Section  1.   Designation and Amount. The Company hereby creates and establishes a series of preferred shares of interest consisting of one share and designates such share as the "Series A-2 Preferred Share" (the "Special Share"). The Company is authorized to issue one Special Share to York Enhanced Strategies Management, LLC.

Section  2.   Dividends.

         (a) The Special Share shall rank on a parity with shares of any other series of the Preferred Shares as to the payment of dividends by the Company. The Special Share will rank senior to the Common Shares as to the payment of dividends.

         (b) The holder of the Special Share shall be entitled to receive when, as and if declared by the Board of Directors, or a duly authorized committee thereof, out of funds legally available therefor in accordance with the Operating Agreement and applicable law, cumulative cash dividends in an amount equal to the greater of (i) 4% per year of the Base Liquidation Preference (as defined below) of such Special Share, but in no event greater than $40 per year, and (ii) (a) 100% of the amount by which the cumulative distributions and amounts distributable to the holders of the Common Shares (excluding any distribution relating to the original capital payment made for the Common Shares) exceed a 2% quarterly weighted average return on undistributed capital attributable to the Common Shares until the holder of the Special Share has received from the Company an amount equal to 20% of the aggregate cumulative distributions of net income and gain to the holders of the Common Shares as well as amounts paid to the holder of the Special Share under this Section 2(a), and thereafter (b) an amount (payable at the same time as any distributions to the holders of the Common Shares) such that after receipt thereof the holder of the Special Share will have received from the Company an amount equal to 20%, and the holders of the Common Shares will have received an amount equal to 80%, of the incremental aggregate distributions of net income and gain to the holders of the Common Shares and the Special Share. The 2% quarterly weighted average return on undistributed capital referenced in the foregoing clause (ii)(a) shall be cumulative (but not compounded) up to an aggregate of 8% per year. Distributions in respect of the Special Share shall be payable on such dates (each, a "Dividend Payment Date") as the Board of Directors, in consultation with the holder of the Special Share, may determine, but no less often than semi-annually on June 15 and December 15 of each year if no distribution is being paid in respect of the Common Shares, commencing on March 15, 2006 (or if any such day is not a Business Day, then on the next succeeding Business Day), to the holder of record of the Special Share as it appears on the stock register of the Company at the close of business on the fifth preceding Business Day of such Dividend Payment Date, in preference to dividends on Common Shares and any other Shares of the Company ranking junior to the Special Share in payment of dividends. Dividends on the Special Share shall accumulate from the date on which such Special Share is originally issued. Each period beginning on and including a Dividend Payment Date (or the date of original issue of the Special Share, in the case of the first dividend period after issuance of such Special Share) and ending on but excluding the next succeeding Dividend Payment Date is referred to herein as a "Dividend Period." Dividends on account of arrears for any past Dividend Period or in connection with the redemption of the Special Share may be declared and paid at any time, without reference to any Dividend Payment Date, to the holder of record on such date not exceeding 30 days preceding the payment date thereof as shall be fixed by the Board of Directors.

         (c) (i) No full dividends shall be declared or paid on the Special Share for any Dividend Period or part thereof unless full cumulative dividends due through the most recent Dividend Payment Dates therefor for all series of Preferred Shares of the Company ranking on a parity with the Special Share as to the payment of dividends have been or contemporaneously are declared and paid through the most recent Dividend Payment Dates therefor. If full cumulative dividends due have not been paid on all such outstanding Preferred Shares, any dividends being paid on such Preferred Shares (including the Special Share) will be paid as nearly pro rata as possible in proportion to the respective amounts of dividends accumulated but unpaid on each such series of Preferred Shares on the relevant Dividend Payment Date. The holder of the Special Share shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of full cumulative dividends as provided in this Section 2 on the Special Share. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payments on the Special Share that may be in arrears.

              (ii) For so long as the Special Share is outstanding, the Company shall not pay any dividend or other distribution (other than a dividend or distribution paid in Common Shares, or options, warrants or rights to subscribe for or purchase Common Shares or other shares, if any, ranking junior to the Special Share as to dividends and upon liquidation) in respect of the Common Shares or any other shares of the Company ranking junior to the Special Share as to the payment of dividends and the distribution of assets upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other shares of the

                    Company ranking junior to the Special Share as to the payment of dividends and the distribution of assets upon liquidation (except by conversion into or exchange for shares of the Company ranking junior to the Special Share as to dividends and upon liquidation), unless, in each case,
                    (A) all cumulative dividends on the Special Share due on or prior to the date of such action have been declared and paid (or shall have been declared and sufficient funds for the payment thereof deposited with the applicable dividend-disbursing agent) or (B) the Company has redeemed the Special Share or set aside liquid assets sufficient therefor.

              (iii) Any dividend payment made on the Special Share shall first be credited against the dividends accumulated with respect to the earliest Dividend Period for which dividends have not been paid.

         (d) Not later than the Business Day immediately preceding each Dividend Payment Date, the Company shall deposit with the dividend-disbursing agent cash or cash equivalents having an initial combined value sufficient to pay the dividends that are payable on such Dividend Payment Date, which cash equivalents (if any) shall mature on or prior to such Dividend Payment Date. The Company may direct the dividend-disbursing agent with respect to the investment of any such cash or cash equivalents, provided that such investment consists exclusively of cash or cash equivalents, and provided further that the proceeds of any such investment will be available at the opening of business on such Dividend Payment Date.

         (e) Notwithstanding anything to the contrary contained herein or in the Operating Agreement, no dividends may be paid in respect of the Special Share if after giving effect to the payment of such dividend the Company would not be able to pay its debts as such debts become due in the ordinary course of business.

Section  3.   Liquidation Rights.

         (a)  Liquidation Preference and Redemption Price.

                   The Special Share will have a liquidation preference equal to
              $1,000 per Special Share (the "Base Liquidation Preference") plus accumulated and unpaid dividends (whether or not earned or declared) and will be redeemable at the option of the Company in whole or in part at any time after the termination for any or no reason of the Investment Management Agreement in accordance with the provisions thereof in an amount equal to the Base Liquidation Preference plus accumulated and unpaid dividends (whether or not earned or declared) calculated as of the date of redemption.

         (b)  Distributions Upon Liquidation.

                   Upon the dissolution, liquidation or winding up of the
              affairs of the Company, whether voluntary or involuntary, the holder of the Special Share shall be entitled to receive and to be paid (or have set aside for payment) out of the assets of the Company available for distribution to its shareholders, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Company ranking junior to the Special Share upon dissolution, liquidation or winding up, an amount equal to the Base Liquidation Preference plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but not including) the date of final distribution in same day funds in connection with the liquidation of the Company. After the payment to the holder of the Special Share of the full preferential amounts provided for in this
              Section 3(b), the holder of the Special Share as such shall have no right or claim to any of the remaining assets of the Company.

         (c)  Pro Rata Distributions.

                   In the event the assets of the Company available for
              distribution to the holder of the Special Share upon any dissolution, liquidation, or winding up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holder is entitled pursuant to Section 3(b) above, no such distribution shall be made on account of any shares of any other class or series of Preferred Shares ranking on a parity with the Special Share with respect to the distribution of assets upon such dissolution, liquidation or winding up, unless proportionate distributive amounts shall be paid on account of the Special Share, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up; provided, however, that in no event shall such pro rata distribution be greater than the Base Liquidation Preference.

         (d)  Rights of Junior Shares.

                   Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the Special Share with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company, after payment shall have been made in full to the holder of the Special Share as provided in Section 3(b) above, but not prior thereto, any other series or class or classes of shares ranking junior to the Special Share with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holder of the Special Share shall not be entitled to share therein.

         (e)  Certain Events Not Constituting Liquidation.

                   Neither the sale of all or substantially all of the property or business of the Company, nor the merger or consolidation of the Company into or with any legal entity nor the merger or consolidation of any legal entity into or with the Company shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 3.

         (f) Clarification. For the avoidance of doubt, the phrase "whether or not earned" as used in this Section 3 shall not be deemed to imply that the holder of the Special

              Share would be entitled to any amounts pursuant to this Section 3 in respect of dividends calculated under clause (ii) of Section 2(b) above unless such amounts are actually earned in accordance with the terms of such clause (ii).

Section  4.   Asset Coverage. The Company shall not issue or sell any Preferred
         Shares (including, without limitation, the Special Share) unless immediately thereafter the Preferred Shares (including, without limitation, the Special Share) will have an asset coverage of at least 200%, as required under the Investment Company Act. Furthermore, the Company may not declare or pay any dividend or distribution with respect to the Common Shares or purchase any of its outstanding Common Shares unless the Preferred Shares (including, without limitation, the Special Share) have, at the time of the dividend, distribution or purchase, an asset coverage of at least 200% after deducting the amount of the dividend, distribution or purchase price.

Section 5.    Voting Rights.

         (a)  General.

                   Except as otherwise provided in the Operating Agreement, the
              By-Laws or a resolution of the Board of Directors, or as required by applicable law, the holder of the Special Share shall have no power to vote on any matter except matters submitted to a vote of the Common Shares. In any matter submitted to a vote of the holders of the Common Shares, the holder of the Special Share shall be entitled to one vote, and the holders of the outstanding Preferred Shares, including the Special Share, and the Common Shares shall vote together as a single class; provided, however, that at any meeting of the Members of the Company held for the election of Directors, the holders of the outstanding Preferred Shares, including the Special Share, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes or series of Shares of the Company, to elect a number of the Company's Directors, such that following the election of Directors at the meeting of the Members, the Company's Board of Directors shall contain two Directors elected by the holders of the outstanding Preferred Shares, including the Special Share. Subject to Section 5(b) hereof, the holders of the outstanding Shares of the Company, including the holders of the outstanding Preferred Shares (including the Special Share) voting as a single class, shall elect the balance of the Directors.

         (b)  Right to Elect Majority of Board of Directors.

                   Subject to the rights of any creditors of the Company under applicable law, during any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number and/or composition of Directors constituting the Board of Directors shall be adjusted as necessary to permit the holders of outstanding Preferred Shares, including the Special Share, voting separately as one class (to the exclusion of the holders of all other securities and classes and series of Shares of the Company) to elect the number of Directors that, when added to the two Directors elected exclusively by the holders of Preferred Shares pursuant to Section 5(a) above, would constitute a simple majority of the Board of Directors as so adjusted. The

              Company and the Board of Directors shall take all necessary actions, including effecting the removal of Directors or amendment of the Operating Agreement, to effect an adjustment of the number and/or composition of Directors as described in the preceding sentence. A Voting Period shall commence:

              (i) if at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the Special Share equal to at least six months' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the dividend-disbursing agent for the payment of such accumulated dividends; or

              (ii) if at any time holders of any Preferred Shares are entitled to elect a majority of the Directors of the Company under the Investment Company Act or the Statement of Preferences creating any other Preferred Shares.

                   A Voting Period shall terminate when neither of the
              conditions in subsections (i) and (ii) above are continuing. Upon the termination of a Voting Period, the voting rights described in this Section 5(b) shall cease, subject always, however, to the reverting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this
              Section 5(b).

              (c)   Right to Vote with Respect to Certain Other Matters.

                   So long as the Special Share is outstanding, the Company
              shall not, without the affirmative vote or consent of the holder of the Special Share present and voting on such matter, voting separately as one class, amend, alter or repeal the provisions of the Operating Agreement or this Statement of Preferences, so as to materially and adversely affect the rights, powers or preferences of the Special Share; provided that a merger or consolidation that would adversely affect the rights, powers or preferences of the Special Share may be consummated without the consent of the holder of the Special Share, if such holder receives 90 days' prior written notice thereof. To the extent permitted under the Investment Company Act, in the event that more than one series of Preferred Shares are outstanding, the Company shall not effect any of the actions set forth in the preceding sentence which materially and adversely affect the rights and preferences set forth in the Statement of Preferences for a series of Preferred Shares differently than such rights and preferences for any other series of Preferred Shares without the affirmative vote or consent of the holders of at least a majority of the Preferred Shares outstanding and present and voting on such matter of each series adversely affected (each such adversely affected series voting separately as a class). Notwithstanding anything that may be contained herein to the contrary, the holder of the Special Share shall not be entitled to vote on any matter that solely affects the rights or interests of one or more other series of Preferred Shares or Common Shares. In the event a vote of the holders of Preferred Shares is required pursuant to the provisions of Section 13(a) of the Investment Company Act, the Company shall notify any rating agency rating any series of Preferred Shares at least ten Business Days prior to any such vote.

              Unless a higher percentage is required under the Operating Agreement, By-Laws or applicable provisions of Delaware law or the Investment Company Act, the affirmative vote of the holders of a majority of the outstanding Preferred Shares, voting as a separate class, will be required to approve (i) any plan of reorganization (as such term is used in the Investment Company
              Act) adversely affecting the Preferred Shares, (ii) any action requiring a vote of security holders under Section 13(a) of the Investment Company Act, or (iii) any conversion of the Company from a closed-end to an open-end investment company. For purposes of this Section 5(c), the phrase "vote of the holders of a majority of the outstanding Preferred Shares" (or any like phrase) shall mean, in accordance with Section 2(a)(42) of the Investment Company Act, the vote, at the annual or a special meeting of the Members of the Company duly called, of the lesser of (i) 67% or more of the Preferred Shares present at such meeting and entitled to vote on such matter, if the holders of more than 50% of the outstanding Preferred Shares entitled to vote on such matter are present or represented by proxy; and (ii) more than 50% of the outstanding Preferred Shares entitled to vote on such matter. The class vote of holders of Preferred Shares described above will in each case be in addition to a separate vote of the requisite percentage of Common Shares and Preferred Shares, including the Special Share, voting together as a single class, necessary to authorize the action in question. An increase in the number of authorized Preferred Shares pursuant to the Operating Agreement or the issuance of additional shares of any series of Preferred Shares (other than the Special Share) pursuant to the Operating Agreement shall not in and of itself be considered to adversely affect the rights and preferences of the Preferred Shares.

              (d)  Voting Procedures.

                   (i) As soon as practicable after the accrual of any right of the holders of Preferred Shares, including the Special Share, to elect additional Directors as described in Section 5(b) above, the Board of Directors of the Company shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 45 days after the date of mailing of such notice. If the Board of Directors does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed or such other date as the Board of Directors shall determine. At any such special meeting and at each meeting of holders of Preferred Shares, including the Special Share, held during a Voting Period at which directors are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of Shares of the Company), shall be entitled to elect the number of Directors prescribed in Section 5(b) above on a one-vote-per-share basis. At any such meeting, or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

                   (ii) The terms of office of all persons who are Directors of the Company at the time of a special meeting of holders of Preferred Shares to elect Directors shall continue, notwithstanding the election at such meeting by such holders of the number of Directors that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent Directors elected by the holders of Preferred Shares, and the remaining incumbent Directors elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected Directors of the Company.

                   (iii) Simultaneously with the termination of a Voting
                         Period, the terms of office of the additional Directors elected by the holders of Preferred Shares pursuant to
                         Section 5(b) above shall terminate, the remaining Directors shall constitute the Directors of the Company and the voting rights of such holders of Preferred Shares, including the Special Share, to elect additional Directors pursuant to Section 5(b) above shall cease, subject to the provisions of the last sentence of Section 5(b). Upon the expiration of the terms of the Directors elected by the holders of Preferred Shares pursuant to Section 5(b) above, the number of Directors shall be automatically reduced to the number of Directors on the Board of Directors immediately preceding such Voting Period.

              (e)  Exclusive Remedy.

                   Unless otherwise required by law, the holder of the Special
              Share shall not have any rights or preferences other than those specifically set forth herein or in the Operating Agreement. The holder of the Special Share shall have no preemptive rights or rights to cumulative voting. In the event that the Company fails to pay any dividends on the Special Share, the exclusive remedy of the holder shall be the right to vote for Directors pursuant to the provisions of this Section 5.

Section  6.   Book-Entry. The Special Share will be issued in book entry form, and the holder of the Special Share will not be entitled to a share certificate therefor unless the Board of Directors approves the issuance of a Special Share certificate.

Section  7.   Transfers of Special Share. In addition to the requirements for transfer set forth in the Operating Agreement, no Transfer of the Special Share shall be made to any Person (other than the Company) without the consent of the Company which shall not be unreasonably withheld.

Section  8.   Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with this Statement of Preferences, as it may deem expedient concerning the issue, transfer and registration of any certificates (if any such certificates are issued) for the Special Share. It may appoint, or authorize any officer or officers of the Company to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars.

Section  9.   Other Rights or Preferences. Unless otherwise required by law, the
         Special Share shall not have any rights or preferences other than those set forth herein or in the Operating Agreement.

Section 10. Headings Not Determinative. The headings contained in this Statement are for convenience of reference only and shall not affect the meaning or interpretation of this Statement.

Section 11. Member of the Company. The registered holder of the Special Share shall be automatically admitted as a Preferred Member of the Company.

         IN WITNESS WHEREOF, YORK ENHANCED STRATEGIES FUND, LLC has caused these presents to be signed as of November 17, 2005 in its name and on its behalf by its President and attested by an Authorized Person. Said officers of the Company have executed this Statement as officers and not individually, and the obligations and rights set forth in this Statement are not binding upon any such officers, or the directors or shareholders of the Company, individually, but are binding only upon the assets and property of the Company.


                                   YORK ENHANCED STRATEGIES FUND, LLC



                                   By:      _____________________________
                                   Name:    Jeffrey A. Weber
                                   Title:   President


                                   Attest:  _____________________________
                                            Name:
                                            Title:

                                  APPENDIX C

                           Form of Notice of Transfer

                                    [DATE]

York Enhanced Strategies Fund, LLC
c/o York Enhanced Strategies Management, LLC
767 Fifth Avenue
17th Floor
New York, New York  10153
Attention:  [_________________]
Fax: (212) 300-1301
Tel: (212) 300-1300

Ladies and Gentlemen:

This letter (the "Transfer Certificate") is to advise you that [_______________] (the "Purchaser") will purchase (contingent only upon the approval of such purchase by York Enhanced Strategies Fund, LLC, a Delaware limited liability company (the "Company")) in a private resale (the "Purchase") from [___________________] (the "Seller") [insert number or amount] of [Common Shares (the "Shares") or the Seller's Common Share Commitment (the "Commitment")] issued pursuant to the Operating Agreement of the Company dated as of [_____________, 2005] (as amended, modified or supplemented from time to time, the "Operating Agreement"). Capitalized terms used herein and not defined have the respective meanings assigned to them in the Operating Agreement, a copy of which has been provided to the undersigned by the Seller. The Seller has also provided to the Purchaser the final Private Placement Memorandum, dated [OCTOBER __, 2005], relating to the Common Shares of the Company, together with any supplements thereto (the "Private Placement Memorandum"); the Subscription Agreement, dated as of [________], 2005, by and between the Company and the initial purchaser of the Shares (the "Subscription Agreement"); and any other written materials furnished or made available to the Seller by or on behalf of the Company and relating to the purchase of the Shares (collectively, the "Offering Materials").

The undersigned hereby irrevocably agrees, represents and warrants on behalf of the Purchaser that:

1. The Purchaser has received from the Investment Manager and has truthfully and accurately completed and returned to the Investment Manager a subscription agreement, which is attached hereto, and the representations and warranties made by the Purchaser in such subscription agreement, including, without limitation, the representations and warranties relating to the Purchaser's status as an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, as a "qualified client" within the meaning of Rule 205-3 promulgated under the Advisers Act and as a "qualified purchaser" with the meaning of Section 2(a)(51)(A) of the Investment

         Company Act and the regulations promulgated thereunder, accurately describe the status of the Purchaser. The Purchaser understands that the Company and the Investment Manager will rely on the representations and warranties made by the Purchaser in the subscription agreement in determining the eligibility of the Purchaser to purchase the Shares.

2. If the Purchaser resells or transfers all or any portion of the Shares, the Purchaser will obtain from each purchaser or transferee a letter containing the same representations and agreements as set forth herein and will have such purchaser or transferee complete a subscription agreement.

3. The Purchaser (i) hereby agrees that this Transfer Certificate may be attached to the Operating Agreement and (ii) by executing and delivering this Transfer Certificate, with the consent of the Company, hereby becomes a Substituted Member under the Operating Agreement and agrees to be bound by all the terms thereof.

4. The Purchaser hereby constitutes and appoints the Investment Manager its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for the Purchaser and in its name, place and stead, in any and all capacities, to take any and all actions as are authorized by the power of attorney contained in the Operating Agreement.

         The power of attorney granted hereby shall be deemed an irrevocable special power of attorney, coupled with an interest, which the Investment Manager may exercise for the Purchaser by the signature of the Company or by listing the Purchaser as a Member, and executing any instrument with the signature of the Company as attorney-in-fact for the Purchaser. This grant of authority shall survive the assignment by the Purchaser of all or any portion of its Shares or Common Share Commitment, except where the assignment is of the Purchaser's entire interest in the Company and the assignee thereof with the consent of the Board of Directors is admitted as a Substituted Member; provided, however, that this power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the Board of Directors to effect such substitution.

5. The Purchaser agrees to bear all of the Company's expenses and costs incurred in connection with the Transfer and substitution, including all legal fees and filing fees.

6. If the Purchaser acquires the obligations of the Transferor under the Transferor's Common Share Commitment with respect to all or any portion of such Common Share Commitment, the Purchaser hereby agrees to assume and timely and faithfully complete all of the Transferor's obligations with respect to such Common Share Commitment and assume all other obligations of the Transferor under the Operating Agreement.

7. [THE PURCHASER ACKNOWLEDGES THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A OF THE SECURITIES ACT AND CAN THEREFORE HOLD GLOBAL SECURITIES.] [OR] [THE PURCHASER ACKNOWLEDGES THAT IT IS INELIGIBLE TO HOLD GLOBAL SECURITIES AND THEREFORE MUST HAVE A PHYSICAL SECURITY DELIVERED TO IT.]

Very truly yours,

[NAME OF PURCHASER]

                                        Address:
By:  ________________________                         __________________________
     Name:
     Title:                                           __________________________


This Transfer Certificate shall constitute (i) the notice of Transfer required under subsection 11.2(a)(iii) of the Operating Agreement and (ii) the instrument of transfer required under subsection 11.2(b)(ii) of the Operating Agreement.

[NAME OF SELLER]

                                        Address:
By:  ________________________                         __________________________
     Name:
     Title:                                           __________________________


The undersigned, on behalf of the Company, hereby acknowledges receipt of this Transfer Certificate and acknowledges and agrees that this Transfer Certificate shall constitute the notice of Transfer required under subsection 11.2(a)(iii) of the Operating Agreement and the instrument of transfer required under subsection 11.2(b)(ii) of the Operating Agreement. The undersigned, on behalf of the Company, hereby consents to the Transfer which is the subject of this notice of Transfer pursuant to subsections 11.2(a)(iii) and 11.2(b)(i) of the Operating Agreement and hereby acknowledges and agrees that the Purchaser shall become a Substituted Member under the Operating Agreement pursuant to subsection 11.2(b) of the Operating Agreement. The proper authorized Person of the Company will record on the books and records of the Company the Purchaser as a Member of the Company.

By: York Enhanced Strategies Management, LLC,
    Investment Manager of York Enhanced
    Strategies Fund, LLC

By: ___________________________
    Name:
    Title:

                                  Appendix D

                            Subscription Agreement

                                  Appendix E

                              Schedule of Members